UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 18, 1997
                                                 -------------------------------


                               Landec Corporation
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)




                                   California
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)




      0-27446                                             94-3025618
--------------------------------------------------------------------------------
(Commission File Number)                       (IRS Employer Identification No.)




3603 Haven Avenue, Menlo Park, California                      94025
--------------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)




Registrant's telephone number, including area code:      (415) 306-1650
                                                   -----------------------------

                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets.

         Pursuant to a Stock Purchase Agreement by and among the Registrant, Dock Resins Corporation ("Dock Resins"), a Delaware corporation and A. Wayne Tamarelli, dated April 18, 1997 (the "Purchase Agreement"), the Registrant acquired (the "Acquisition") all of the outstanding capital stock of Dock Resins in exchange for an aggregate of 396,039 shares of the Registrant's Common Stock, $3,262,861 in cash and a secured promissory note with principal amount of $8,500,000. Dock Resins is a manufacturer and marketer of specialty acrylic and other polymers. Based in Linden, New Jersey, Dock Resins' products are sold under the Doresco(TM) trademark throughout the United States in the coating, laminating, adhesives and printing ink industries. As a result of the Acquisition, Dock Resins has become a wholly owned subsidiary of the Registrant.

         Under  the  terms  of  the  Purchase  Agreement  and a  related  Escrow
Agreement dated April 18, 1997, $1,500,000 and the 396,039 shares of the Registrant's Common Stock will be held in escrow for the purpose of indemnifying the Registrant against certain liabilities of Dock Resins and Mr. Tamarelli. Such escrow will expire on April 18, 2002.

         The number of shares of the Registrant's Common Stock to be issued to Mr. Tamarelli was determined by arms-length negotiations between Mr. Tamarelli and the Registrant.

Item 7.    Financial Statements and Exhibits.

         (a)      Financial Statements of Business Acquired.

                  The   financial   statements   required  by  Rule  3-05(b)  of
Regulation S-X are expected to be filed by the Registrant within sixty (60) days of the date of this Report.

         (b)      Pro Forma Financial Information.

                  The financial statements required by Article 11 of Regulation S-X are expected to be filed by the Registrant within sixty (60) days of the date of this Report.

         (c)      Exhibits.

                  2.1 Stock Purchase Agreement (including exhibits thereto) by and among the Registrant, Dock Resins and A. Wayne Tamarelli dated April 18, 1997

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           Landec Corporation
                                           (Registrant)



Dated:  May 5, 1997                         By: /s/ Joy T. Fry
                                                --------------------------------
                                                Joy T. Fry
                                                Vice President of Finance and
                                                Administration and Chief
                                                Financial Officer

                               LANDEC CORPORATION

                                INDEX TO EXHIBITS
                                -----------------

Exhibit No.                       Exhibit Title
-----------                       -------------
2.1 Stock Purchase Agreement (including exhibits thereto) by and among the Registrant, Dock Resins and A. Wayne Tamarelli dated April 18, 1997

--------------------------------------------------------------------------------



                            STOCK PURCHASE AGREEMENT

                                      AMONG

                               LANDEC CORPORATION,

                             DOCK RESINS CORPORATION

                                       AND

                               A. WAYNE TAMARELLI




--------------------------------------------------------------------------------


                                 April 18, 1997



--------------------------------------------------------------------------------


                                          TABLE OF CONTENTS
                                          -----------------
                                                                                                       Page
                                                                                                       ----

ARTICLE I - SALE AND PURCHASE............................................................................1

         1.1 Purchase and Sale of Stock..................................................................1
         1.2 Purchase Price..............................................................................1
         1.3 Purchase Price Adjustment...................................................................2
         1.4 Closing.....................................................................................3
         1.5 Security for the Note.......................................................................4
         1.6 Section 338(h)(10) Matters..................................................................5

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER...............................................6

         2.1 Authority...................................................................................6
         2.2 Execution and Binding Effect................................................................6
         2.3 No Violation................................................................................6
         2.4 Consents and Approvals of Governmental Entities.............................................7
         2.5 Brokers and Finders.........................................................................7
         2.6 Ownership of Dock Stock.....................................................................7
         2.7 Restricted Shares; Rule 144.................................................................7
         2.8 Experience..................................................................................8
         2.9 Investment..................................................................................8
         2.10 Public Market; No Federal or State Approval................................................8
         2.11 Access to Data.............................................................................8

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF DOCK AND SHAREHOLDER.....................................8

         3.1 Organization................................................................................9
         3.2 Authority...................................................................................9
         3.3 Capital Structure...........................................................................9
         3.4 Execution and Binding Effect...............................................................10
         3.5 Consents and Approvals of Governmental Entities............................................10
         3.6 No Violation...............................................................................10
         3.7 Financial Statements.......................................................................10
         3.8 Absence of Certain Changes.................................................................11
         3.9 Absence of Undisclosed Liabilities.........................................................13
         3.10 Litigation................................................................................13
         3.11 Restrictions on Business Activities.......................................................13
         3.12 Governmental Authorization................................................................13
         3.13 Title to Property.........................................................................14
         3.14 Intellectual Property.....................................................................14
         3.15 Environmental Matters.....................................................................15
         3.16 Taxes.....................................................................................19


         3.17 Employee Benefit Plans....................................................................21
         3.18 Certain Agreements Affected by the Purchase...............................................23
         3.19 Employee Matters..........................................................................24
         3.20 Interested Party Transactions.............................................................24
         3.21 Insurance.................................................................................24
         3.22 Compliance With Laws......................................................................24
         3.23 Minute Books..............................................................................24
         3.24 Complete Copies of Materials..............................................................25
         3.25 Brokers and Finders.......................................................................25
         3.26 Customers and Suppliers...................................................................25
         3.27 No Subsidiaries...........................................................................25
         3.28 Representations Complete..................................................................25

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF LANDEC...................................................25

         4.1 Organization...............................................................................26
         4.2 Authority..................................................................................26
         4.3 Execution and Binding Effect...............................................................26
         4.4 Consent and Approvals......................................................................26
         4.5 No Violation...............................................................................26
         4.6 SEC Documents; Financial Statements........................................................27
         4.7 Access to Data.............................................................................27
         4.8 Representations Complete...................................................................27

ARTICLE V - ADDITIONAL AGREEMENTS.......................................................................28

         5.1 Confidentiality............................................................................28
         5.2 Public Disclosure..........................................................................28
         5.3 Compliance with ISRA.......................................................................28
         5.4 Section 338(h)(10) Election................................................................31
         5.5 Additional Tax Matters.....................................................................32
         5.6 Dock Employees.............................................................................32
         5.7 Best Efforts and Further Assurances........................................................32
         5.8 Use of Name; No Sale of Dock...............................................................33

ARTICLE VI - CONDITIONS TO THE CLOSING..................................................................33

         6.1 Conditions to Obligations of Each Party....................................................33
         6.2 Additional Conditions to Obligations of Shareholder and Dock...............................34
         6.3 Additional Conditions to the Obligations of Landec.........................................34

ARTICLE VII - SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION; ESCROW.......................36

         7.1 Survival of Representations................................................................36
         7.2 Indemnification by Shareholder.............................................................36
         7.3 Fraud......................................................................................38
         7.4 Indemnification by Landec..................................................................38

                                                       -ii-


         7.5 Indemnification Procedure..................................................................39
         7.6 Security and Payment of Claims.............................................................40

ARTICLE VIII - MISCELLANEOUS............................................................................41

         8.1 Notices....................................................................................41
         8.2 Force Majeure..............................................................................42
         8.3 No Agency..................................................................................42
         8.4 Severability...............................................................................42
         8.5 Assignment and Succession..................................................................43
         8.6 Amendments and Waivers.....................................................................43
         8.7 Further Assurances.........................................................................43
         8.8 Absence of Third-Party Beneficiaries.......................................................43
         8.9 Governing Law..............................................................................43
         8.10 Interpretation............................................................................43
         8.11 Entire Agreement..........................................................................44
         8.12 Counterparts..............................................................................44
         8.13 Expenses..................................................................................44
         8.14 Consents..................................................................................44
         8.15 Headings..................................................................................44
         8.16 Arbitration...............................................................................44
         8.17 United States Dollars.....................................................................45


Schedules
---------

     Schedule 1.3......................................Adjusted Pre-Closing Balance Sheet
     Schedule 3.7....................................................Financial Statements
     Schedule 3.13..........................................................Real Property
     Schedule 3.14..................................................Intellectual Property
     Schedule 3.15..................................................Environmental Matters
     Schedule 3.16(h)..................................C Corporation Net Operating Losses
     Schedule 3.17............................................................ERISA Plans
     Schedule 3.21..............................................................Insurance
     Schedule 7.2(c)..................................................Pre-Existing Claims
     Dock Resins Disclosure Schedule
     Landec Disclosure Schedule

Exhibits
--------

     Exhibit A..............................................................FIRPTA Notice
     Exhibit B..........................................................IRS FIRPTA Notice
     Exhibit C.......................................................Employment Agreement
     Exhibit D..................................................Non-Competition Agreement
     Exhibit E...........................................................Escrow Agreement
     Exhibit F1...........................................Legal Opinion of Landec Counsel
     Exhibit F2...................................Legal Opinion of Dock Corporate Counsel
     Exhibit F3...............................Legal Opinion of Dock Environmental Counsel
     Exhibit G1........................Confidentiality Agreement dated September 23, 1996
     Exhibit G2..........................Confidentiality Agreement dated December 4, 1996
     Exhibit H...............................................Liability Insurance Coverage
     Exhibit I............................................................Promissory Note
     Exhibit J.........................................................Lawsuit Assignment


                            Stock Purchase Agreement

         This Stock Purchase Agreement (the "Agreement") is entered into as of April 18, 1997, by and among Dock Resins Corporation, a New Jersey corporation ("Dock"), A. Wayne Tamarelli ("Shareholder"), and Landec Corporation, a California corporation ("Landec").

                                    RECITALS

         WHEREAS, Shareholder owns all of the issued and outstanding capital stock of Dock;

         WHEREAS, Landec desires to acquire from Shareholder, and Shareholder desires to sell to Landec, all of the outstanding shares of Dock on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS,   Dock  believes  it  is  in  its  best  interests  to  become wholly-owned by Landec;

         NOW,   THEREFORE,   in   consideration   of  the   mutual   agreements,
representations, warranties and covenants hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                SALE AND PURCHASE

         1.1 Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, Landec agrees to buy from Shareholder and Shareholder agrees to sell, transfer and deliver to Landec, at the Closing (as such term is hereinafter defined), all of the issued and outstanding shares of the capital stock of Dock (the "Dock Stock") free and clear of all liens, encumbrances, security interests, pledges, restrictions, options, voting trusts, agreements, proxies and other rights of third parties of any type or nature, except for such equitable liens as may exist in favor of Landec as of the Closing Date (as hereinafter defined), in exchange for an aggregate of $3,262,861 in immediately available funds, plus $8,500,000 in accordance with the terms of a promissory note, executed and delivered by Landec to the Shareholder at the Closing and in the form attached hereto as Exhibit I, (the "Note") the principal amount of which Note shall be subject to upwards or downwards adjustment as provided in
Section 1.3 and certain shares of the Common Stock, $0.001 par value, of Landec Corporation ("Landec Common Stock") together with an amount of cash, if any, payable pursuant to Section 1.2(a)(iii)(y) and 1.2(b) to the Shareholder, all as further described below.

         1.2 Purchase Price.

                  (a) Closing Consideration. Subject to the terms and conditions of this Agreement, including the upwards or downwards adjustment of the principal amount of the Note as provided in Section 1.3 hereof, at the Closing Landec agrees to:

                           (i)  deliver  by  wire  transfer  to  an  account  or
accounts designated by Shareholder $1,762,861 in immediately available funds (the "Closing Cash Consideration");

                           (ii) execute and deliver the Note to the Shareholder;

                           (iii)  (x) if the  average  closing  price of  Landec
Common Stock on the Nasdaq National Market for the five (5) trading days immediately prior to the Closing Date (as hereinafter defined) (the "Closing
Price") is greater than or equal to $5.00, deliver to Chase Trust Co. of California (the "Escrow Agent") a number of shares of Landec Common Stock which is equal to $2,000,000 divided by the Closing Price, which have been issued in the name of Shareholder, or

                                    (y) if the Closing Price is less than $5.00,
deliver 400,000 shares of Landec Common Stock to the Escrow Agent, issued in the name of Shareholder and deliver by wire transfer to an account or accounts designated by Escrow Agent an amount of cash equal to $2,000,000 less the product of 400,000 and the Closing Price in immediately available United States Dollars.

                           (iv)  deliver  by  wire  transfer  to an  account  or
accounts designated by the Escrow Agent $1,500,000 in immediately available funds;

The shares of Landec Common Stock to be delivered by Landec to Escrow Agent in accordance with the terms of this Section 1.2(a) shall hereinafter be referred to as the "Landec Shares" and the aggregate consideration to be delivered to the Escrow Agent in accordance with the terms of Section 1.2(a)(ii) and (iii) shall hereinafter be referred to as the "Escrow Consideration."

                  (b) Fractional Shares. Notwithstanding anything to the contrary in this Agreement, no fraction of a share of Landec Common Stock will be issued, but in lieu thereof Shareholder shall be entitled to receive from Landec an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction and the Closing Price.

         1.3 Purchase Price Adjustment.

                  (a) It is contemplated that the amount of the Net Assets ("Net Assets") of Dock as reflected on the Balance Sheet (hereinafter defined) will be not less than $4,047,936.

                  (b) Prior to the Closing Date Shareholder shall deliver to Landec a balance sheet of Dock reflecting the assets and liabilities of Dock as of the close of operations on February 28, 1997 (the "February 28 Balance Sheet"). The February 28 Balance Sheet shall reflect all of the assets and liabilities (including special adjustments made thereto by mutual agreement of the Parties), and all accruals of Dock as of such date and shall be prepared in accordance with Dock's historical practices and in accordance with GAAP.

                  (c) Within forty-five (45) days after the Closing Date Shareholder shall deliver to Landec a balance sheet of Dock, reflecting the assets and liabilities of Dock as of the close of operations on the Closing Date (the "Preliminary Balance Sheet"). The Preliminary Balance Sheet shall reflect the same type of assets and liabilities (including special adjustments made thereto by mutual agreement of the Parties), and the same type of accruals of Dock as described in Section 1.2(b) for the February 28 Balance Sheet, and shall reflect no changes in the financial condition of Dock from the February 28 Balance Sheet other than such changes as result from the conduct of Dock's business in the ordinary course during the period subsequent to the February 28 Balance Sheet and ending on the Closing Date.

                  (d) Within forty-five (45) days after its receipt of the Preliminary Balance Sheet, Landec shall notify Shareholder in writing of any exceptions it may have thereto with respect to the methods and procedures of valuation thereof or any other matter relating to the Preliminary Balance Sheet, and its reasons therefor. If Landec files no such exceptions, the Preliminary Balance Sheet shall be the "Balance Sheet" for purposes of this Agreement. In the event of any such exceptions are made, Landec and Shareholder shall negotiate in good faith to resolve such exceptions during the period commencing on the date of Shareholder's delivery of the Preliminary Balance Sheet to Landec and ending on the date which is 90 days thereafter (said period, the "Review Period"). In an effort to permit the parties to resolve any exceptions on a mutually satisfactory basis, each party and its accountants shall be entitled to a reasonable opportunity to review the relevant work papers and other supporting documentation used by the other party and its accountants in the creation and calculation of the other party's determinations with respect to the Preliminary Balance Sheet.

                  (e) In the event the parties are unable to resolve such exceptions during the Review Period, the parties shall, at shared cost and expense, submit their unresolved exceptions to arbitration in accordance with
Section 8.16 hereof.

                  (f) If the amount of the net assets on the Balance Sheet exceeds $4,047,936, Landec and Shareholder agree that the Note shall be amended and restated by Landec such that the principal amount thereof is increased by, as of the date of determination of the Balance Sheet, by an amount equal to such excess, and if the amount of the of the net assets on the Balance Sheet is less than $4,047,936, Landec and Shareholder agree that the Note shall be amended and restated such that the principal amount thereof is decreased, as of the date of determination of the Balance Sheet, by an amount equal to such deficiency.

         1.4 Closing.

                  (a) Closing Date. Subject to the terms and conditions of this Agreement, the transfer of the Dock Stock, Closing Cash Consideration, Note and Landec Stock contemplated hereby (the "Closing") shall take place at the offices of Reed Smith Shaw & McClay, Princeton Forrestal Village, 136 Main Street, Suite 250, Princeton, New Jersey 08540 at 4:30 p.m. local time on April 18, 1997 (the "Closing Date").

                  (b) Actions at the Closing. At the Closing, Landec, Dock and Shareholder shall take such actions and execute and deliver such agreements and other instruments and documents as necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms, including, without limitation, the following:

                           (i) Shareholder  and Dock shall deliver  certificates
representing the Dock Stock to Landec which have been duly endorsed for transfer to Landec by Shareholder;

                           (ii)  Shareholder  shall  deliver  the  certificates,
instruments and documents described in Section 6.3 hereof to Landec;

                           (iii) Landec shall deliver to Shareholder the Closing
Cash Consideration (less any expenses incurred in connection with the Letter of Credit as set forth in Section 1.5(b) hereof and any payments made directly to Summit Bank pursuant to clause (viii) hereof), such sums, if any, due Shareholder under Sections 1.2(a)(iii)(y) and/or 1.2(b) hereof and the Note;

                           (iv)  Landec  shall issue  and/or  deliver the Escrow
Consideration to the Escrow Agent;

                           (v)   Landec   shall   deliver   the    certificates,
instruments and documents described in Section 6.2 hereof to Shareholder;

                           (vi) Landec, Dock and Shareholder shall enter into an
Employment Agreement and Non-Competition Agreement in substantially the form attached hereto as Exhibits C and D, respectively;

                           (vii) Landec,  Shareholder and the Escrow Agent shall
enter into an Escrow Agreement in substantially the form attached hereto as Exhibit E (the "Escrow Agreement"); and

                           (viii)  Shareholder shall deliver an advice of credit
and payment instruction to Landec to pay such amounts as are owing to Summit Bank by Obligor Number 2381229859 (as defined in the internal records of such
Bank) under Obligation numbers (as defined in the internal records of such Bank) 0083 and 0091 and by Obligor Number 2381683352 under Obligation number 0018 (collectively the "Loans") on behalf of such Obligors, such payment to be deducted from the Closing Cash Consideration otherwise payable to the Shareholder as hereinabove provided and Landec shall deliver such amounts as are owed by such Obligors to Summit Bank in full satisfaction of any such amounts owing.

         1.5 Security for the Note.

                  (a) In order to secure payment of the Note (including all amendments and restatements thereof in accordance with Section 1.3(f) hereof) Landec shall cause to be issued by Bank of America (or such other bank as is requested by the Shareholder in his sole discretion), (the "Issuing Bank") at the Closing, an irrevocable, non-transferable, direct pay Letter of Credit for the benefit of the Shareholder (the "Letter of Credit") having a termination date on a date which is ten (10) days after the stated maturity date of the Note (the "Letter of Credit Termination Date"). The Letter of Credit shall be in the amount of $8,837,638.89 which represents $8,500,000 of principal on the Note plus an interest component equal to 260 days interest on said principal amount of the Note at a simple interest rate of interest of 5.5% per annum. In the event that the principal amount of the Note is increased or decreased, as the case may be, under Section 1.3(f) hereof, Shareholder shall return the Letter of Credit issued at Closing upon issuance to him of a replacement Letter of Credit which Landec shall cause to be issued to Shareholder by the Issuing Bank as promptly as possible after the adjustment under Section 1.3(f) is final as between the Parties, in an amount increased or decreased, as the case may be, as shall be necessary to reflect the increase or decrease specified in Section 1.3(f).

                  (b) Any fees and expenses of the Issuing Bank in connection with the issuance of the Letter of Credit or any substitute Letter of Credit issued reflecting any increase or decrease in the principal amount of the Note pursuant to Section 1.3(f) hereof shall be paid by the Shareholder's issuance of an advice of credit and payment instruction to Landec to pay such fees and expenses on behalf of the Shareholder, such payment to be deducted from the Closing Cash Consideration otherwise payable to the Shareholder as hereinabove provided, or by wire transfer to an account or accounts designated by Landec upon presentation to Shareholder of an invoice therefor, as appropriate.

                  (c) The Letter of Credit shall provide that the Shareholder, as the stated beneficiary thereof, shall have the right to draw upon the Letter of Credit only for the following purpose: to pay the principal of and the accrued but unpaid interest on the Note when due in accordance with the terms of the Note.

                  (d) Landec shall deposit $8,837,638.89 with the Issuing Bank as collateral for the Letter of Credit. As a result, the Shareholder acknowledges that Landec shall have no liability with respect to the Letter of Credit if the Issuing Bank fails to make any payment with respect to the Letter of Credit.

         1.6 Section 338(h)(10) Matters.

                  (a) Within sixty (60) days after the Closing Date (the "338 Review Period"), Landec shall conduct, or cause to be conducted, at its sole cost and expense, a valuation of the tangible and intangible assets of Dock for purposes of permitting Landec and the Shareholder to make the 338 Elections (as hereinafter defined).

                  (b) Prior to the end of the 338 Review Period, Landec shall deliver to the Shareholder its final fair market valuation of such assets and its final calculation of the Shareholder's incremental Federal and State of New Jersey incremental tax liabilities (the "Shareholder 338 Amount"). Shareholder shall thereafter have thirty (30) days within which to review such items and to inform Landec, in writing, as to whether the Shareholder accepts or rejects the calculation of the Shareholder 338 Amount. In an effort to permit the Parties to resolve any disagreements on a mutually satisfactory basis, each Party and its accountants shall be entitled to a reasonably opportunity to review the relevant work papers and other supporting documentation used by the other party and its accountants in the creation and calculation of the other Party's determinations with respect to the Shareholder 338 Amount.

                  (c) If the Parties have not mutually resolved the calculation of the Shareholder 338 Amount, the Parties shall, at shared cost and expense, submit their disagreement to arbitration in accordance with the provisions of
Section 8.16 of this Agreement.

                  (d) Within ten (10) days of the final determination of the Shareholder 338 Amount, Landec shall pay to the Shareholder, in immediately available funds by wire transfer to an account specified by the Shareholder, a sum equal to the Shareholder 338 Amount determined as aforesaid plus an amount equal to the federal and New Jersey state taxes to be paid by Shareholder in respect of the receipt of the Shareholder 338 Amount (assuming such Shareholder 338 Amount is taxable at the highest relevant marginal rates of tax in effect with regard to such payment for each respective governmental taxing authority as of the date of determination of the Shareholder 338 Amount(collectively with the Shareholder 338 Amount, the "Aggregate Gross-Up")).

                  (e) Notwithstanding any provision hereof to the contrary, the Parties hereby agree that the Aggregate Gross Up paid to the Shareholder hereunder shall not exceed $865,000.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

                  Each representation and warranty set forth below is qualified by any exceptions or disclosures set forth in the Shareholder/Dock Disclosure Schedule attached hereto, which exceptions specifically reference the Section(s) to be qualified. In all other respects, each representation and warranty set out in this Article II is not qualified in any way whatsoever (except as set forth within the text of such representation) will not merge on Closing or by reason of the execution and delivery of any agreement, document or instrument on Closing, will remain in force on and after the Closing Date until such date as set forth in Section 7.1 hereof, is given with the intention that liability is not confined to breaches discovered before Closing, is separate and independent and is not limited by reference to any other representation or warranty or any other provision of this Agreement, and is made and given with the intention of inducing Landec to enter into this Agreement. Shareholder represents and warrants to Landec as follows:

         2.1 Authority. Shareholder has full power and authority to execute and deliver this Agreement (and all other agreements and instruments contemplated hereunder) and perform his obligations hereunder and thereunder.

         2.2 Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes, and the other agreements and instruments to be executed and delivered by Shareholder pursuant hereto, upon their execution and delivery by Shareholder, will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by Landec, Dock and Escrow Agent), legal, valid and binding agreements of Shareholder, enforceable against Shareholder in accordance with their respective terms.

         2.3 No Violation. Neither the execution, delivery and performance of this Agreement and all of the other agreements and instruments to be executed and delivered pursuant hereto, nor the consummation of the transactions contemplated hereby or thereby, will, with or without the passage of time or the delivery of notice or both, (i) conflict with or result in a violation or breach of, or constitute a default or require consent of any third party (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any notice, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which Shareholder is a party or by which the Dock Stock may be bound, or (ii) violate any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") applicable to Shareholder or by which the Dock Stock is be bound.

         2.4 Consents and Approvals of Governmental Entities. There is no requirement applicable to Shareholder to make any filing, declaration or registration with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity as a condition to the lawful consummation by Shareholder of the transactions on his part to perform as contemplated by this Agreement and the other agreements and instruments to be executed and delivered by Shareholder pursuant hereto or the consummation by Shareholder of the transactions on his part to perform as contemplated herein or therein.

         2.5 Brokers and Finders. Shareholder has not employed any broker or finder or incurred any liability for any brokerage fee, commission or finders fee in connection with the transactions contemplated by this Agreement.

         2.6 Ownership of Dock Stock. Shareholder holds of record and owns beneficially all of the outstanding shares of the capital stock of Dock, free and clear of any restrictions on transfer and any taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. Shareholder is neither (i) a party to any option, warrant, purchase right or other contract of commitment that could require him to sell, transfer or otherwise dispose of any of the Dock Stock, nor (ii) a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any of the Dock Stock.

         2.7 Restricted Shares; Rule 144; Rule 145. Shareholder is aware that the Landec Shares may not be sold unless registered under the Securities Act or an exemption from such registration is available. Shareholder is aware of the provisions of Rules 144 and 145 promulgated under the Securities Act of 1933, as amended (the "33 Act") which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations. Shareholder is further aware that the Landec Shares shall bear the following legends:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED

                  OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

                  THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH THE PROVISIONS OF SUCH RULE OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933."

         2.8 Experience. Shareholder represents that he is an "Accredited Investor" as defined in Rule 501(a) of Regulation D of the 33 Act.

         2.9 Investment. Shareholder is acquiring the Landec Shares for investment for his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. He understands that the Landec Shares have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon among other thing, the bona fide nature of the investment intent and the accuracy of Shareholder's representations as expressed herein.

         2.10 Public Market; No Federal or State Approval. Shareholder understands that while a public market currently exists for Landec Common Stock, Landec has made no assurances that a public market will continue to exist in the future. Shareholder understands that no Federal or state agency has passed upon the Landec Shares or made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the Landec Shares.

         2.11 Access to Data. Shareholder has had an opportunity to discuss Landec's business, management and financial affairs with its management. Shareholder has also had opportunity to ask questions of officers of Landec, which questions were answered to his satisfaction.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF DOCK AND SHAREHOLDER

                  Each representation and warranty set forth below is qualified by any exceptions or disclosures set forth in the Shareholder/Dock Disclosure Schedule attached hereto, which exceptions specifically reference the Section(s) to be qualified. In all other respects, each representation and warranty set out in this Article III is not qualified in any way whatsoever (except as set forth within the text of such representation) will not merge on Closing or by reason of the execution and delivery of any agreement, document or instrument on Closing, will remain in force on and after the Closing Date until such date as set forth in Section 7.1 hereof, is given with the intention that liability is not confined to breaches discovered before Closing, is separate and independent and is not limited by reference to any other representation or warranty or any other provision of this Agreement, and is made and given with the intention of inducing the Landec to enter into this Agreement. Each of Dock and Shareholder represents and warrants to Landec as follows:

         3.1 Organization. Dock is a corporation duly formed and validly existing under the laws of its jurisdiction of incorporation and has full corporate power and authority and legal right to own and operate its assets and to carry on its business as presently conducted, to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by it, and to consummate the transactions contemplated hereby and thereby. Dock is qualified to do business and is in good standing in each jurisdiction in which it is required to be qualified, except in jurisdictions in which the failure to qualify, in the aggregate, would not have a Material Adverse Effect. As used herein the term "Material Adverse Effect" means any change or effect that is, or is likely to be materially adverse to the business, assets (including intangible assets), financial condition, results of operations or prospects of Dock, either individually or in the aggregate. Dock has delivered a true and correct copy of its articles of incorporation and bylaws, each as amended to date, to Landec.

         3.2 Authority. The execution and delivery of this Agreement (and all other agreements and instruments contemplated hereunder) by Dock and the performance by Dock of its obligations hereunder and thereunder have been duly authorized by all necessary action by the Board of Directors and Shareholder of Dock, and no other act or proceeding on the part of or on behalf of Dock or its Shareholder is necessary to approve the execution and delivery of this Agreement and such other agreements and instruments and the performance by Dock of its obligations hereunder and thereunder. The signatory officers of Dock have the power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Dock pursuant hereto, to consummate the transactions hereby and thereby contemplated and to take all other actions required to be taken by Dock pursuant to the provisions hereof and thereof.

         3.3 Capital Structure. The authorized capital stock of Dock consists of 2,500 shares of Common Stock, no par value of which there were issued and outstanding as of the close of business on the Closing Date 225 shares. There are no other outstanding shares of capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities of Dock. All outstanding shares of Dock capital stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Dock or any agreement to which Dock is a party or by which it is bound. Shareholder is the sole shareholder of Dock. There are no other outstanding shares of capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities.

         3.4 Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by Dock and constitutes, and the other agreements and instruments to be executed and delivered by Dock pursuant hereto, upon their execution and delivery by Dock, will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by Landec, Shareholder and Escrow Agent), legal, valid and binding agreements of Dock, enforceable against Dock in accordance with their respective terms.

         3.5 Consents and Approvals of Governmental Entities. There is no requirement applicable to Dock to make any filing, declaration or registration with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity as a condition to the lawful consummation by Dock of the transactions contemplated by this Agreement and the other agreements and instruments to be executed and delivered by Dock pursuant hereto or the consummation by Dock of the transactions contemplated herein or therein except for such permit, authorization, consent or approval which, if not obtained or made, would not have a Material Adverse Effect and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

         3.6 No Violation. Neither the execution, delivery and performance of this Agreement and all of the other agreements and instruments to be executed and delivered pursuant hereto, nor the consummation of the transactions contemplated hereby or thereby, will, with or without the passage of time or the delivery of notice or both, (a) conflict with, violate or result in any breach of the terms, conditions or provisions of the articles of incorporation or bylaws of Dock, (b) conflict with or result in a violation or breach of, or constitute a default or require consent of any person or entity (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any notice, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which Dock is a party or by which Dock or any of the properties or assets of Dock may be bound, (c) violate any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any Governmental Entity applicable to Dock or by which any properties or assets of Dock may be bound, or (d) result in any cancellation of, or obligation to repay, any grant, loan or other financial assistance received by Dock from any Governmental Entity. No "bulk sales" legislation applies to the transactions contemplated by this Agreement.

         3.7 Financial Statements. Attached hereto as Schedule 3.7 are the following financial statements of Dock (the "Financial Statements"): the audited financial statements as of, and for the fiscal years ended December 31, 1993, December 31, 1994, December 31, 1995 and December 31, 1996 and the unaudited financial statements as of, and for the two (2) month period ended February 28, 1997. The Balance Sheet of Dock as of February 28, 1997 included in the Financial Statements shall be referred to herein as the February 28 Balance Sheet. The Financial Statements (including any notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Dock as of such dates and the results of operations of Dock for such periods, are correct and complete, and are consistent with the books and records of Dock, which books and records are complete.

         3.8 Absence of Certain Changes. Since February 28, 1997 (the "Balance Sheet Date"), Dock has conducted its business in the ordinary course consistent with past practice and has not without the prior written approval of Landec:

                  (a) Charter Documents. Caused or permitted any amendments to its articles of incorporation or bylaws;

                  (b) Dividends; Changes in Capital Stock. Declared or paid any dividends on or made any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combined or reclassified any of its capital stock or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchased or otherwise acquired, directly or indirectly, any shares of its capital stock except as to any special adjustments as agreed to by the parties and reflected in Adjusted Pre-Closing Balance Sheet;

                  (c) Material Contracts. Entered into any contract or commitment, or violated, amended or otherwise modified or waived any of the terms of any of its contracts, which could have a Material Adverse Effect, individually or in the aggregate, other than in the ordinary course of business consistent with past practice;

                  (d) Issuance of Securities. Issued, delivered or sold or authorized or proposed the issuance, delivery or sale of, or purchased or proposed the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

                  (e) Intellectual Property. Transferred to any person or entity any rights to its Intellectual Property (as hereinafter defined) other than in the ordinary course of business consistent with past practice;

                  (f) Exclusive Rights. Entered into or amended any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

                  (g) Dispositions. Sold, leased, licensed or otherwise disposed of or encumbered any of its properties or assets whose absence would have a Material Adverse Effect, individually or in the aggregate, to its business, taken as a whole, except in the ordinary course of business consistent with past practice or as to any special adjustments as agreed to by the parties and reflected in Adjusted Pre-Closing Balance Sheet.

                   (h) Indebtedness. Incurred any indebtedness for borrowed money or guaranteed any such indebtedness or issued or sold any debt securities or guaranteed any debt securities of others except borrowings under existing lines of credit not to exceed $35,000 in the aggregate;

                  (i) Leases. Entered into operating lease with aggregate expected payments in excess of $35,000;

                  (j) Payment of Obligations. Paid, discharged or satisfied in an amount in excess of $35,000 in any one case or $100,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) other than (i) those arising in the ordinary course of business, (ii) the payment, discharge or satisfaction of liabilities reflected or reserved against in the Financial Statements, or (iii) payments to prepay its existing bank line of credit;

                  (k)  Capital  Expenditures.  Made  any  capital  expenditures, capital additions or capital improvements requiring an aggregate expenditure by Dock in excess of the appropriately pro-rated portion of the capital expenditures set forth on the Disclosure Schedule;

                  (l) Insurance. Materially reduced the amount of any material insurance coverage provided by existing insurance policies;

                  (m) Termination or Waiver. Terminated or waived any right of material value, other than in the ordinary course of business;

                  (n) New Hires; Pay Increases. Adopted or amended any employee benefit or stock purchase or option plan, or hired any new director level or officer level employee, paid any special bonus or special remuneration to any employee or director, or increased the salaries or wage rates of its employees, other than in the ordinary course of business consistent with past practices;

                  (o) Severance Arrangements. Granted any severance or termination pay (i) to any director or officer or (ii) to any other employee except grants which are made in the ordinary course of business in accordance with its standard past practice;

                  (p) Lawsuits. Commenced a lawsuit other than for the routine collection of bills unless it has received the prior written approval of Landec or unless Dock would suffer the legal remedies of a waiver or laches as a result of this Subsection 3.8(p);

                  (q) Acquisitions. Acquired or agreed to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquired or agreed to acquire any assets which are material, individually or in the aggregate, to its business, taken as a whole;

                  (r) Taxes. Ceased to qualify as an S corporation for federal and all applicable state income tax purposes and other than in the ordinary course of business, made or changed any material election in respect of Taxes, adopted or changed any accounting method in respect of

Taxes or consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (s) Revaluation. Revalued any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business or as to any special adjustments as agreed to by the parties and reflected in Adjusted Pre-Closing Balance Sheet; or

                  (t) Other. Agreed in writing or otherwise to take, any of the actions described in Sections 3.8(a) through (s) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

Notwithstanding anything in this Agreement to the contrary, no disclosure of any actions of Dock or Shareholder on the Disclosure Schedule with respect to the matters discussed in subsection 3.8(k) hereof shall have the effect of obligating Landec in any way to continue or complete any project or practice so disclosed.

         3.9 Absence of Undisclosed Liabilities. Dock has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the February 28 Balance Sheet (as hereinafter defined), (ii) those incurred in the ordinary course of business and which would not be required to be set forth in the February 28 Balance Sheet as prepared under GAAP, and (iii) those incurred in the ordinary course of business since the Balance Sheet Date and consistent with past practice.

         3.10 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Dock or Shareholder, threatened against Dock or any of its properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There is no judgment, decree or order against Dock or, to the knowledge of Dock or Shareholder, any of its directors or officers (in their capacities as such), that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect. Notwithstanding anything in this Agreement to the contrary, no disclosure of any action, suit, proceeding, claim, arbitration or investigation, whether active or threatened, on the Disclosure Schedule hereto, whether referenced in Section 3.10 of the Disclosure Schedule or any other Section of the Disclosure Schedule, shall have the effect of relieving Shareholder from his obligations to indemnify Landec with respect to the effects of any such action, suit, proceeding, claim, arbitration or investigation pursuant to Article VII hereof.

         3.11 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon Dock which has or could be expected to have the effect of prohibiting or impairing any current or future business practice of Shareholder or Dock, any acquisition of property by Dock or the conduct of business by Dock as currently conducted or as proposed to be conducted by Dock except where such consequence would not have a Material Adverse Effect, individually or in the aggregate.

         3.12 Governmental Authorization. Dock has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Dock currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Dock's business or the holding of any such interest ((i) and (ii) herein collectively called "Dock Authorizations"), and all of such Dock Authorizations are in full force and effect, except where the failure to obtain or have any of such Dock Authorizations could not reasonably be expected to have a Material Adverse Effect.

         3.13 Title to Property. Dock has good and valid title to all of its properties, interests in properties and assets, real and personal, reflected in the February 28 Balance Sheet or acquired after the Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Balance Sheet Date in the ordinary course of business or as to any special adjustments as agreed to by the parties and reflected in Adjusted
Pre-Closing Balance Sheet), or in the case of leased properties and assets, valid leasehold interests in such assets, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the February 28 Balance Sheet. The plants, property and equipment of Dock that are used in the operations of the businesses are in good operating condition and repair except (a) to the extent that the operating condition of such assets would not have a Material Adverse Effect, or
(b) to the extent that such operating condition results from regular maintenance as would be expected in the ordinary conduct of Dock's business. All properties used in the operations of Dock are reflected in the February 28 Balance Sheet to the extent GAAP require the same to be reflected. Schedule 3.13 identifies each parcel of real property owned or leased by Dock. Notwithstanding anything in this Agreement to the contrary, no disclosure of any actions of Dock or Shareholder on the Disclosure Schedule with respect to the matters discussed in this Section 3.13 shall have the effect of obligating Landec in any way to continue or complete any project or practice so disclosed.

         3.14 Intellectual Property.

                  (a) Dock owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or proposed to be used in the business of Dock as currently conducted or as proposed to be conducted by Dock, except to the extent that the failure to have such rights have not had and would not reasonably be expected to have a Material Adverse Effect.

                  (b) Schedule 3.14 lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, which Dock considers to be material to its business and included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Dock is a party and pursuant to which any person is authorized to use any Intellectual Property, and
(iii) all licenses, sublicenses and other agreements as to which Dock is a party and pursuant to which Dock is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any Dock product that is material to its business.

                  (c) To the best of Dock's knowledge, after reasonable inquiry, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Dock, any trade secret material to Dock, or any Third Party Intellectual Property Right to the extent licensed by or through Dock, by any third party, including any employee or former employee of Dock. Dock has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or license agreements arising in the ordinary course of business.

                  (d) Dock is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which would have a Material Adverse Effect.

                  (e) All patents, registered trademarks, service marks and copyrights held by Dock are valid and subsisting. Dock (i) has not been sued in any suit, action, or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. To the best of Dock's knowledge, the manufacture, marketing, licensing or sale of Dock's products does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, except where such infringement would not have a Material Adverse Effect.

                  (f) Dock has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Dock does not already own by operation of law.

                  (g) Dock has taken all reasonable and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, or patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by Dock by or to a third party has been pursuant to the terms of a written agreement between Dock and such third party. All use, disclosure or appropriation of Confidential Information not owned by Dock has been pursuant to the terms of a written agreement between Dock and the owner of such Confidential Information, or is otherwise lawful.

         3.15 Environmental Matters.

                  (a) Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

                           (i)   "Environmental   Conditions"   shall  mean  any
environmental contamination or pollution or threatened contamination or pollution of, or the Release or threatened Release of Hazardous Materials into, the surface water, groundwater, surface soil, subsurface soil, air and land.

                           (ii)  "Environmental  Laws"  shall mean all  federal,
regional, state, county or local laws, statutes, ordinances, decisional law, rules, regulations, codes, orders, decrees, directives and judgments relating to public health or safety, pollution, damage to or protection of the environment, Environmental Conditions, Releases or threatened Releases of Hazardous Materials into the environment or the use, manufacture, processing, distribution, treatment, storage, generation, disposal, transport or handling of Hazardous Materials, whether existing in the past or present or hereafter enacted, rendered, adopted or promulgated. Environmental Laws shall include, but are not limited to, the following laws, and the regulations promulgated thereunder, as the same may be amended from time to time: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. 9601 et seq.) ("CERCLA"); the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.) ("RCRA"); the Clean Air Act (42 U.S.C. 7401 et seq.); the Clean Water Act (33 U.S.C. 1251 et seq.); the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq.) ("ISRA); the New Jersey Spill Compensation and Control Act (N.J.S.A. 58:10-23.11, et seq.) (the "Spill Act"); the New Jersey Water Pollution Control Act (N.J.S.A. 58:10A-1 et seq.); the New Jersey Sanitary Landfill Facility Closure and Contingency Fund Act (N.J.S.A. 13:1E-100 et seq.); the New Jersey Underground Storage of Hazardous Substances Act (N.J.S.A. 58:10A-21 et seq.); the New Jersey Toxic Catastrophe Prevention Act (N.J.S.A. 13:1K-19 et seq.); and the New Jersey Environmental Rights Act, (N.J.S.A. 2A:35A-1 et seq.) ("ERA");

                           (iii) "Environmental Permits" shall mean all permits,
authorizations, registrations, certificates, licenses, approvals or consents required under or issued by any Governmental Entity pursuant to Environmental Laws.

                           (iv)  "Former  Facilities"  shall  mean  any  plants,
offices, land, manufacturing or other facilities formerly owned, operated, leased, managed, used, controlled or occupied by Dock in connection with Dock's business, or by any former subsidiary of Dock or any predecessor-in-interest of Dock.

                           (v)  "Full  Compliance  with  ISRA"  shall  mean  the
receipt by Dock of a Negative Declaration approval or a No Further Action Letter (as such terms are defined under ISRA) from the NJDEP, or other document or documents advising that all requirements under ISRA have been fulfilled to the NJDEP's full satisfaction with respect to the Property, including without limitation, all requirements of any Remediation Agreement issued by the NJDEP with respect to the Property.

                           (vi)  "Hazardous  Materials"  shall mean any toxic or
hazardous substance, material or waste and any pollutant or contaminant, or infectious or radioactive substance or material, or any substances, materials and wastes defined or regulated under any Environmental Laws, including without limitation, Hazardous Wastes, petroleum, polychlorinated byphenyls and urea formaldehyde.

                           (vii)  "Hazardous  Waste" shall mean all solid wastes
defined or regulated under Environmental Laws.

                           (viii)  "NJDEP" shall mean the New Jersey  Department
of Environmental Protection, its divisions, bureaus and subdivisions, and its Commissioner, Assistant Commissioners and all other officers and employees.

                           (ix) "Off-Site  Facilities" shall mean any facilities
used for the treatment, storage or disposal of any Hazardous Waste associated with or resulting from Dock's business.

                           (x)  "Property"  shall mean the  facility  located at
1512 West Elizabeth Avenue, Block 422, Lots 18 and 19, Linden, New Jersey presently owned and operated by Dock in connection with Dock's business and any other facilities owned and operated by Dock in connection with Dock's business.

                           (xi)   "Release"   shall  mean  any   intentional  or
unintentional release, discharge, spill, leaking, pumping, pouring, emitting, emptying, injection, disposal or dumping.

                           (xii)  "Remedial  Action" shall mean any and all: (i)
investigations of Environmental Conditions, including assessments, remedial investigations, sampling, monitoring or the installation of monitoring wells; or
(ii) actions taken to address Environmental Conditions, including the use, implementation, application, installation, operation or maintenance of removal actions, in-situ or ex-situ remediation technologies to the surface and subsurface soils, excavation and off-site disposal of such soils, soil vapor extraction systems, recovery wells, sumps or trenches, systems for long-term treatment of surface water or groundwater.

                           (xiii) "Remediation Standards" mean either numeric or
narrative standards to which Hazardous Materials in the environment must be remediated as established pursuant to Environmental Laws by the NJDEP.

                  (b) Each of Dock and Shareholder represents and warrants:

                           (i) Permits. Dock possesses all Environmental Permits
necessary in order to conduct Dock's business as it is now being conducted. Each Environmental Permit issued to Dock is in full force and effect. Dock is in compliance with all requirements, terms and provisions of the Environmental Permits issued to Dock and has filed on a timely basis (and updated as required) all reports, notices, applications or other documents required to be filed pursuant to the Environmental Permits. Dock has submitted to Landec true and complete copies of all of the Environmental Permits issued to or held by Dock which by their terms or by operation of law will expire or otherwise become ineffective on or before the Closing Date. Dock shall take all necessary actions to have such Environmental Permits renewed or reissued to

Dock prior to the Closing Date so as to allow Landec to continue Dock's business without interruption after the Closing Date.

                           (ii)  Compliance  With  Environmental   Laws.  Dock's
business is, and at all times has been, in material compliance with all Environmental Laws then applicable to Dock's business, the Former Facilities, Off-Site Facilities, or the Property.

                           (iii) Reports,  Disclosures and  Notifications.  Dock
has filed on a timely basis (and updated as required) all reports, disclosures, notifications, applications, pollution prevention, stormwater prevention or discharge prevention or response plans or other emergency or contingency plans required to be filed under Environmental Laws, including without limitation, the New Jersey Worker and Community Right to Know Act, N.J.S.A. 34:5A-1 et seq., and Title III of the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss.11001 et seq. Schedule 3.15 lists all such reports, disclosures, notifications, applications and plans filed by Dock under Environmental Laws. To the knowledge of Dock or Shareholder after diligent inquiry, all such reports, disclosures, notifications, applications and plans are true, accurate and complete.

                           (iv)  Notices.  Dock has not received any notice that
Dock, the Property or any of the Former Facilities or Off-Site Facilities: (i) is in violation of the requirements of any Environmental Permit or Environmental Laws; (ii) is the subject of any suit, claim, proceeding, demand, order, investigation or request or demand for information arising under any Environmental Permit or Environment Laws; or (iii) has actual or potential liability under any Environmental Laws, including without limitation CERCLA, RCRA, the Spill Act or any comparable state or local Environmental Laws.

                           (v) No Reporting or  Remediation  Obligations.  There
are no Environmental Conditions or other facts, circumstances or activities arising out of or relating to Dock's business, or the use, operation or occupancy by Dock of the Property or, to the knowledge of the Shareholder or Dock after diligent inquiry, the Former Facilities or Off-Site Facilities that result or reasonably could be expected to result in (A) any obligation of Dock to file any report or notice, to conduct any investigation, sampling or monitoring or to effect any environmental cleanup or remediation, whether onsite or offsite; or (B) liability, either to governmental agencies or third parties, for damages (whether to person, property or natural resources), cleanup costs or remedial costs of any kind or nature whatsoever.

                           (vi) Liens and Encumbrance.  No federal, state, local
or municipal governmental agency or authority has obtained or asserted an encumbrance or lien upon the Property or any other property of Dock or, to the knowledge of the Shareholder or Dock after diligent inquiry, any of the Former Facilities or Off-Site Facilities as a result of any Release, use or cleanup of any Hazardous Material for which Dock is legally responsible, nor has any such Release, use or cleanup occurred which could result in the assertion or creation of such a lien or encumbrance.

                           (vii)  Storage  Transport  or Disposal  of  Hazardous
Materials.

                                    (A) There is not now nor has there ever been
located on the Property any areas or vessels used or intended for the treatment, storage or disposal of Hazardous Wastes, including, but not limited to, drum storage areas, surface impoundments, incinerators, landfills, tanks, lagoons, ponds, waste piles or deep well injunction systems.

                                    (B) Dock has not  transported  any Hazardous
Waste for storage, treatment or disposal, or arranged for the transportation, storage, treatment or disposal of any Hazardous Waste by contract, agreement or otherwise, at or to any location including, without limitation, any Off-Site Facilities or any other location used for the treatment, storage or disposal of Hazardous Wastes.

                           (viii) Future Laws. There are no  Environmental  Laws
currently enacted or promulgated, but as to which compliance is not yet required, that would require Dock or Landec to take any action at the Property within three (3) years from the Closing of this Agreement in order to bring
Dock's business or the operations at the Property as presently conducted into compliance with such Environmental Laws.

                  (c) Notwithstanding anything in this Agreement to the contrary, no disclosure of any exception to the representations set forth in subsection (b) above on the Disclosure Schedule hereto, whether referenced in
Section 3.15 of the Disclosure Schedule or any other Section of the Disclosure Schedule or any appendix, exhibit or annex thereto, shall have the effect of relieving Shareholder from his obligations to indemnify Landec with respect to the effects of any such exception pursuant to Article VII hereof.

         3.16 Taxes.

                  (a) Definitions. For purposes of this Agreement, the following definitions shall apply:

                           (i) The term  "Taxes"  shall mean all taxes,  however
denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, (B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or (C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

                           (ii)  The term  "Returns"  shall  mean  all  reports,
estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

                           (iii) The term "Code" shall mean the Internal Revenue
Code of 1986, as amended.

                  (b) Returns Filed and Taxes Paid.  All Returns  required to be filed by or on behalf of Dock have been duly filed on a timely basis and such Returns are true, complete and correct, except to the extent that any failures to file or misstatements would not, individually or in the aggregate have a Material Adverse Effect. All Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of Dock under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or have been accrued on the Financial Statements, and no other Taxes are payable by Dock with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement except to the extent that any non-payment would not have a Material Adverse Effect. Dock has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Dock with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Dock is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established. Dock has not been at any time a member of any partnership or joint venture for a period for which the statue of limitations for any Tax potentially applicable as a result of such membership has not expired.

                  (c) Tax Reserves. The amount of Dock's liability for unpaid Taxes (whether actual or contingent) for all periods through the Balance Sheet Date does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) solely with respect to Dock reflected on the February 28 Balance Sheet, and the February 28 Balance Sheet properly accrues in accordance with GAAP all liabilities for Taxes payable after that date attributable to transactions and events occurring prior to that date. No material liability for Taxes has been incurred since that date (or will be incurred prior to Closing) other than in the ordinary course of business, and adequate provision has been made for all Taxes since that date (and will be made through the Closing) on at least a quarterly basis.

                  (d) Returns Furnished. Landec has been furnished by Dock with true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Dock or Shareholder relating to Taxes, and (ii) all federal and state income or franchise tax returns and state sales and use tax Returns for or including Dock for all periods ending on and after December 31, 1991. Dock has never been a member of an affiliated group of corporations filing consolidated returns or a unitary group of corporations filing combined returns. Dock does not do business in or derive income from any state other than states for which Returns have been duly filed and furnished to Landec.

                  (e) Tax Deficiencies; Audits; Statutes of Limitations. The Returns of Dock have never been audited by a government or taxing authority, nor is any such audit in process, pending or threatened. No deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of Dock, and neither Dock nor Shareholder has received notice (either in writing or verbally, formally or informally) nor expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid. Dock is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against Dock or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Dock. Dock has disclosed on its state income and franchise tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 or comparable provisions of applicable state tax laws.

                  (f) Tax Sharing Agreements. Dock is not (nor has it ever been) a party to any tax sharing agreement.

                  (g) Tax Elections and Special Tax Status. Dock has made a valid and timely election to be treated as an S corporation under Section 1362 of the Code (and corresponding provisions of applicable state law) for its taxable year commencing December 1, 1986 and has continued to be an S corporation at all times since December 1, 1986. Dock is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and Landec is not required to withhold tax on the purchase of the Dock Stock by reason of Section 1445 of the Code. Dock is not a "consenting corporation" under Section 341(f) of the Code. Dock has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Dock pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. Dock has not agreed to, nor is it required to make any adjustment under Code Section 481(a) by reason of, a change in accounting method, and Dock does not otherwise have any material income reportable for a period ending after the Closing Date attributable to a transaction or other event (e.g., an installment sale) occurring prior to the Closing Date. Dock is not, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder. Dock is in compliance with the terms and conditions of any applicable tax exemptions, agreements or orders of any foreign government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

                  (h) C Corporation Net Operating Losses. Schedule 3.16(h)sets forth accurate and complete information regarding Dock's C corporation net operating losses for federal and each state tax purposes as of the completion of its 1996 taxable year. Such net operating losses or other tax attributes are not currently subject to limitation under Code Sections 382, 383 or 384.

         3.17 Employee Benefit Plans.

                  (a) Schedule 3.17 lists, with respect to Dock and any trade or business (whether or not incorporated) which is treated as a single employer with Dock (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all material employee benefit plans (as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee in excess of $20,000, each loan to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Dock and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Dock of greater than $20,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Dock (together, the "Dock Employee Plans").

                  (b) Dock has furnished to Landec a copy of each of the Dock Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Dock Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Dock Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. Dock has also furnished Landec with the most recent Internal Revenue Service determination letter issued with respect to each such Dock Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Dock Employee Plan subject to Code Section 401(a).

                  (c) (i) None of the Dock Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Dock Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Dock Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and Dock and each ERISA Affiliate have performed all obligations required to be performed by them under, are not in any respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the

Dock Employee Plans, which default or violation could reasonably be expected to have a Material Adverse Effect; (iv) neither Dock nor any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Dock Employee Plans; (v) all material contributions required to be made by Dock or any ERISA Affiliate to any Dock Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Dock Employee Plan for the current plan years; (vi) with respect to each Dock Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (vii) each of the Dock Employee Plans may be terminated by Dock at any time without liability to Dock; and (viii) no Dock Employee Plan is covered by, and neither Dock nor any ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code. With respect to each Dock Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Dock has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and, has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Dock Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of Dock is threatened, against or with respect to any such Dock Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Dock nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

                  (d) With respect to each Dock Employee Plan, Dock has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder and (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect.

                  (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Dock or any other ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider.

                  (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Dock or other ERISA Affiliate relating to, or change in participation or coverage under, any Dock Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Dock's financial statements.

         3.18 Certain Agreements Affected by the Purchase. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Dock , (ii) materially increase any benefits otherwise payable by Dock or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

         3.19 Employee Matters. Dock is in compliance in all respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice, except where the failure to be in compliance or the engagement in such unfair labor practices would not have a Material Adverse Effect. There are no pending claims against Dock under any workers compensation plan or policy or for long term disability. Dock has no obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that would not have a Material Adverse Effect. There are no controversies pending or, to the knowledge of Dock , threatened, between Dock and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect. Dock is not a party to any collective bargaining agreement or other labor union contract and does Dock not know of any activities or proceedings of any labor union to organize any such employees.

         3.20 Interested Party Transactions. Dock is not indebted to any director, officer, employee or agent of Dock (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Dock.

         3.21 Insurance. Dock has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Dock . There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Dock are otherwise in compliance in all material respects with the terms of such policies and bonds. Dock has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. Schedule 3.21 lists each policy of insurance and bond carried by Dock and any pending claims under such policies or bonds.

         3.22 Compliance With Laws. Dock has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect. Notwithstanding anything in this Agreement to the contrary, no disclosure of any violation of or noncompliance with laws of Dock, on the Disclosure Schedule hereto, whether referenced in Section 3.22 of the Disclosure Schedule or any other Section, annex, exhibit or appendix of the Disclosure Schedule, shall have the effect of relieving Shareholder from his obligations to indemnify Landec with respect to the effects of any such action, suit, proceeding, claim, arbitration or investigation pursuant to Article VII hereof.

         3.23 Minute Books. The minute books of Dock made available to Landec contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Dock through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

         3.24 Complete Copies of Materials. Dock has delivered or made available true and complete copies of each document that has been requested by Landec or its counsel in connection with their legal and accounting review of Dock.

         3.25 Brokers and Finders. Dock has not employed any broker or finder or incurred any liability for any brokerage fee, commission or finders fee in connection with the transactions contemplated by this Agreement.

         3.26 Customers and Suppliers. As of the date hereof, no customer which individually accounted for more than 1% of Dock's gross revenues during the 12 month period preceding the date hereof has indicated to Dock that it will stop, or decrease the rate of, buying services or products of Dock, or has at any time on or after the Balance Sheet Date decreased materially its usage of the services or products of Dock except to the extent that such cessation or decrease would not have a Material Adverse Effect. As of the date hereof, no material supplier of Dock has indicated that it will stop, or decrease the rate of, supplying materials, products or services to Dock except to the extent that such cessation or decrease would not have a Material Adverse Effect, individually or in the aggregate. Dock has not knowingly breached, so as to provide a benefit to Dock that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Dock.

         3.27 No Subsidiaries. Since December /1, 1986, Dock has neither had subsidiaries nor owned more than 5% of the outstanding capital stock of any third party.

         3.28 Representations Complete. None of the representations or warranties made by Dock herein or in any Schedule hereto, including the Shareholder/Dock Disclosure Schedule, or certificate furnished by Dock pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Closing Date any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF LANDEC

         Each representation and warranty set forth below is qualified by any exceptions or disclosures set forth in the Landec Disclosure Schedule attached hereto, which exceptions specifically reference the Section(s) to be qualified, or in the Landec SEC Documents (as hereinafter defined). In all other respects, each representation and warranty set out in this Article IV is not qualified in any way whatsoever (except as set forth within the text of such representation) will not merge on Closing or by reason of the execution and delivery of any agreement, document or instrument on Closing, will remain in force on and after the Closing Date until such date as set forth in Section 7.1 hereof, is given with the intention that liability is not confined to breaches discovered before Closing, is separate and independent and is not limited by reference to any other representation or warranty or any other provision of this Agreement, and is made and given with the intention of inducing Shareholder to enter into this Agreement. Landec represents and warrants to Shareholder as follows:

         4.1 Organization. Landec is a corporation duly formed and validly existing under the laws of California, and has full corporate power and authority and the legal right to execute and deliver this Agreement, the Note and all of the other agreements and instruments to be executed and delivered by Landec pursuant hereto, and to consummate the transactions contemplated hereby and thereby. Landec is qualified to do business and is in good standing in each jurisdiction in which it is required to be qualified, except in jurisdictions in which the failure to qualify, in the aggregate, would not have a Material Adverse Effect. As used herein the term "Material Adverse Effect" means any change or effect that is, or is likely to be materially adverse to the business, assets (including intangible assets), financial condition, results of operations or prospect of Landec.

         4.2 Authority. The execution and delivery of this Agreement, the Note (and all other agreements and instruments contemplated hereunder) by Landec, the performance by Landec of its obligations hereunder and thereunder, and the consummation by Landec of the transactions contemplated hereby and thereby have been duly authorized by all necessary action by the Board of Directors of Landec, and no other act or proceeding on the part of Landec or its shareholders is necessary to approve the execution and delivery of this Agreement, the Note and such other agreements and instruments, the performance by Landec of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby. The signatory officers of Landec have the power and authority to execute and deliver this Agreement, the Note and all of the other agreements and instruments to be executed and delivered by Landec pursuant hereto, to consummate the transactions hereby and thereby contemplated and to take all other actions required to be taken by Landec pursuant to the provisions hereof and thereof.

         4.3 Execution and Binding Effect. This Agreement and the Note have been duly and validly executed and delivered by Landec and constitutes, and the other agreements and instruments to be executed and delivered by Landec pursuant hereto, upon their execution and delivery by Landec, will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by Shareholder, Dock and Escrow Agent), legal, valid and binding agreements of Landec, enforceable against Landec in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, or other laws affecting the enforcement of creditors' rights generally or provisions limiting competition, and by equitable principles.

         4.4 Consent and Approvals. There is no requirement applicable to Landec to make any filing, declaration or registration with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity as a condition to the lawful consummation by Landec of the transactions contemplated by this Agreement and the other agreements and instruments to be executed and delivered by Landec pursuant hereto.

         4.5 No Violation. Neither the execution, delivery and performance of this Agreement, the Note and all of the other agreements and instruments to be executed and delivered pursuant hereto, nor the consummation of the transactions contemplated hereby or thereby, will, with or without the passage of time or the delivery of notice or both, (a) conflict with, violate or result in any breach of the terms, conditions or provisions of the articles or bylaws of Landec, (b) conflict with or result in a violation or breach of, or constitute a default or require consent of any person or entity (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any notice, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which Landec is a party or by which Landec or any of its properties or assets may be bound, or (c) violate any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any Governmental Entity applicable to Landec or by which any of its properties or assets may be bound.

         4.6 SEC Documents; Financial Statements. Landec has made available to Dock and Shareholder a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Landec since February 15, 1996, and, prior to the Closing Date, Landec will have furnished Dock and Shareholder with true and complete copies of any additional documents filed with the SEC by Landec prior to the Closing Date (collectively, the "Landec SEC Documents"). In addition, Landec has made available to Dock and Shareholder all exhibits to the Landec SEC Documents filed prior to the date hereof, and will promptly make available to Dock and Shareholder all exhibits to any additional Landec SEC Documents filed prior to the Closing Date. As of their respective filing dates, the Landec SEC Documents complied in all material respects with the requirements of the Securities
Exchange Act of 1934, as amended and the 33 Act, and none of the Landec SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Landec SEC Document. The financial statements of Landec, including the notes thereto, included in the Landec SEC Documents (the "Landec Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Landec Financial Statements fairly present the consolidated financial condition and operating results of Landec and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Landec accounting policies except as described in the notes to the Landec Financial Statements.

         4.7 Access to Data. Landec has had an opportunity to discuss Dock's business, management and financial affairs with its management. Landec has also had opportunity to ask questions of officers of Dock, which questions were answered to its satisfaction.

         4.8 Representations Complete. None of the representations or warranties made by Landec herein or in any Schedule hereto, including the Landec Disclosure Schedule and the Landec SEC Documents, or certificate furnished by Landec pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Closing Date any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 Confidentiality. The parties acknowledge that Landec and Dock have previously executed those certain Confidentiality Agreements dated September 23, 1996 and December 4, 1996 and attached hereto as Exhibits G1 and G2, respectively (the "Confidentiality Agreements"), which shall continue in full force and effect in accordance with their terms.

         5.2 Public Disclosure. Landec and Dock shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD or except in connection with litigation against the other party.

         5.3 Compliance with ISRA.

                  (a) Full Compliance. Shareholder shall achieve Full Compliance with ISRA with respect to the Property, including without limitation, obtaining and posting or executing and maintaining any remediation trust fund, environmental insurance policy, line of credit or other remediation funding source required under any Remediation Agreement ("RA") or ISRA. Any such remediation funding source shall be satisfactory in form and substance to the NJDEP. Without in any way limiting the generality of the foregoing, for the purpose of satisfying the remediation funding source requirements of the RA secured by the Shareholder to permit the consummation of the transactions contemplated hereby, the Shareholder shall cause Dock to apply for and secure the NJDEP's approval of Dock's self-guaranty for the full amount of such remediation funding source in accordance with the requirements of ISRA. In the event at any time (i) the NJDEP notifies the Shareholder or Dock that such self-guaranty is not satisfactory to the NJDEP, (ii) the Shareholder or Dock fails to obtain the NJDEP's approval to renew or continue such self-guaranty, or
(iii) Dock cannot satisfy the requirements of ISRA (including without limitation the financial requirements) applicable to the establishment or maintenance of such self-guaranty, the Shareholder shall promptly take all actions necessary to replace such self guaranty with any other remediation funding source satisfactory in form and substance to the NJDEP and shall thereafter maintain such alternative remediation funding source as required by the NJDEP, the RA or ISRA. Nothing in this Agreement, including without limitation the provisions of this Section 5.3(a), shall require Landec or Dock to operate or conduct the business of Landec or Dock in such a manner or to take or forbear from taking any action with respect to the ownership or operation of Dock's business or the Property as to enable or permit Dock to obtain or secure the NJDEP's approval to renew or continue such self-guaranty at any time after the Closing Date.

                  (b) Conduct of ISRA Proceeding. Shareholder shall take all actions required under the RA or ISRA to achieve Full Compliance with ISRA, including the preparation and filing of the General Information Notice, Negative Declaration Affidavit, Preliminary Assessment, Site Investigation, Remedial Investigation or Remedial Action Workplan ("RAW") or any other document or information required by the NJDEP under the RA or ISRA and the implementation of any Remedial Actions.

                  (c) Payment of ISRA Compliance Costs. Subject to the provisions of Section 7.2(c) hereof, Shareholder shall pay all fees, costs and expenses incurred to apply for and obtain the Negative Declaration approval, RAW approval or RA, and to achieve Full Compliance with ISRA including, without limitation, environmental consultants' and contractors' fees, attorneys' fees, NJDEP filing fees and oversight charges, costs (including any surcharges) associated with securing and maintaining any remediation funding source, laboratory and analytical costs and expenses, equipment charges, utility costs, industrial or hazardous waste disposal costs and all other fees, costs and expenses incurred in connection with or relating in any way to Remedial Actions. As a matter of administrative convenience for the Shareholder, Landec and Shareholder agree to cause Dock to directly contract with and process invoices for all contractors and service providers involved in the ISRA remediation process, provided however, that Shareholder shall reimburse Dock for any payments to such contractors and service providers simultaneously with Dock's payment of any such invoice from such contractors or service providers. The foregoing notwithstanding, the Shareholder shall not be responsible for paying, or reimbursing Landec or Dock for, any internal costs incurred by Landec or Dock in connection with the Shareholder's Compliance with ISRA to the extent such internal costs do not materially exceed the costs that Landec or Dock would otherwise incur to conduct operations at, or to operate or maintain, the Property, including internal administrative, management or personnel costs and costs of Dock supplies consumed incidental to the performance of the Remedial Actions.

                  (d) Addressing Environmental Conditions at the Property. As to any Remedial Actions performed by or on behalf of Shareholder at the Property pursuant to Sections 5.3(a) or (b) or Section 7.2 hereof, Shareholder agrees to:

                           (i) Cause  Dock to  perform,  and cause Dock to cause
all consultants and contractors retained by Dock to perform, all such Remedial Actions in a workmanlike manner and consistent with all applicable Environmental Laws;

                           (ii) Cause Dock to comply with all Environmental Laws
applicable to the implementation of such Remedial Actions at the Property and obtain all permits, authorizations and consents required under applicable Environmental Laws or by the NJDEP or other governmental agency or authority in order to implement such Remedial Actions at the Property;

                           (iii)  Cause Dock to select and  propose to the NJDEP
Remedial Actions which shall not unreasonably interfere with any existing or reasonably anticipated future operations of Landec or Dock at the Property;

                           (iv) Cause Dock to implement such Remedial Actions in
such manner, at such times and with such advance notice as to not unreasonably interfere with any existing or reasonably anticipated future operations of Landec or Dock at the Property;

                           (v)  Cause   Dock  to  cause  all   consultants   and
contractors performing such Remedial Actions to provide and maintain comprehensive general liability insurance, automobile liability insurance, workers' compensation and employers' liability insurance, excess liability and professional liability insurance in full force and effect with limits of coverage not less than the amounts shown on Exhibit H hereto until sixty (60) days following the completion of the Remedial Action. Shareholder shall provide copies of insurance certificates indicating that Landec and Dock have been named as additional insureds under such policies before Landec or Dock shall be required to provide access to the Property;

                           (vi)   Promptly   upon   the    completion   of   any
investigation or Remedial Action selected,  proposed or implemented  pursuant to
Section 5.3 hereof, cause Dock to restore the Property to substantially the same condition it was in prior to the performance of the investigation or Remedial Action consistent with the provisions of the RAW, Engineering Control or Classification Exception Area ("CEA") (as such term is defined under ISRA) associated with such Remedial Action and approved by the NJDEP;

                           (vii) Provide  Landec and Dock with advance notice of
any meetings or telephone conference calls with the NJDEP concerning any Remedial Action and an opportunity to attend and monitor any such meetings or conference calls; and

                           (viii) Provide  Landec and Dock with the  opportunity
to: (A) review and comment upon any work plans or reports respecting any Remedial Action and other submissions to the NJDEP prior to submission and implementation; (B) attend and monitor all meetings with the NJDEP concerning any Remedial Actions; (C) review and copy documents concerning any Environmental Conditions on, at, under or emanating from the Property or any Remedial Actions proposed or implemented to address the same; (D) have a representative present during the performance of any Remedial Action and obtain split samples of any samples taken by or on behalf of Shareholder; and (E) consult with Shareholder and Shareholder's consultants and contractors concerning any Remedial Action proposed or implemented by Shareholder at or with respect to the Property.

Landec acknowledges and agrees that Shareholder shall direct and control the conduct of Dock referenced in this subsection (d) in the performance of Shareholder's obligations hereunder.

                  (e) Consents and Covenants of Landec and Dock. As to the Remedial Actions performed by Dock under Shareholder's direction pursuant to Sections 5.3(a) or (b) hereof, Landec and Dock consent and covenant as follows:

                           (i)   Landec   and  Dock   consent   to  the  use  of
non-residential Remediation Standards or site specific alternative standards approved by the NJDEP in connection with the Remedial Actions performed or implemented at the Property, provided that the use of such Remediation Standards or such site specific alternative standards shall not unreasonably interfere with any existing or reasonably anticipated future operations of Landec or Dock at the Property;

                           (ii)  Landec  and Dock  shall  provide  access to the
Property, use of the utilities serving the Property and space for the installation of any remediation equipment and for the temporary storage of wastes and remediation equipment as reasonably requested by Shareholder, provided that such actions do not unreasonably interfere with any existing or reasonably anticipated future operations of Landec or Dock at the Property;

                           (iii) As reasonably requested by Shareholder,  Landec
and Dock shall consent to the use of Engineering Controls and/or a CEA at the Property and to the recording of a Declaration of Environmental Restrictions to the extent the same are required and approved by the NJDEP in connection with the use of non-residential Remediation Standards or site specific alternative standards approved by the NJDEP at the Property, provided that such Engineering Controls, CEA or Declaration of Environmental Restrictions shall not unreasonably interfere with any existing or reasonably anticipated future operations of Landec or Dock at the Property.

         5.4 Section 338(h)(10) Election.

                  (a) Shareholder agrees to join with Landec in making an election under Sections 338(h)(10) and 338(g) of the Code and any corresponding elections permitted under New Jersey state tax law (hereinafter referred to as a "338 Election") with respect to the purchase and sale of the Dock Stock hereunder. Shareholder shall take, and cooperate with Landec in taking, all actions necessary and appropriate (including the filing of such forms, returns, elections, schedules and other documents as may be required) to effect and preserve a timely 338 Election in accordance with Section 338 of the Code, and any successor provisions, as promptly as practicable after the Closing, but not later than the date which is the latest date for making such 338 Election, and from time to time thereafter. Each of Shareholder and Landec shall report the sale of the Dock Stock pursuant to this Agreement consistent with the 338 Election and take no position contrary thereto or inconsistent therewith in any Return, any discussion with, or proceeding before any Tax authority or otherwise. The parties further agree that any reports, filing, schedules, or Returns which any of the parties may be required to file with the Internal Revenue Service or any other Tax Authority relative to the allocation of the consideration for the Dock Stock among the assets of Dock will be consistent with the amounts agreed to by the parties pursuant to Section 1.6 hereof.

                  (b) Shareholder acknowledges that the filing of the 338 Election as well as Dock's prior status as an entity other than an S-Corporation may give rise to certain tax liabilities for both Shareholder and Dock, pursuant to Sections 338 and 1374 of the Code. Shareholder will be responsible for any Tax imposed on him whether or not such amount is more or less than the amounts paid by Landec to Shareholder pursuant to Section 1.6 hereof.

         5.5 Additional Tax Matters.

                  (a) Tax Periods Ending On or Prior to the Closing Date. Shareholder shall prepare, or cause to be prepared, income tax returns for Dock (including returns for the S Termination Year (as defined by Section 1362(e) of the Code)) for all periods ending on or prior to the Closing Date, and
Shareholder will file all such returns by their respective due dates. Shareholder shall permit Landec or its designee to review and comment on each such income tax return prior to filing. Shareholder shall pay all income taxes due with respect to the periods covered by such tax returns.

                  (b) Cooperation on Tax Matters. Landec and Shareholder shall cooperate fully, as and to the extent reasonably requested by the other party in connection with the filing of tax returns and elections pursuant to Sections 5.4 and 5.5 and any audit, litigation or other proceeding with respect to Taxes, provided that subject to Article VII hereof, Shareholder shall control any such audit, litigation or other proceeding with respect to which Shareholder is required to indemnify Landec.

                  (c) Tax Sharing Agreements. Any tax sharing agreements or similar agreements in effect with respect to or involving Dock shall be terminated as of the Closing Date, and as of the Closing Date, Dock shall not be bound thereby or have any liability thereunder.

                  (d) Payment of Taxes. Any sales, use, transfer and/or related taxes and fees (including any penalties and interest) which may be incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Shareholder from the consideration received hereunder when due, and Shareholder will, at its own expense, file all such necessary tax returns and other documentation with respect to any such sales, use, transfer and/or related taxes and fees.

         5.6 Dock Employees. Employees of Dock who were employees of Dock prior to the consummation of the transactions contemplated by this Agreement, shall be eligible for grants under the Landec 1996 Stock Option and allowed to participate in the Landec 1995 Employee Stock Purchase Plan, on terms and conditions as established from time to time, by Landec. Landec and Dock will adopt and maintain in effect from the Closing for a minimum period of 24 months thereafter, an employment policy applicable to all employees of Dock (other than the Shareholder who will execute an Employment Agreement), that will provide that, (i) there will be no reduction in salary for any such employee, and (ii) there will be no reduction in the aggregate benefits and perquisites offered to any such employee, unless such salary reduction or benefit and perquisite reduction is reviewed and approved in writing by the President of Landec and the Chief Executive Officer of Dock. Landec shall also, effective on the Closing Date, grant all persons referred to in the first sentence of this Section 5.6, credit for service rendered to Dock for purposes of establishing vacation entitlements.

         5.7 Best Efforts and Further Assurances. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         5.8 Use of Name; No Sale of Dock. Unless otherwise approved in writing by the Shareholder: (a) Dock shall use the Dock tradename on products sold by Dock as of the Closing, as long as the Shareholder remains employed by Dock, provided, however, that Dock will be able to "co-brand" such products (e.g., "a product of Dock Resins, a Landec company"); and (b) for a period of one (1) year from the Closing Date, Landec will not, whether in one transaction or a series of transactions, sell, transfer, contribute or assign all or substantially all of the assets or capital stock of Dock to or cause Dock to be consolidated or merged with or into Landec, its Affiliates or any other third party, without the prior written consent of the Shareholder.

                                   ARTICLE VI

                            CONDITIONS TO THE CLOSING

         6.1 Conditions to Obligations of Each Party. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto, or, in the case of a condition solely for the benefit of one party, such condition can be waived solely by the benefited party:

                  (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement, which makes the consummation of the transactions contemplated by this Agreement illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

                  (b) Governmental Approval. Landec, Dock and its respective subsidiaries and Shareholder shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the transactions contemplated by this Agreement, including such approvals, waivers and consents as may be required under the Securities Act, state Blue Sky laws and ISRA.

                  (c) Listing of Additional Shares. The filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the Landec Shares shall have been made.

                  (d) Employment Agreement. Landec, Dock and Shareholder shall have entered into an Employment Agreement in substantially the form attached hereto as Exhibit C.

                  (e) Non-Competition Agreement. Landec and Shareholder shall have entered into a Non-Competition Agreement in substantially the form attached hereto as Exhibit D.

                  (f) Escrow Agreement. Landec, Shareholder and the Escrow Agent shall have entered into the Escrow Agreement.

                  (g) Note. Landec shall have executed and delivered the Note to the Shareholder and shall have cause the Letter of Credit to be issued to the Shareholder.

         6.2 Additional Conditions to Obligations of Shareholder and Dock. The obligations of Shareholder and Dock to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by Shareholder and Dock or, in the case of a condition solely for the benefit of one party, such condition can be waived solely by the benefited party:

                  (a) Transfer of Lawsuit. All rights in and obligations under Dock's claim against Reliance National Insurance Co. with respect to any property and business interruption losses sustained prior to the Closing, shall have been transferred to Shareholder pursuant to a an assignment substantially in the form attached hereto as Exhibit J.

                  (b) Legal Opinion. Dock shall have received a legal opinion from Venture Law Group, legal counsel to Landec, in substantially the form of Exhibit F-1.

         6.3 Additional Conditions to the Obligations of Landec. The obligations of Landec to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by Landec:

                  (a) Material Adverse Effect. For purposes of Sections 6.3(e), 6.3(g) and 8.1(e) only, the term "Material Adverse Effect" shall mean any change or effect that is or is likely to be materially adverse to the business assets (including intangible assets), financial condition results of operations or prospects of Dock having a monetary value in excess of $250,000, either individually or in the aggregate.

                  (b) Legal Opinion. Landec shall have received a legal opinion from corporate legal counsel to Dock and Shareholder who is acceptable to Landec, in substantially the form attached hereto as Exhibit F-2.

                  (c) Environmental Opinion. Landec shall have received a legal opinion from environmental legal counsel to Dock who is acceptable to Landec, in substantially the form attached hereto as Exhibit F-3.

                  (d) Third Party Consents. Landec shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the transactions contemplated by this Agreement under any material contract of Dock or otherwise, where the failure to obtain such consent or approval will have a Material Adverse Effect on Dock.

                  (e) Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Landec's conduct or operation of the business of Dock, following the transactions contemplated by this Agreement shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

                  (f) No Material Adverse Changes. There shall not have occurred any Material Adverse Change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Dock.

                  (g) FIRPTA Certificate. Dock shall have provided Landec with properly executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") Notification Letter, substantially in the form of Exhibit A attached hereto, which states that shares of capital stock of Dock do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Landec's obligations under Treasury Regulation Section 1.1445-2(c)(3) (the "FIRPTA Notice"). In addition, simultaneously with delivery of such Notification Letter, Dock shall have provided to Landec, as agent for Dock, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) and substantially in the form of Exhibit B attached hereto along with written authorization for Landec to deliver such notice form to the Internal Revenue Service on behalf of Dock upon the Closing (the "IRS FIRPTA Compliance Notice").

                  (h) Dock and Shareholder shall have executed any documents associated with the 338 Election.

                  (i) Dock shall have obtained from the NJDEP and executed a Remediation Agreement permitting the consummation of the transactions contemplated by this Agreement and shall have obtained and posted or executed any remediation trust fund, environmental insurance policy, line of credit or other remediation funding source required under such Remediation Agreement. Shareholder and Dock shall be the Ordered Parties on such Remediation Agreement. The form of such Remediation Agreement shall be reasonably satisfactory to Landec.

                  (j) The results of all investigations of environmental matters performed by or on behalf of Landec, Dock and the Shareholder with respect to Dock, the Former Facilities or the

Property, including without limitation, the results of the Assessment and all environmental sampling, monitoring and testing, shall be satisfactory to Landec.

                  (k) Shareholder shall have delivered advices of credit and payment instructions to Landec with respect to the Loans and the Letter of Credit.

                                   ARTICLE VII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                             INDEMNIFICATION; ESCROW

         7.1 Survival of Representations. All representations and warranties made by any party to this Agreement or pursuant hereto (including any exhibits or schedules) shall survive the Closing hereunder for a period of thirty-six
(36) months after the Closing Date; provided, however, that (a) the representations and warranties of Shareholder and Dock in Section 3.15 hereof shall survive for a period of sixty (60) months after the Closing Date; (b) the representations and warranties of the Shareholder set forth in Section 2.6, 2.7, 2.8, 2.9, 2.10 and 2.11 (collectively referred to as "Certain Shareholder Representations") shall survive the Closing Date without limitation; and (c) the representations of the Shareholder and Dock set forth in Section 3.16 herein shall survive until the expiration of all applicable statutes of limitation, and thereafter shall automatically expire. No investigation, or knowledge acquired, by Landec or on behalf of Landec with respect to any breach of any representation or warranty made by Dock or the Shareholder, or any other matter, shall affect Landec's rights to indemnification pursuant to this Article VII, unless specifically waived by Landec in writing.

         7.2 Indemnification by Shareholder.

                  (a) Subject to the terms and conditions of this Article VII, Shareholder hereby agrees to indemnify, defend and hold harmless Landec, and its officers, directors and Affiliates from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, sampling, monitoring or remediation costs, consultants' and engineering fees and disbursements, costs of effecting compliance with Environmental Laws, interest, penalties and attorneys' fees and expenses, but excluding consequential losses and punitive damages unless such losses or damages are awarded as a result of malicious behavior (collectively, "Damages"), asserted against, resulting to, imposed upon or incurred by such indemnified parties, directly or indirectly, by reason of or resulting from (i) any failure by the Shareholder to perform any of his agreements or covenants under this Agreement or under any of the documents or instruments delivered by Shareholder pursuant to this Agreement (excluding the Employment Agreement);
(ii) a breach of any representation or warranty of Dock or the Shareholder contained in or made pursuant to this Agreement or in any exhibits or schedules (excluding the Employment Agreement); (iii) all liabilities or obligations, including, without limitation, those relating to violations of Taxes (whether known or unknown, accrued, fixed or contingent) of Dock arising out of or resulting from the operation of Dock prior to Closing; (iv) any claim by any person or entity to any brokerage fee, commission or finders fee in connection with the transactions contemplated by this Agreement (notwithstanding the preceding clause, Landec hereby agrees to pay all fees, costs and expenses due Einhorn

Associates, Inc. in connection with this Agreement); (v) Environmental Conditions on, at, under or emanating from the Property or any Former Facilities, occurring or existing prior to the Closing Date; (vi) the failure by Dock or agents, servants, employees or contractors of Dock to comply with Environmental Laws applicable to Dock's business prior to the Closing Date or to any of the Former Facilities or to the Property prior to the Closing Date; (vii) treatment, storage, disposal, or Release at any location of Hazardous Materials used, generated, handled, stored, manufactured, originating at or transported from any of the Former Facilities or the Property by Dock or its agents, servants, employees or contractors prior to the Closing Date or in connection with Dock's business prior to the Closing Date; (viii) claims of third parties alleging damages arising from personal injury, property damage or damage to natural resources arising from or related in any way to Environmental Conditions on, at, under or emanating from the Former Facilities, the Off-Site Facilities or the Property prior to the Closing Date or the conduct of Dock's business prior to the Closing Date; (ix) breach of any of the representations or warranties set forth in Sections 3.5; 3.10; 3.12; 3.15; and 3.22 hereof to the extent such representations or warranties relate to Environmental Conditions, Environmental Permits, Environmental Laws or Releases of Hazardous Materials; or
(x) any product warranty or liability claims made by any third party relating to Products shipped by Dock to such party prior to the Closing Date (collectively, the "Claims").

                  (b) Shareholder hereby agrees to indemnify, defend and hold harmless Landec, and its officers, directors and Affiliates from and against any and all Damages asserted against, resulting to, imposed upon or incurred by such indemnified parties, directly or indirectly, by reason of or resulting from any failure by Shareholder to comply with any of his obligations under Section 5.3 of this Agreement. Except as expressly set forth in Sections 7.2(c) and (d) hereof, Shareholder shall be liable for Full Compliance with ISRA pursuant to
Section 5.3 hereof regardless of any limitation of liability.

                  (c)   Shareholder   shall   be  not   required   to  make  any
indemnification payments under Section 7.2(a) with respect to any Claims arising thereunder until, and except to the extent that, the cumulative amount of the Damages actually incurred by Landec as a result of all Claims actually exceeds the sum of $150,000 (the "Claim Threshold") at which time Landec may make Claims against Shareholder for aggregate Damages exceeding the Claim Threshold. Notwithstanding the foregoing, Shareholder shall be required to make indemnification payments without regard to the Claim Threshold with respect to any Damages directly resulting from the potential Claims identified on Schedule 7.2(c) hereto (the "Pre-Existing Claims"). Notwithstanding any provision hereof to the contrary, the cumulative liability of Shareholder under Sections 7.2(a) and (b) shall in no event exceed the sum of $5,000,000 (the "Indemnity Cap"), provided, however, that (i) the cumulative liability of Shareholder under
Section 7.2(a) with respect to Claims brought after the date that is thirty (30) months after the Closing Date shall in no event exceed the sum of $4,000,000 and
(ii) only the amounts that the Shareholder has expended pursuant to Sections 5.3 or 7.2(b) hereof in excess of $1,000,000 shall be included in the foregoing calculation of the Indemnity Cap. Indemnification for breach or violation of representations or warranties pursuant to Section 7.2(a) shall be limited to Claims made by Landec against Shareholder within the periods specified in
Section 7.1 of this Agreement. For purposes of Section 7.2(a), no Claim shall be included in the calculation of the aggregate

Damages for purposes of determining if the Claim  Threshold has been exceeded if
(a) the Damages associated with such Claim have not exceeded $7,500, or (b) the Damages are associated with a Pre-Existing Claim.

                  (d) The amount of any payment or reimbursement of Damages by the Shareholder to Landec or Dock under Sections 7.2(a) or (b) shall be net of any insurance proceeds actually received by Landec in connection with the facts giving rise to the right of indemnification with respect to such Damages, net of any expenses actually incurred by Landec in connection with such insurance matters. The parties agree to use their reasonable commercial efforts to make claims on and pursue recovery with respect to all insurance on account of such matters, provided Shareholder advances to Landec any costs to be paid by Landec in connection with such claim or recovery (e.g., litigation expenses).

                  (e) Anything in Section 7.2(a) hereof to the contrary notwithstanding, and subject to Sections 7.2(c) and (d) hereof, in the event any Environmental Condition to which Landec or Dock is entitled to indemnification under Section 7.2(a)(v) hereof is initially discovered as a result of any Remedial Action undertaken by Landec or Dock which Remedial Action is not (i) required by any applicable Environmental Laws, the NJDEP or any other governmental agency or authority or any court, or any order, decree or directive of any of the same, or (ii) associated with any due diligence conducted in connection with any financing sought by Landec or Dock with respect to the operations of either of the same or the Property, Shareholder shall be obligated to pay eighty (80%) percent of all costs and expenses associated with the Remedial Actions performed or implemented with respect to such Environmental Condition.

         7.3 Fraud. Notwithstanding the provisions of Section 7.2, the parties agree that nothing herein limits any potential remedies of Landec or any of its Affiliates arising under applicable state and federal laws with respect to any intentional or willful fraud, intentional or willful misrepresentation or intentional or willful deceit committed by Shareholder Dock or any director, officer, employee or agent of Dock.

         7.4 Indemnification by Landec.

                  (a)  Losses.   Landec  shall   indemnify   and  hold  harmless
Shareholder  ("Indemnitees")  for  any  and all  liabilities,  losses,  damages, claims, costs and expenses, interest, awards, judgments, fines and penalties (including, without limitation, legal costs and expenses) and interest on the amount of any Loss from the date suffered or incurred, but excluding consequential losses and punitive damages unless such losses or damages are awarded as a result of malicious behavior, directly or indirectly arising out of, resulting from or caused by:

                           (i) any inaccuracy or  misrepresentation in or breach
of any of the representations or warranties made by, or covenants or agreements of Landec contained in this Agreement, or in any exhibits or schedules attached hereto and thereto;

                           (ii) any  claim by  Einhorn  Associates  or any other
agent retained by Landec to any brokerage fee, commission or finders fee in connection with the transactions contemplated by this;

Notwithstanding the prior subparagraphs of this Section 7.4(a), Landec will have no liability for the first $50,000 in aggregate Losses, but shall be liable for any such Losses beyond the first $50,000 in aggregate Losses.

                  (b) Limitation. The obligation of Landec to indemnify Shareholder under this Section 7.4 shall not be limited in time or amount (including, without limitation, offsets from insurance, tax savings, recovery of amounts from other parties, and the like); provided, however, that any claim under this Section 7.4 must be made prior to three years from the Closing Date.

                  (c) Separate and Independent Claims. Each of the representations and warranties contained in Article IV hereof shall be separate and independent and claims may be made whether or not Shareholder knew or could have discovered (whether by any reasonable investigation made by it or on its behalf, or otherwise) that any of the representations and warranties has not been complied with or carried out or is otherwise untrue or misleading.

                  (d)  Fraud.  Notwithstanding  the  other  provisions  of  this
Section 7.3, the parties agree that nothing herein limits any potential remedies of Shareholder arising under applicable state and federal laws with respect to any intentional or willful fraud, intentional or willful misrepresentation or intentional or willful deceit committed by Landec or any director, officer, employee or agent of Landec.

         7.5 Indemnification Procedure.

                  (a) Whenever any Claim shall be asserted against or incurred by an Indemnitee (as defined under Section 7.2 for a Claim thereunder and under Section 7.4 for a Claim thereunder), the Indemnitee shall give written notice thereof to Indemnitor (which shall be Shareholder or Landec for a Claim under Section 7.2 or 7.4 respectively) within sixty (60) days of notice of such Claim. Indemnitee shall furnish to Indemnitor in reasonable detail such information as the Indemnitee may have with respect to the Claim (including in any case copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). The failure to give such notice shall not relieve Indemnitor of his indemnification obligations under this Agreement.

                  (b) Any controversy between Indemnitor and Indemnitee regarding a Claim shall be settled by binding arbitration in accordance with
Section 8.16, and to the extent such Claim is cognizable under the Escrow Agreement, in accordance with the terms of the Escrow Agreement.

                  (c) If the Claim is based on a claim of a person that is not a party to this Agreement, Indemnitor may, at its expense, undertake the defense of such Claim with attorneys of its own choosing reasonably satisfactory to the Indemnitees. In the event Indemnitor, within a reasonable time after receiving notice of a Claim from the Indemnitees, fails to defend the Claim, the Indemnitees may, at the expense of Indemnitor, undertake the defense of the Claim and may compromise or settle the Claim, all for the account of Indemnitor. After notice from Indemnitor to the Indemnitees of its election to assume the defense of such Claim, Indemnitor shall not be liable to the Indemnitees under this Section 7.6(c) for any legal expenses subsequently incurred by the Indemnitees in connection with the defense thereof, except for such reasonable expenses incurred in connection with cooperation with, or at the request of, Indemnitor, provided, however, that the Indemnitees shall have the right to employ, at their expense, counsel to represent them if, in the Indemnitees' reasonable judgment, based upon the advice of counsel, it is advisable, in light of the separate interests of the Indemnitees and Indemnitor, for the Indemnitees to be represented by separate counsel.

                  (d) Indemnitor shall not, except with the prior written consent of the Indemnitees which shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement.

                  (e) Except as otherwise provided above, all reasonable costs incurred by the Indemnitees in connection with a Claim shall be paid by Indemnitor.
                  (f) In the event the satisfaction of any Claim as to which Landec or Dock is entitled to indemnification under Section 7.2 (a) hereof requires the performance or implementation of a Remedial Action with respect to an Environmental Condition on, at, under or emanating from the Property, Landec or Dock shall provide Shareholder with written notice of such Claim in accordance with Section 7.5 (a) hereof. Shareholder shall have the right to perform or implement all Remedial Actions in the manner provided by Sections 5.3(d) and (e) hereof with respect to such Environmental Condition by providing written notice to Landec or Dock of his intent to perform or implement such Remedial Actions no later than thirty (30) days after his receipt of notice of such Claim from Landec or Dock. In the event Shareholder (i) does not provide such notice within the time period prescribed in the preceding sentence, or (ii) provides such notice but thereafter fails to perform or implement such Remedial Actions in the manner provided by the provisions of Sections 5.3(d) or (e) hereof, Landec or Dock shall have the right to take all actions necessary to satisfy the requirements of applicable Environmental Laws, the NJDEP or other governmental agency or authority or any court with respect to such Environmental Condition, including without limitation, the performance and implementation of required Remedial Actions in the manner provided by the provisions of Sections
5.3 (d) and (e) hereof.

         7.6 Security and Payment of Claims.

                  (a) As security for the indemnity provided in Sections 7.2(a) and (b) hereof, pursuant to Section 1.2(a)(ii) and (iii) hereof, the Escrow Consideration shall be deposited in escrow with the Escrow Agent (the "Escrow Fund"). The Escrow Fund shall be available for satisfaction of Damages as to which Landec or Dock are entitled to indemnification under Sections 7.2(a) and
(b) hereof and the payment of costs incurred by Shareholder to achieve Full Compliance with ISRA in accordance with the terms and conditions of the Escrow Agreement.

                  (b) In the event the funds available in the Escrow Fund are not sufficient to pay all or any portion of the costs incurred by Landec or Dock in respect of which Landec or Dock is entitled to indemnification under Sections 7.2(a) or (b) hereof, Shareholder shall, subject to Sections 7.2(c) and (d) hereof, reimburse Landec or Dock for all such costs which exceed the amount of available funds in the Escrow Fund within thirty (30) days of Shareholder's receipt of invoices for the same.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 Notices. Every notice or other communication required or contemplated by this Agreement by either party shall be in writing and shall be delivered by (i) personal delivery, (ii) postage prepaid, return receipt requested, registered or certified mail (airmail if available), or the equivalent of registered or certified mail under the laws of the country where mailed, (iii) internationally recognized express courier, such as Federal Express, UPS or DHL, (iv) "tested" telex (a telex for which the proper answer back has been received), or (v) facsimile with a confirmation copy sent simultaneously in the manner contemplated by clauses (i), (ii) or (iii) of this
Section 8.1, in each case addressed to the party for whom intended at the following address:

                           (i) If to Landec:

                                    Landec Corporation
                                    3603 Haven Avenue
                                    Menlo Park, CA 94025
                                    Attention: President
                                    Facsimile Number: 415-368-9818


                               With a copy to:

                                    Venture Law Group
                                    2800 Sand Hill Road
                                    Menlo Park, CA 94025
                                    Attention: Tae Hea Nahm
                                    Facsimile Number: 415-854-1121


                           (ii) If to Shareholder:

                                    Wayne Tamarelli
                                    49 Wexford Way
                                    Basking Ridge, NJ 07920
                                    Facsimile Number: 908-221-9282

                           (iii) If to Dock:

                                    Dock Resins Corporation
                                    1512 W. Elizabeth Avenue
                                    Linden, NJ 07036
                                    Attention: Chief Executive Officer
                                    Facsimile Number: (908) 862-4015


                           (iv) If to Escrow Agent:

                                    Chase Trust Company of California
                                    101 California Street, Suite 2725
                                    San Francisco, CA 94111
                                    Attention: Corporate Trust Department
                                    Facsimile Number: 415-693-8850


         or at such other address as the intended recipient previously shall have designated by written notice to the other parties. Notice by registered or certified mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent, and in the absence of such record of delivery, the effective date shall be presumed to have been the sixth (6th) business day after it was deposited in the mail. All notices and other communications required or contemplated by this Agreement to be delivered in person or sent by courier shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery; notices delivered by "tested" telex or by facsimile with simultaneous confirmation copy by registered or certified or equivalent mail or courier shall be deemed delivered to and received by the addressee and effective on the date sent. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

         8.2 Force Majeure. No party hereto shall be liable for failure to perform, in whole or in material part, its obligations under this Agreement (other than payment and indemnification obligations) if such failure is caused by any event or condition not existing as of the date of this Agreement (unless reasonably foreseeable by such party) and not reasonably within the control of the affected party, including without limitation, by fire, flood, typhoon, earthquake, explosion, strikes, labor troubles or other industrial disturbances, unavoidable accidents, war (declared or undeclared), acts of terrorism, sabotage, embargoes, blockage, acts of Governmental Entities, riots, insurrections, or any other cause beyond the control of the parties; provided, only, that the affected party promptly notifies the other party of the occurrence of the event of force majeure and takes all reasonable steps necessary to resume performance of its obligations so interfered with.

         8.3 No Agency. This Agreement shall not constitute an appointment of any of the parties hereto as the legal representative or agent of any other party hereto nor shall any party hereto have any right or authority to assume, create or incur in any manner any obligation or other liability of any kind, express or implied, against, or in the name or on behalf of, the other party hereto.

         8.4 Severability. In the event any provision of this Agreement shall be determined to be invalid or unenforceable under applicable law, all other provisions of this Agreement shall continue in full force and effect unless such invalidity or unenforceability causes substantial deviation from the underlying intent of the parties expressed in this Agreement or unless the invalid or unenforceable provisions comprise an integral part of, or are inseparable from, the remainder of this Agreement. If this Agreement continues in full force and effect as provided above, the parties shall replace the invalid provision with a valid provision which corresponds as far as possible to the spirit and purpose of the invalid provision.

         8.5 Assignment and Succession. Except as expressly permitted herein, no party may assign or otherwise transfer any rights, interests or obligations under this Agreement (excluding an assignment resulting by operation of law as a result of the merger or consolidation of any such party) without the prior written consent of the other parties, which consent may be withheld in the sole and absolute discretion of such party for any reason whatsoever or for no reason and any attempted assignment in violation of this provision shall be void and of no effect.

         8.6 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by any party therefrom, shall in any event be effective without the written concurrence of the other party hereto. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given. No notice to or demand on any party in any case shall entitle any other party to any other or further notice or demand in similar or other circumstances.

         8.7 Further Assurances. Each of the parties hereto agrees that, from and after the Closing, upon the reasonable request of the other party hereto and without further consideration, such party will execute and deliver to such other party such documents and further assurances and will take such other actions (without cost to such party) as such other party may reasonably request in order to carry out the purpose and intention of this Agreement including but not limited to the effective consummation of the transactions contemplated under the provisions of this Agreement.

         8.8 Absence of Third-Party Beneficiaries. No provisions of this Agreement, express or implied, are intended or shall be construed to confer upon or give to any person or entity other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement unless specifically provided otherwise herein, and except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

         8.9 Governing Law. The validity, construction, performance and enforceability of this Agreement shall be governed in all respects by the laws of the State of California, without reference to the choice-of-law principles thereof.

         8.10 Interpretation. This Agreement, including any exhibits, schedules and amendments, has been negotiated at arm's length and between persons sophisticated and knowledgeable in the matters dealt with in this Agreement. Each party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purposes of the parties and this Agreement.

         8.11 Entire Agreement. The terms of this Agreement, the Note and the other writings referred to herein (including but not limited to all schedules, exhibits, addenda, and related agreements) and delivered by the parties hereto are intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement; provided, however, that the terms of the Confidentiality Agreement shall survive the execution and, if terminated, the termination of this Agreement. The parties further intend that this Agreement, together with the exhibits and schedules hereto and the Note, shall constitute the complete and exclusive statement of its terms and shall supersede any prior agreement with respect to the subject matter hereof. The parties acknowledge and agree that this Agreement and exhibits and schedules hereto constitute the agreements necessary to accomplish the transactions contemplated by this Agreement and are parts of an integrated arrangement between the parties with respect to the purchase and sale of the Assets and the operation of the Dock's business by Landec after the Closing, and that separate agreements have been used for the sake of convenience.

         8.12 Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

         8.13 Expenses. Except as set forth in the first clause of Section 1.5(b) hereof, each of the parties agrees to pay its own expenses in connection with the transactions contemplated by this Agreement, including without limitation legal, consulting, accounting and investment banking fees, whether or not such transactions are consummated. The Shareholder and Dock recognize that any of its expenses with respect to the transactions contemplated by this Agreement which are reflected as liabilities on the Balance Sheet shall be subject to the Purchase Price Adjustment set forth in Section 1.3 hereof.

         8.14 Consents. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

         8.15 Headings. The article and section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

         8.16 Arbitration. Any controversy between Shareholder and Landec regarding this Agreement (including without limitation, a Claim or the Disputed Purchase Price Adjustment) shall be settled by binding arbitration in accordance with the rules of the American Arbitration

Association (the "AAA") and judgment upon the award rendered through arbitration may be entered in any court having jurisdiction thereof. Such arbitration shall be held in Chicago, Illinois, unless the parties mutually agree in writing to change the location, before three neutral arbitrators appointed in the manner prescribed by the AAA. The fees and expenses of the Arbitrator shall be borne equally by Landec and Shareholder. Each party shall be responsible for its own legal fees and expenses for the proceeding.

         8.17 United States Dollars. All references to "$" or "Dollars" in this Agreement shall refer to United States Dollars.


                           [Signature Page to Follow]

         This Agreement has been duly executed and delivered by Shareholder and the duly authorized officers of Dock and Landec as of the date first above written.


LANDEC CORPORATION


By: /s/ Gary T. Steele
   ----------------------------------------
     Gary T. Steele, President


A. WAYNE TAMARELLI (SHAREHOLDER)

    /s/ A. Wayne Tamarelli
-------------------------------------------



DOCK RESINS CORPORATION


By: /s/ A. Wayne Tamarelli
   ----------------------------------------
    A. Wayne Tamarelli, Chairman







                  [Signature Page to Stock Purchase Agreement]

                              Rosenthal & Co., P.A.
                          Certified Public Accountants
                             2122 Meeting House Road
                          Cinnaminson, New Jersey 08077

                                 (609) 303-0160





                             DOCK RESINS CORPORATION

                                -----------------




                  REPORT ON COMPILATION OF FINANCIAL STATEMENTS
                                FEBRUARY 28, 1997

                              Rosenthal & Co., P.A.
                          Certified Public Accountants
                             2122 Meeting House Road
                          Cinnaminson, New Jersey 08077

                                 (609) 303-0160

                                                                  March 20, 1997


To the Board of Directors of
Dock Resins Corporation
Linden, New Jersey


     We have compiled the accompanying balance sheet of Dock Resins Corporation as at February 28, 1997 and the related statements of income and retaining earnings, cash flows, and analysis of costs and expenses for the 2 months ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

     A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

     Management has elected to omit substantially all of the disclosures required by generally accepted accounting principals. If the omitted disclosures were included in the financial statements they might influence the user's conclusions about the company's cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.


                                                  ROSENTHAL & CO., P.A.

                             DOCK RESINS CORPORATION
                                  BALANCE SHEET
                                FEBRUARY 28, 1997

                                                  ASSETS

Current assets
     Cash and cash equivalents                                             316,847.96
     Accounts receivable - net                                           1,809,177.78
     Inventory - RM - net                                                  508,419.06
     Inventory - FG - net                                                  811,083.72
     Marketable securities @ FMV                                           839,709.00
     Prepaid expenses                                                      179,831.76
                                                                   --------------------
Total current                                                                                          $4,465,069.28

Fixed assets
     Land                                                                  236,824.00
     Buildings and improvements                                            550,547.69
     Construction in progress                                               44,099.48
     Construction in progress DPCC                                         220,926.53
     Machinery and equipment                                             2,521,343.52
     Less accumulated depreciation                                      (2,007,768.82)
                                                                   --------------------
Total fixed assets                                                                                      1,565,972.40
                                                                                                 ---------------------

Total assets                                                                                           $6,031,041.68
                                                                                                 =====================

                                       LIABILITIES AND STOCKHOLDER'S EQUITY

Current
     Accounts payable and accrued expenses                                 907,043.14
     Payroll, bonuses and payroll taxes payable                             72,679.34
     Other accrued expenses payable                                      1,255,405.35
     Income tax payable                                                     16,506.00
     Current portion - long term debt                                       81,720.97
                                                                   --------------------
Total current                                                                                           2,333,354.80

Noncurrent
     Notes payable - net                                                    13,467.09
     Long term debt                                                        713,753.84
     Revolving note payable - bank                                          25,000.00
     Deferred charges                                                      121,398.58
                                                                   --------------------
Total noncurrent                                                                                          873,619.51

Note payable-shareholder                                                    52,500.00

Stockholder's equity
Common stock, no par value:
         Authorized 2,500 shares
         Issued 300 shares                                                  78,754.00
     Less treasury stock-75 shares at cost                                (355,336.89)
     Retained earnings                                                   3,048,150.26
                                                                   --------------------
Total stockholder's equity                                                                              2,824,067.37
                                                                                                 ---------------------

Total liabilities and stockholder's equity                                                             $6,031,041.68
                                                                                                 =====================

                                       See Accountant's Compilation Report.

                             DOCK RESINS CORPORATION
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                     FOR THE PERIODS ENDED FEBRUARY 28, 1997


                                                     1 Month Ended              2 Months Ended
                                                     Feb. 28, 1997              Feb. 28, 1997
                                                 ----------------------     -----------------------

Net Sales                                              $1,056,577.94              $2,378,447.36

Cost of goods sold
     Cost of goods sold                                   864,541.89               1,737,359.20
     Selling, general and administrative                  224,010.55                 537,604.73
     Interest - net                                         3,043.10                   6,908.13
                                                 ----------------------     -----------------------
Total cost and expenses                                 1,091,595.54               2,281,872.06
                                                 ----------------------     -----------------------

Income (loss) before income taxes                         (35,017.60)                 96,575.30

Provision for state income tax                            (73,271.00)                (70,071.00)
                                                 ----------------------     -----------------------

Net income (loss)                                          38,253.40                 166,646.30

Beginning retained earnings                             3,009,896.86               2,881,503.96
                                                 ----------------------     -----------------------

Ending retained earnings                               $3,048,150.26              $3,048,150.26
                                                 ======================     =======================


                                       See Accountant's Compilation Report.

                             DOCK RESINS CORPORATION
                         ANALYSIS OF COSTS AND EXPENSES
                     FOR THE PERIODS ENDED FEBRUARY 28, 1997


                                                                1 Month Ended                     2 Months Ended
                                                                Feb. 28, 1997                     Feb. 28, 1997
                                                            ----------------------            -----------------------

Cost of goods sold
     Merchandise                                                   $456,672.99                      $1,048,116.48
     Production materials                                            20,306.19                          30,387.82
     Salaries                                                       119,735.22                         249,877.53
     Electricity                                                      8,808.81                          15,536.50
     Gas and fuel oil                                                 7,662.32                          23,781.35
     Repairs to buildings and equipment                              45,657.14                          61,063.64
     Forklift expenses                                                1,725.90                           2,399.63
     Laundry, cleaning and waste removal                             16,345.44                          34,153.03
     Insurance                                                       32,847.15                          60,563.68
     Taxes and licenses                                               9,586.72                          23,781.76
     Professional fees                                              126,425.96                         148,382.46
     Laboratory expenses                                              2,188.29                           6,155.80
     Depreciation on buildings and equipment                         16,579.76                          33,159.52
                                                            ----------------------            -----------------------
Total cost of goods sold                                           $864,541.89                      $1,737,359.20
                                                            ======================            =======================

Selling, general and administrative
     Salaries                                                       127,227.67                         316,929.18
     Commissions                                                     10,429.97                          27,460.84
     Telephone                                                        1,349.49                           2,835.49
     Freight out                                                     10,370.64                          28,717.27
     Office expenses                                                  6,241.23                          10,177.50
     Travel and entertainment                                         8,186.97                          17,473.84
     Insurance                                                       26,169.27                          53,937.03
     Taxes and licenses                                               9,945.71                          17,427.71
     Professional fees                                                2,448.94                           7,949.04
     Pension and profit sharing                                       8,824.75                          18,958.26
     Bad debts                                                         (232.20)                           (232.20)
     Unrealized gain (loss) - marketable securities                     557.00                           1,683.00
     Sundries                                                        12,371.03                          34,047.61
     Depreciation on autos and office equipment                         120.08                             240.16
                                                            ----------------------            -----------------------
Total selling, general and administrative                          $224,010.55                      $  537,604.73
                                                            ======================            =======================

Interest                                                           $  3,043.10                      $    6,908.13
                                                            ======================            =======================


                                       See Accountant's Compilation Report.

                             DOCK RESINS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


1. The note payable to the shareholder is included in total stockholder's equity by the mutual subordination agreement of the Company and its primary lender.

                              FINANCIAL STATEMENTS


                             DOCK RESINS CORPORATION


                                December 31, 1996



                       ERNST & YOUNG LLP [LOGO GOES HERE]

                             Dock Resins Corporation

                              Financial Statements

                                December 31, 1996




                                    Contents


Report of Independent Auditors.................................................1
Balance Sheets.................................................................2
Statement of Income and Retained Earnings......................................3
Statement of Cash Flows........................................................4
Notes to Financial Statements..................................................5

[LOGO] ERNST & YOUNG LLP      o MetroPark                  o Phone: 908 906 3200
                                99 Wood Avenue South
                                P.O. Box 751
                                Iselin, New Jersey 08830-0471



                         Report of Independent Auditors


The Board of Directors
Dock Resins Corporation

We have audited the accompanying balance sheets of Dock Resins Corporation at December 31, 1996 and 1995, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dock Resins Corporation at December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

January 31, 1997

       Ernst & Young LLP is a member of Ernst & Young International, Ltd.

                             Dock Resins Corporation

                                 Balance Sheets

                                                                                    December 31
                                                                          1996                       1995
                                                                    -----------------          -----------------
Assets
Current assets:
     Cash and cash equivalents                                          $  410,230                 $  866,366
     Marketable securities                                                 841,392                       -
     Accounts receivable (less allowance for doubtful accounts of
       $2,600 in 1995)                                                   1,644,170                  1,110,334
     Inventories:
       Raw materials                                                       419,692                    424,361
       Finished goods                                                      832,395                    732,443
                                                                    -----------------          -----------------
                                                                         1,252,087                  1,156,804
     Prepaid expenses and other current assets                             241,595                    106,330
                                                                    -----------------          -----------------
Total current assets                                                     4,389,474                  3,239,834

Property, plant and equipment, at cost:
     Land                                                                  236,824                    236,824
     Buildings and improvements                                            550,548                    550,548
     Machinery and equipment                                             2,504,348                  2,452,877
     Construction in progress                                              219,932                       -
                                                                    -----------------          -----------------
                                                                         3,511,652                  3,240,249
     Less accumulated depreciation                                       1,974,369                  1,786,207
                                                                    -----------------          -----------------
Net property, plant and equipment                                        1,537,283                  1,454,042
                                                                    -----------------          -----------------
                                                                        $5,926,757                 $4,693,876
                                                                    =================          =================
Liabilities and stockholder's equity
Current liabilities:
     Accounts payable                                                   $1,011,999                 $  952,676
     Payroll, bonuses and payroll taxes payable                            739,890                    165,562
     Other accrued expenses                                                487,662                    447,913
     Income taxes payable                                                   83,077                     61,192
     Borrowings under revolving line of credit                              25,000                     25,000
     Current portion of long-term debt                                      86,384                     86,384
                                                                    -----------------          -----------------
Total current liabilities                                                2,434,012                  1,738,727

Long-term debt                                                             771,939                    858,358
Deferred compensation                                                      115,884                     96,713

Stockholder's equity:
     Common stock, no par value:
       Authorized 2,500 shares
       Issued 300 shares                                                    78,754                     78,754
       Retained earnings                                                 2,881,505                  2,276,661
                                                                    -----------------          -----------------
                                                                         2,960,259                  2,355,415
       Less cost of treasury stock - 75 shares                             355,337                    355,337
                                                                    -----------------          -----------------
Total stockholder's equity                                               2,604,922                  2,000,078
                                                                    -----------------          -----------------
                                                                        $5,926,757                 $4,693,876
                                                                    =================          =================

See accompanying notes.

                             Dock Resins Corporation

                   Statements of Income and Retained Earnings

                                                       Year ended December 31
                                                       1996            1995
                                                  ----------------------------

 Net sales                                        $ 13,498,204    $ 11,889,186
 Cost of goods sold                                  9,417,975       8,866,854
                                                  ----------------------------
 Gross profit                                        4,080,229       3,022,332

 Selling, general and administrative expenses        3,401,799       2,503,647
 Interest expense                                       96,332         122,527
 Interest income                                       (29,858)         (5,860)
 Other expenses                                         11,612            --
                                                  ----------------------------
                                                     3,479,885       2,620,314
                                                  ----------------------------
 Income before income taxes                            600,344         402,018

 Provision (benefit) for state income taxes:
      Current                                           17,400           6,500
      Deferred                                         (21,900)         (4,700)
                                                  ----------------------------
                                                        (4,500)          1,800
                                                  ----------------------------

 Net income                                            604,844         400,218
 Retained earnings at beginning of year              2,276,661       1,876,443
                                                  ----------------------------
 Retained earnings at end of year                 $  2,881,505    $  2,276,661
                                                  ============================



See accompanying notes.

                             Dock Resins Corporation

                            Statements of Cash Flows

                                                        Year ended December 31
                                                         1996           1995
                                                     --------------------------

 Cash flows from operating activities                $   604,844    $   400,218
 Net income
 Adjustments  to  reconcile net  income
    to  net  cash  provided  by  operating
    activities:
      Depreciation and amortization                      205,012        214,714
      Changes in operating assets and liabilities:
        Accounts receivable                             (533,836)        46,193
        Inventories                                      (95,283)        36,414
        Prepaid expenses                                (135,265)        (4,606)
        Accounts payable                                  59,323        187,493
        Payroll, bonuses and payroll taxes payable       574,328         72,150
        Other accrued expenses                            39,749        100,963
        Income taxes payable                              21,885        (10,550)
        Deferred compensation                             19,171         11,520
                                                     --------------------------
 Net cash provided by operating activities               759,928      1,054,509
                                                     --------------------------

 Cash flows from investing activities
 Capital expenditures                                   (288,253)       (63,554)
 Purchase of marketable securities                      (841,392)          --
                                                     --------------------------
 Net cash used in investing activities                (1,129,645)       (63,554)
                                                     --------------------------

 Cash flows from financing activities
 Borrowings under line of credit                         150,000        550,000
 Payments under line of credit                          (150,000)      (950,000)
 Payments of long-term debt                              (86,419)      (104,120)
                                                     --------------------------
 Net cash used in financing activities                   (86,419)      (504,120)
                                                     --------------------------

 Net (decrease) increase in cash and cash equivalents   (456,136)       486,835
 Cash and cash equivalents at beginning of year          866,366        379,531
                                                     --------------------------
 Cash and cash equivalents at end of year            $   410,230    $   866,366
                                                     ==========================

 Supplemental  disclosures of cash flow information
 Cash paid (refunded) during the year:
      Interest                                       $    84,462    $   116,796
                                                     ==========================
      Income taxes                                   $    (4,485)   $    12,550
                                                     ==========================


See accompanying notes.

                             Dock Resins Corporation

                          Notes to Financial Statements

                                December 31, 1996


1. Summary of Significant Accounting Policies

Organization

Dock Resins Corporation (the Company) manufactures and sells resins,  adhesives,
sealant,   coatings  and  related  products  to  various  industrial   customers
principally in the United States.

Inventories

Inventories are stated at the lower of cost (determined by the last-in, first-out method) or market. At December 31, 1996 and 1995, the LIFO inventory value approximates current cost.

Property, Plant and Equipment

For financial reporting purposes, deprecation is provided on the straight-line basis over the estimated useful life of each asset. Accelerated methods are used for tax purposes. Replacements, betterments and additions to property, plant and equipment are capitalized at cost. Expenditures for maintenance and repairs are charged to income as incurred.

The estimated useful lives used in computing depreciation are as follows:

                  Buildings and improvements         20 years
                  Machinery and equipment            3-10 years

Depreciation expense charged to earnings for the years ended December 31, 1996 and 1995 was approximately $205,000 and $207,000, respectively.

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                             Dock Resins Corporation

Research and Development

Research and development costs (approximately $1,815,000 for 1996 and $1,800,000 for 1995) are expensed as incurred.

Cash Equivalents

The  Company  considers  as  cash  equivalents  all   highly-liquid   marketable
securities with an original maturity of three months or less.

Marketable Securities

Marketable securities consist of fixed income investments (state and local government obligations and short-term commercial paper) with maturity dates ranging from 1997 through 2007 as of December 31, 1996 which can be readily purchased or sold using established markets. Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date. Such securities are classified as available for sale and, accordingly, are carried at fair value which approximates cost at December 31, 1996. The amortized cost of debt securities is adjusted for amortization of premium and accretion of discounts to maturity. Such amortization, realized gains and losses, interest and dividends are included in interest income.

Profit Sharing Plan

The Company has a profit sharing plan which covers substantially all employees. Contributions to the plan, which are funded as accrued, are determined at the discretion of the Board of Directors. Such contributions were $80,000 for 1996 and $65,000 for 1995, respectively.

Effective January 1, 1995, the Company's profit sharing plan was amended to allow for contribution qualified under Section 401(k) of the Internal Revenue Code. Eligible employees may elect to contribute up to 18% of their salaries, subject to IRS limitations, to the plan. The Company contributes an amount equal to 30% of the first 5% of employee contributions. Contributions to the plan by the Company amounted to approximately $24,800 in 1996 and $15,300 in 1995.

                             Dock Resins Corporation

1. Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Impairment of Long-Lived Assets

In 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which has no effect on its financial condition or results of operations. The Company records impairment losses on long-lived assets used in operations or expected to be disposed when events and circumstances indicate that the assets are less than the carrying amounts of those assets. No such events and circumstances have occurred.

Reclassifications

Certain 1995 balances have been reclassified to conform to 1996 presentation.

2.       Debt

Long-term debt consists of the following:

                                                                              1996                       1995
                                                                       ----------------------------------------------
Unsecured note payable to shareholder, interest at 10.5%,
     payable in annual principal installments of $7,500
     through 2004.                                                             $ 52,500                   $ 60,000

Mortgage loan payable to bank, interest at 8.5%, payable
     in monthly installments of principal and interest of
     $6,042 and the remaining principal of $494,936
     due August 2000.                                                           591,383                    611,818

Equipment line of credit/term loan facility  payable to
     bank,  interest at 9.0%, payable in monthly  installments
     of principal of $4,874 plus  interest due August 2000.                     214,440                    272,924
                                                                       ----------------------------------------------
                                                                                858,323                    944,742
Less current maturities                                                          86,384                     86,384
                                                                       ----------------------------------------------
                                                                               $771,939                   $858,358
                                                                       ==============================================

                                                                               7

                             Dock Resins Corporation

2. Debt (continued)

At December 31, 1996, long-term debt was due in aggregate annual installments, as follows:

1997                                                                $ 86,384
1998                                                                  91,233
1999                                                                  93,465
2000                                                                 564,741
Thereafter                                                            22,500
                                                              =================
                                                                    $858,323
                                                              =================

The Company's Amended and Restated Loan and Security Agreement, dated as of June 30, 1996, provides for a $1,250,000 revolving line of credit, a $1,000,000 equipment line of credit and a $614,000 mortgage loan. Each of the borrowings under the Amended and Restated Loan and Security Agreement is collateralized by substantially all of the Company's assets and is guaranteed by the Company's shareholder. Further, the unsecured note payable to the shareholder is subordinated to each of the borrowings. The Amended and Restated Loan and Security Agreement contains certain restrictive covenants, the more significant of which relate to limitations on additional borrowings and require maintenance of a specified financial leverage ratio.

The revolving line of credit, which bears interest at the lender's floating base rate (8.25% at December 31, 1996) plus .5%, is available through June 30, 1997. The line of credit provides for borrowings equal to 80% of the Company's eligible accounts receivable. No commitment fees were charged under the agreement and no compensating balances are required.

The equipment line of credit provides for borrowings by the Company through June 30, 1997 to a maximum of 80% of the purchase price of equipment purchased by the Company. Each borrowing under this line is evidenced by a separate term loan note, due is equal monthly principal payments over either 60 months or, for certain specified equipment, 59 months with a balloon payment equal to the remaining balance due on the sixtieth month.

3.       Income Taxes

The Company is an "S" Corporation for federal income tax purposes. This election generally eliminates federal income taxes at the corporate level and profits are taxed directly to the Company's shareholder. Therefore, no provision for federal income taxes is included in the accompanying financial statements.

                             Dock Resins Corporation

The Company is also an "S" Corporation for New Jersey state income tax purposes. This election generally reduces state income taxes at the corporate level to a rate equal to the difference between the corporate tax rate and the highest marginal personal tax rate (such rate differential is 2.63% for 1996 and 2.42% for 1995). The Company's shareholder is also taxed directly by New Jersey on the Company's profits.

For 1996 and 1995, the effective state income tax rates are lower than the statutory state tax rates, principally reflecting the tax benefits of state research and development tax credits.

Deferred state income taxes are primarily attributable to temporary differences which are not currently deductible for income tax purposes, including inventory reserves, bonuses, deferred compensation and certain other reserves and accrued liabilities, partially offset by differences between book and state tax depreciation.

The Company has not recorded any valuation allowances against its deferred tax assets at December 31, 1996 and 1995 as full realization of these assets is expected.

4. Bonus and Deferred Compensation Plans

Certain officers and employees of the Company are paid bonuses at the discretion of the board of directors.

The Company maintains a deferred compensation agreement for one of its employees, with benefits payable, contingent upon continued employment, three years after being earned. The annual expense for this agreement was $31,171 for 1996 and $26,519 for 1995. Included in payroll, bonuses and payroll taxes payable was $27,000 and $25,000 at December 31, 1996 and 1995, respectively, representing the current portion of deferred compensation.

5. Contingencies

The Company's largest customer accounted for approximately 24% and 17% of sales in 1996 and 1995, respectively, and approximately 39% and 19% of accounts receivable at December 31, 1996 and 1995, respectively.

The Company is subject to legal proceedings and environmental claims which arise in the ordinary course of business. In the opinion of management and counsel, the ultimate amount of liability, if any, resulting from these actions will not materially affect the financial position of the Company.

                              Financial Statements

                             Dock Resins Corporation

                                December 31, 1995

                       ERNST & YOUNG LLP [LOGO GOES HERE]

                             Dock Resins Corporation

                              Financial Statements

                                December 31, 1995




                                    Contents

Report of Independent Auditors.................................................1
Balance Sheets.................................................................2
Statement of Income and Retained Earnings......................................3
Statement of Cash Flows........................................................4
Notes to Financial Statements..................................................5

[LOGO] ERNST & YOUNG LLP      o MetroPark                  o Phone: 908 906 3200
                                99 Wood Avenue South
                                P.O. Box 751
                                Iselin, New Jersey 08830-0471



                         Report of Independent Auditors


The Board of Directors
Dock Resins Corporation

We have audited the accompanying balance sheets of Dock Resins Corporation at December 31, 1995 and 1994, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dock Resins Corporation at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP


March 8, 1996

       Ernst & Young LLP is a member of Ernst & Young International, Ltd.
                                                                               1

                             Dock Resins Corporation

                                 Balance Sheets

                                                                                    December 31
                                                                          1995                       1994
                                                                    --------------------------------------------
Assets
Current assets:
     Cash                                                               $  866,366                 $  379,531
     Accounts receivable (less allowance for doubtful accounts of
       $2,600 in 1995 and $4,800 in 1994)                                1,110,334                  1,156,527
     Inventories:
       Raw materials                                                       424,361                    421,054
       Finished goods                                                      732,443                    772,164
                                                                    --------------------------------------------
                                                                         1,156,804                  1,193,218
     Prepaid expenses                                                      106,330                    101,724
                                                                    --------------------------------------------
Total current assets                                                     3,239,834                  2,831,000

Property, plant and equipment, at cost:
     Land                                                                  236,824                    236,824
     Buildings and improvements                                            550,548                    550,548
     Machinery and equipment                                             2,452,877                  2,405,366
                                                                    --------------------------------------------
                                                                         3,240,249                  3,192,738
     Less accumulated depreciation                                       1,786,207                  1,594,874
                                                                    --------------------------------------------
Net property, plant and equipment                                        1,454,042                  1,597,864

Other assets (net of accumulated accumulated of $52,728 at
     December 31, 1994)                                                      -                          7,338
                                                                    --------------------------------------------
                                                                        $4,693,876                 $4,436,202
                                                                    ============================================

Liabilities and stockholder's equity
Current liabilities:
     Accounts payable                                                   $  952,676                 $  765,183
     Payroll, bonuses and payroll taxes payable                            165,562                     93,412
     Other accrued expenses                                                447,913                    346,950
     Income taxes payable                                                   61,192                     71,742
     Borrowings under revolving line of credit                              25,000                    425,000
     Current portion of long-term debt                                      86,384                    130,139
                                                                    --------------------------------------------
Total current liabilities                                                1,738,727                  1,832,426

Long-term debt                                                             858,358                    918,723
Deferred compensation                                                       96,713                     85,193

Stockholder's equity:
     Common stock, no par value:
       Authorized 2,500 shares
       Issued 300 shares                                                    78,754                     78,754
       Retained earnings                                                 2,276,661                  1,876,443
                                                                    --------------------------------------------
                                                                         2,355,415                  1,955,197
       Less cost of treasury stock - 75 shares                             355,337                    355,337
                                                                    --------------------------------------------
Total stockholder's equity                                               2,000,078                  1,599,860
                                                                    --------------------------------------------
                                                                        $4,693,876                 $4,436,202
                                                                    ============================================

See accompanying notes.

                                                                               2

                             Dock Resins Corporation

                   Statements of Income and Retained Earnings

                                                      Year ended December 31
                                                       1995            1994
                                                   ------------    ------------

 Net sales                                         $ 11,889,186    $ 11,185,215

 Costs and expenses:
 Cost of goods sold                                   8,866,854       8,503,673
 Selling, general and administrative                  2,503,647       2,266,005
 Interest                                               116,667         150,428
                                                   ------------    ------------
                                                     11,487,168      10,920,106
                                                   ------------    ------------
 Income before income taxes                             402,018         265,109

 Provision for state income taxes:
      Current                                             6,500          12,500
      Deferred                                           (4,700)           --
                                                   ------------    ------------
                                                          1,800          12,500
                                                   ------------    ------------

 Net income                                             400,218         252,609
 Retained earnings at beginning of year               1,876,443       1,623,834
                                                   ============    ============
 Retained earnings at end of year                  $  2,276,661    $  1,876,443
                                                   ============    ============


See accompanying notes.

                                        Dock Resins Corporation

                                       Statements of Cash Flows

                                                                              Year ended December 31
                                                                          1995                       1994
                                                                    --------------------------------------------
Cash flows from operating activities
Net income                                                              $  400,218                $   252,609
Adjustments to reconcile net income to net cash provided
   by operating activities:
     Depreciation and amortization                                         214,714                    232,257
     Changes in operating assets and liabilities:
       Accounts receivable                                                  46,193                    162,986
       Inventories                                                          36,414                   (252,955)
       Prepaid expenses                                                     (4,606)                    (7,328)
       Accounts payable                                                    187,493                    (76,391)
       Payroll, bonuses and payroll taxes payable                           72,150                     (6,790)
       Other accrued expenses                                              100,963                    156,331
       Income taxes payable                                                (10,550)                    41,410
       Deferred compensation                                                11,520                     10,230
                                                                    --------------------------------------------
Net cash provided by operating activities                                1,054,509                    512,359

Cash flows from investing activities
Capital expenditures                                                       (63,554)                   (34,281)
Decrease in other assets                                                       -                      545,651
                                                                    --------------------------------------------
Net cash (used in) provided by investing activities                        (63,554)                   511,370

Cash flows from financing activities
Borrowings under line of credit                                            550,000                  1,275,000
Payments under line of credit                                             (950,000)                (1,800,000)
Payments of long-term debt                                                (104,120)                  (120,314)
                                                                    --------------------------------------------
Net cash used in financing activities                                     (504,120)                  (645,314)
                                                                    --------------------------------------------

Net increase in cash                                                       486,835                    378,415
Cash and at beginning of year                                              379,531                      1,116
                                                                    --------------------------------------------
Cash at end of year                                                     $  866,366                $   379,531
                                                                    ============================================

Supplemental  disclosures of cash flow information
Cash paid (refunded) during the year:
     Interest                                                           $  116,796                   $154,963
                                                                    ============================================
     Income taxes                                                       $   12,550                $    (7,941)
                                                                    ============================================


See accompanying notes.

                                                                               4

                             Dock Resins Corporation

                          Notes to Financial Statements

                                December 31, 1995


1. Summary of Significant Accounting Policies

Organization

Dock Resins Corporation (the Company) manufactures and sells resins,  adhesives,
sealant,   coatings  and  related  products  to  various  industrial   customers
principally in the United States.

Inventories

Inventories are stated at the lower of cost (determined by the last-in, first-out method) or market. At December 31, 1995 and 1994, the LIFO inventory value approximates current cost.

Property, Plant and Equipment

For financial reporting purposes, deprecation is provided on the straight-line basis over the estimated useful life of each asset. Accelerated methods are used for tax purposes. Replacements, betterments and additions to property, plant and equipment are capitalized at cost. Expenditures for maintenance and repairs are charged to income as incurred.

The estimated useful lives used in computing depreciation are as follows:

                  Buildings and improvements         20 years
                  Machinery and equipment            3-10 years

Depreciation expense charged to earnings for the years ended December 31, 1995 and 1994 was approximately $207,000 and $220,000, respectively.

Other Assets

Other assets at December 31, 1994 consist primarily of deferred charges including loan placement fees and security deposits. The loan placement fees were amortized on a straight-line basis over the term of the related loans.

                             Dock Resins Corporation

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Research and Development

Research and development costs (approximately $1,800,000 for 1995 and $1,300,000 for 1994) are expensed as incurred.

Profit Sharing Plan

The Company has a profit sharing plan which covers substantially all employees. Contributions to the plan, which are funded as accrued, are determined at the discretion of the Board of Directors. Such contributions were $65,000 for 1995 and $60,000 for 1994, respectively.

Effective January 1, 1995, the Company's profit sharing plan was amended to allow for contribution qualified under Section 401(k) of the Internal Revenue Code. Eligible employees may elect to contribute up to 18% of their salaries, subject to IRS limitations, to the plan. The Company contributes an amount equal to 30% of the first 5% of employee contributions. Contributions to the plan by the Company amounted to approximately $15,300 in 1995.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


                             Dock Resins Corporation

                    Notes to Financial Statements (continue)

2. Debt

Long-term debt consists of the following:

                                                                              1995                      1994
                                                                       -------------------       -------------------
Unsecured note payable to shareholder, interest at 10.5%,
     payable in annual principal installments of $7,500
     through 2004.                                                             $ 60,000                $   67,500

Mortgage loan payable to bank, interest at 8.5%, payable
     in monthly installments of principal and interest of
     $6,042 and the remaining principal of $494,936
     due August 2000.                                                           611,818                   641,948

Equipment line of credit/term loan facility  payable to
     bank, interest at 9.0%, payable in monthly installments
     of principal of $4,874 plus interest due August 2000.                      272,924                         -

Term loan payable to bank, interest at 8.75%, payable
     in monthly installments of principal and interest
     of $9,066, remaining principal of $292,418 converted
     to equipment loan above August 1995.                                             -                   339,414
                                                                       -------------------       -------------------
                                                                                944,742                 1,048,862
Less current maturities                                                          86,384                   130,139
                                                                       -------------------       -------------------
                                                                               $858,358                $  918,723
                                                                       ===================       ===================

At December 31, 1995, long-term debt was due in aggregate annual installments, as follows:

1996                                                                 $86,384
1997                                                                  90,098
1998                                                                  91,233
1999                                                                  93,465
2000                                                                 561,062
Thereafter                                                            22,500
                                                              -----------------
                                                                    $944,742
                                                              =================

The Company's Amended and Restated Loan and Security Agreement, dated as of July 31, 1995, provides for a $1,250,000 revolving line of credit, a $1,050,000 equipment line of credit and a $614,000 mortgage loan. Each of the borrowings under the Amended and Restated Loan and Security Agreement is collateralized by substantially all of the Company's assets and is 2. Debt (continued) guaranteed by the Company's shareholder. Further, the

                             Dock Resins Corporation

                    Notes to Financial Statements (continue)

2. Debt (continue)

unsecured  note  payable  to the  shareholder  is  subordinated  to  each of the borrowings. The Amended and Restated Loan and Security Agreement contains certain restrictive covenants, the more significant of which relate to limitations on additional borrowings and require maintenance of a specified financial leverage ratio. At December 31, 1995, management believes that the fair value of long-term debt approximates its carrying value.

The revolving line of credit, which bears interest at the lender's floating base rate (8.5% at December 31, 1995) plus .75%, is available through June 30, 1996. The line of credit provides for borrowings equal to 80% of the Company's eligible accounts receivable. No commitment fees were charged under the agreement and no compensating balances are required.

The equipment line of credit provides for borrowings by the Company through June 30, 1996 to a maximum of 80% of the purchase price of equipment purchased by the Company. Each borrowing under this line is evidenced by a separate term loan note, due is equal monthly principal payments over either 60 months or, for certain specified equipment, 59 months with a balloon payment equal to the remaining balance due on the sixtieth month.

3. Income Taxes

The Company is an "S" Corporation for federal income tax purposes. This election generally eliminates federal income taxes at the corporate level and profits are taxed directly to the Company's shareholder. Therefore, no provision for federal income taxes is included in the accompanying financial statements.

Additionally, effective January 1, 1994 the Company is an "S" Corporation for New Jersey state income tax purposes. This election generally reduces state income taxes at the corporate level to a rate equal to the difference between the corporate tax rate and the highest marginal personal tax rate (such rate differential is 2.42% for 1995 and 2.35% for 1994). The Company's shareholder is also taxed directly by New Jersey on the Company's profit.

                             Dock Resins Corporation

                    Notes to Financial Statements (continue)

3. Income Taxes (continued)

For 1995, the effective state income tax rates are lower than the statutory state tax rate, principally reflecting the tax benefits of state research and development tax credits. For 1994, the effective state income tax rate is higher than the statutory state tax rate. This results from the non-deductibility of certain payments and charges, partially offset by depreciation differences between the financial reporting and tax bases of certain assets.

Deferred state income taxes are primarily attributable to temporary differences which are not currently deductible for income tax purposes, including inventory reserves, deferred compensation and certain other reserves and accrued liabilities, partially offset by differences between book and state tax depreciation.

The Company has not recorded any valuation allowances against its deferred tax assets at December 31, 1995 and 1995 as full realization of these assets is expected.

4. Bonus and Deferred Compensation Plans

Certain officers and employees of the Company are paid bonuses at the discretion of the board of directors.

The Company maintains a deferred compensation agreement for one of its employees, with benefits payable, contingent upon continued employment, three years after being earned. The annual expense for this agreement was $26,519 for 1995 and $23,500 for 1994. Included in payroll, bonuses and payroll taxes payable at both December 31, 1995 and 1994 is $25,000, representing the current portion of deferred compensation.

5. Contingencies

The Company's largest customer accounted for approximately 17% and 20% of sales in 1995 and 1994, respectively, and approximately 19% and 26% of accounts receivable at December 31, 1995 and 1994, respectively.

The Company is subject to legal proceedings and environmental claims which arise in the ordinary course of business. In the opinion of management and counsel, the ultimate amount of liability, if any, resulting from these actions will not materially affect the financial position of the Company.

                              FINANCIAL STATEMENTS


                             DOCK RESINS CORPORATION


                                December 31, 1994



                       ERNST & YOUNG LLP [LOGO GOES HERE]

                             Dock Resins Corporation

                              Financial Statements

                                December 31, 1994




                                    Contents


Report of Independent Auditors.................................................1
Balance Sheets.................................................................2
Statement of Income and Retained Earnings......................................3
Statement of Cash Flows........................................................4
Notes to Financial Statements..................................................5

[LOGO] ERNST & YOUNG LLP      o MetroPark                  o Phone: 908 906 3200
                                99 Wood Avenue South
                                P.O. Box 751
                                Iselin, New Jersey 08830-0471



                         Report of Independent Auditors



The Board of Directors
Dock Resins Corporation

We have audited the accompanying balance sheets of Dock Resins Corporation at December 31, 1994 and 1993, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dock Resins Corporation at December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                            /s/ ERNST & YOUNG LLP

March 10, 1995

                             Dock Resins Corporation

                                 Balance Sheets

                                                                                    December 31
                                                                          1994                       1993
                                                                    --------------------------------------------
Assets
Current assets:
     Cash                                                               $  379,531                 $    1,116
     Accounts receivable (less allowance for doubtful accounts of
       $4,829 in 1994 and $2,059 in 1993)                                1,156,527                  1,319,513
     Inventories:
       Raw materials                                                       421,054                    389,511
       Finished goods                                                      772,164                    550,752
                                                                    --------------------------------------------
                                                                         1,193,218                    940,263
     Prepaid expenses                                                      101,724                     94,396
                                                                    --------------------------------------------
Total current assets                                                     2,831,000                  2,355,288

Property, plant and equipment, at cost:
     Land                                                                  236,824                    236,824
     Buildings and improvements                                            550,548                    537,398
     Machinery and equipment                                             2,405,366                  2,385,336
                                                                    --------------------------------------------
                                                                         3,192,738                  3,159,558
     Less accumulated depreciation                                       1,594,874                  1,375,731
                                                                    --------------------------------------------
Total property, plant and equipment                                      1,597,864                  1,783,827

Other assets (net of accumulated amortization of $52,728 and
     $40,714 at December 31, 1994 and 1993 respectively)                     7,338                    565,002
                                                                    --------------------------------------------
                                                                        $4,436,202                 $4,704,117
                                                                    ============================================
Liabilities and stockholder's equity
Current liabilities:
     Accounts payable                                                   $  765,183                 $  841,574
     Payroll, bonuses and payroll taxes payable                             93,412                    100,202
     Other accrued expenses                                                346,950                    190,619
     Income taxes payable                                                   71,742                     30,332
     Borrowings under revolving line of credit                             425,000                    950,000
     Current portion of long-term debt                                     130,139                    120,371
                                                                    --------------------------------------------
Total current liabilities                                                1,832,426                  2,233,098

Long-term debt                                                             918,723                  1,048,805
Deferred compensation                                                       85,193                     74,963

Stockholder's equity:
     Common stock, no par value:
       Authorized 2,500 shares
       Issued 300 shares                                                    78,754                     78,754
       Retained earnings                                                 1,876,443                  1,623,834
                                                                    --------------------------------------------
                                                                         1,955,197                  1,702,588
       Less cost of treasury stock - 75 shares                             355,337                    355,337
                                                                    --------------------------------------------
Total stockholder's equity                                               1,599,860                  1,347,251
                                                                    --------------------------------------------
                                                                        $4,436,202                 $4,704,117
                                                                    ============================================

See accompanying notes.

                                                                                                                                   2

                             Dock Resins Corporation

                   Statements of Income and Retained Earnings

                                                        Year ended December 31
                                                        1994            1993
                                                    -----------     -----------

 Net sales                                          $11,185,215     $10,257,029

 Costs and expenses:
 Cost of goods sold                                   8,503,673       7,709,504
 Selling, general and administrative                  2,266,005       2,223,425
 Interest                                               150,428         176,162
                                                    -----------     -----------
                                                     10,920,106      10,109,091
                                                    -----------     -----------
 Income before income tax                               265,109         147,938

 Provisions for state income tax:
    Current                                              12,500          15,000
    Deferred                                               --             1,000
                                                    -----------     -----------
                                                         12,500          16,000
                                                    -----------     -----------

 Net income                                             252,609         131,938
 Retained earnings at beginning of year               1,623,834       1,491,896
                                                    -----------     -----------
 Retained earnings at end of year                   $ 1,876,443     $ 1,623,834
                                                    ===========     ===========

                             Dock Resins Corporation

                            Statements of Cash Flows

                                                       Year ended December 31
                                                        1994            1993
                                                     --------------------------

 Cash flows from operating activities                $   252,609    $   131,938
 Net income
 Adjustments  to  reconcile net  income
    to  net  cash  provided  by  operating
    activities:
      Depreciation and amortization                      232,257        271,940
      Deferred income taxes                                 --            5,750
      Changes in operating assets and liabilities:
        Accounts receivable                              162,986       (250,536)
        Inventories                                     (252,955)        67,724
        Prepaid expenses                                  (7,328)        66,621
        Accounts payable                                 (76,391)         2,202
        Payroll, bonuses and payroll taxes payable        (6,790)         2,373
        Other accrued expenses                           156,331         32,519
        Income taxes payable                              41,410        (44,250)
        Deferred compensation                             10,230          8,735
                                                     --------------------------
 Net cash provided by operating activities               512,359        295,016

 Cash flows from investing activities
 Capital expenditures                                    (34,281)       (63,188)
 Decrease (increase) in other assets                     545,651        (98,084)
                                                     --------------------------
 Net cash provided by (used in) investing activities     511,370       (161,272)

 Cash flows from financing activities
 Borrowings under line of credit                       1,275,000      1,600,000
 Payments under line of credit                        (1,800,000)    (1,650,000)
 Payments of long-term debt                             (120,314)      (107,771)
                                                     --------------------------
 Net cash used in financing activities                  (645,314)      (157,771)
                                                     --------------------------

 Net increase (decrease) in cash                         378,415        (24,027)
 Cash at beginning of year                                 1,116         25,143
                                                     --------------------------
 Cash at end of year                                 $   379,531    $     1,116
                                                     ==========================

 Supplemental  disclosures of cash flow information
 Cash paid (refunded) during the year:
      Interest                                       $   154,963    $   177,737
                                                     ==========================
      Income taxes                                   $    (7,941)   $    41,412
                                                     ==========================

See accompanying notes.

                             Dock Resins Corporation

                          Notes to Financial Statements

                                December 31, 1994


1. Summary of Significant Accounting Policies

Organization

Dock Resins Corporation (the Company) manufactures and sells resins,  adhesives,
sealant,   coatings  and  related  products  to  various  industrial   customers
principally in the United States.

Inventories

Inventories are stated at the lower of cost (determined by the last-in, first-out method) or market. At December 31, 1994 and 1993, the LIFO inventory value approximates current cost.

Property, Plant and Equipment

For financial reporting purposes, deprecations provided on the straight-line basis over the estimated useful life of each asset. Accelerated methods are used for tax purposes. Replacements, betterments and additions to property, plant and equipment are capitalized at cost. Expenditures for maintenance and repairs are charged to income as incurred.

The principal estimated useful lives used in computing depreciation are as follows:

                  Buildings and improvements         20 years
                  Machinery and equipment            3-10 years

Depreciation expense charged to earnings for the years ended December 31, 1994 and 1993 was approximately $220,000 and $260,000, respectively.

Other Assets

Other assets consist primarily of deferred charges including loan placement fees and security deposits. The loan placement fees are being amortized on a straight-line basis over the term of the related loans. Other assets at December 31, 1993 also included an insurance receivable.

                             Dock Resins Corporation

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Research and Development

Research and development expenditures approximately ($1,272,000 for 1994 and $925,000 for 1993) are expensed as incurred.

Profit Sharing Plan

The Company has a profit sharing plan which covers substantially all employees. Contributions to the plan, which are funded as accured, are determined at the discretion of the Board of Directors. Such contributions were $60,000 for 1994 and $46,000 for 1993, respectively.

2. Debt

Long-term debt consists of the following:

                                                                    1994                1993
                                                                ---------------------------------
  Unsecured note payable to shareholder, interest at
    10.5%, payable in annual principal installments of
    $7,500 through 2004.                                        $  67,500             $   75,000

  Mortgage loan payable to bank, interest at 8.75%,
    payable in monthly installments of principal and
    interest of $7,493 and the remaining principal
    $618,568 due August 1995.                                     641,948                674,581

  Term loan payable to bank, interest at 8.75%, payable
    in monthly installments of principal and interest of
    $9,066 and the remaining principal $290,534 due
    August 1995.                                                  339,414                414,442

  Capitalized lease obligations                                     --                     5,153
                                                                ---------------------------------
                                                                1,048,862              1,169,176
  Less current maturities                                         130,139                120,371
                                                                ---------------------------------
                                                                $ 918,723              $1,048,805
                                                                =================================
                                                                                                     6

                             Dock Resins Corporation

2. Debt (continued)

As noted above, aggregate balloon payments of approximately $909,000 are due in August 1995 under the Company's mortgage loan and term loan. The Company is currently negotiating with the lender to refinance these amounts on a long-term basis, and management believes that it has the ability to obtain long-term financing of these amounts. Accordingly, for purposes of presenting the current portion of long-term debt at December 31, 1994, the Company has reflected a full year of principal repayments at the Company's current borrowing terms and classified the remaining balance as long-term debt due in 1996.

At December 31, 1994, long-term debt was due in aggregate annual installments, as follows:

           1995                          $  130,139
           1996                             866,223
           1997                               7,500
           1998                               7,500
           1999                               7,500
           Thereafter                        30,000
                                         -----------
                                         $1,048,862
                                         ===========

The Company's Loan and Security Agreement, as amended, provided a $1,250,000 line of credit, $605,000 term loan and $720,000 mortgage loan. Each of the borrowings under the Loan and Security Agreement is collateralized by substantially all of the Company's assets and is guaranteed by the Company's shareholder. Further, the unsecured note payable to the shareholder is subordinated to each of the borrowings. The Loan and Security Agreement contains certain restrictive covenants, the more significant of which relate to limitations on additional borrowings and require maintenance of a specified financial leverage ratio.

The line of credit, which bears interest at the lender's floating base rate (8.5% at December 31, 1994) plus 1%, is available through June 30, 1995. The line of credit provides for borrowings equal to the sum of 75% of the Company's eligible accounts receivable and 25% of inventory provided that borrowings supported by inventory are limited to $200,000. No commiment fees were charged under the agreement and no compensating balances are required.

                             Dock Resins Corporation

3. Income Taxes

The Company is an "S" Corporation for federal income tax purposes. This election generally eliminates federal income taxes at the corporate level and profits are taxed directly to the Company's shareholder. Therefore, no provision for federal income taxes is included in the accompanying financial statements.

Additionally, effective January 1, 1994 the Company is an "S" Corporation for New Jersey state income tax purposes. This election generally reduces state income taxes at the corporate level to a rate equal to the difference between the corporate tax rate and the highest marginal personal tax rate (such rate differential is 2.35% for 1994). The Company's shareholder is also taxed directly by New Jersey on the Company's profit.

For 1994 and 1993, the effective state income tax rate is higher than the statutory state tax rate (2.35% for 1994 and 9.375% for 1993). This results from the non-deductibility of certain payments and charges, partially offset by depreciation differences between the financial reporting and tax bases of certain assets.

Deferred state income taxes are primarily attributable to temporary differences which are not currently deductible for income tax purposes, including inventory reserves, deferred compensation and certain other reserves and accrued liabilities, partially offset by differences between book and state tax depreciation.

The Company has not recorded any valuation allowances against its deferred tax assets at December 31, 1994 as full realization of these assets is expected.

4. Bonus and Deferred Compensation Plans

Certain officers and employees of the Company are paid bonuses at the discretion of the board of directors.

The Company maintains a deferred compensation agreement for one of its employees, with benefits payable, contingent upon continued employment, three years after being earned. The annual expense for this agreement was $23,500 for 1994 and $20,466 for 1993. Included in payroll, bonuses and payroll taxes payable at both December 31, 1994 and 1993 is $25,000, representing the current portion of deferred compensation.

                             Dock Resins Corporation

                    Notes to Financial Statements (continue)

5. Contingencies

The Company's largest customer accounted for approximately 20% and 17% of sales in 1994 and 1993, respectively, and approximately 26% and 33% of accounts receivable at December 31, 1994 and 1993 respectively.

The Company is subject to legal proceedings and environmental claims which arise in the ordinary course of business. In the opinion of management and counsel, the ultimate amount of liability, if any, resulting from these actions will not materially affect the financial position of the Company.

                                   DOCK RESINS

                  PRE-CLOSE BALANCE SHEET COMPARISON - w/o Debt
                                     FY 1997

                                             2/28/97                  Adjustments                 As Adjusted
                                        -------------------------------------------------------------------------
Cash                                           316,848                         0                       316,848
Marketable Securities                          839,709                  -839,709                             0
Accts Receivable                             1,809,178                         0                     1,809,178
RM Inventory                                   508,419                         0                       508,419
FG Inventory                                   811,084                         0                       811,084
Prepaid Expense                                179,831                         0                       179,831
                                        -------------------------------------------------------------------------
     Total Current                           4,465,069                  -839,709                     3,625,360

Land                                           236,824                         0                       236,824
Bldgs & Improvements                           550,548                         0                       550,548
Construction in Process                        265,026                         0                       265,026
Machinery & Equipment                        2,521,344                         0                     2,521,344
                                        -------------------------------------------------------------------------
     Total Gross PP&E                        3,573,742                         0                     3,573,742
Accum. Depr.                                -2,007,769                         0                    -2,007,769
                                        -------------------------------------------------------------------------
     Net PP&E                                1,565,973                         0                     1,565,973

Other Assets                                         0                         0                             0

     TOTAL ASSETS                            6,031,042                  -839,709                     5,191,333

A/P & Accr. Liab.                              907,043                         0                       907,043
Payroll Accruals                                72,679                         0                        72,679
Other Accruals                  (a)          1,255,406                -1,213,130                        42,276
Income Tax Payable                              16,506                   -16,506                             0
Current L-T Debt                                81,721                   -81,721                             0
                                        -------------------------------------------------------------------------
     Total Current                           2,333,355                -1,311,357                     1,021,998

L-T Debt                                       713,754                  -713,754                             0
Revolving Bank Note                             38,467                   -38,467                             0
Deferred Compensation                          121,399                         0                       121,399
                                        -------------------------------------------------------------------------
     Total Non-Current                         873,620                  -752,221                       121,399

Note to Shareholder                             52,500                   -52,500                             0

Common Stock                                    78,754                         0                        78,754
Treasury Stock                                -355,337                         0                      -355,337
Retained Earnings                            3,048,150                 1,276,369                     4,324,519
                                        -------------------------------------------------------------------------
     Total Equity                            2,771,567                 1,276,369                     4,047,936

     TOTAL LIAB. & EQUITY                    6,031,042                  -839,709                     5,191,333

(a) Adjustment is for AWT bonus ($29,000 for 1997 and $195,000 for 1996), Sub S Income taxes ($150,000 for 1997 and $419,000 for 1996) and industrial waste accrual ($420,130).

                                  SCHEDULE 3.13

         See Report of Title, attached hereto.

                            SELECT TITLE AGENCY, INC.
                                71 Valley Street
                         South Orange, New Jersey 07079
                          (201) 761-1112 (Fax) 761-6699

April 15, 1997

Henry King, Esq.
Reed, Smith, Shaw & McClay
136 Main Street - Suite 250
Princeton Forrestal Village
P.O. Box 7839
Princeton, New Jersey  08543-7839

RE:  DOCK RESINS CORPORATION
      Commitment No.:  ST-597

Dear Mr. King:

         Please be advised that this Company has continued the above-referenced search from the date of Report of Title (January 7, 1997) to date.

         The following are the results of said search:

As to Union County:

         Search shows No Change to April 8, 1997.

As to Upper Court Searches:

         Search dated March 31, 1997 shows Clear.

         Hoping the above meets with your approval, I remain.


Very truly yours,
SELECT TITLE AGENCY, INC.
Agent for Commonwealth Land Title Insurance Company and Old Republic National Title Insurance Company


By: /s/ Fred P. Reimer
   ----------------------------------------
   Fred P. Reimer
   President

                            SELECT TITLE AGENCY, INC.

                                 REPORT OF TITLE

FILE NUMBER:      ST-597
                                   SCHEDULE A


(1)     Effective Date:  January 7, 1997


(2) Fee Simple interest in the land described in this Report of Title is at the Effective Date hereof vested in:

        DOCK RESINS CORPORATION

        Title acquired by:

        As to Lot 18, Block 422:

        Deed from Great Eastern Chemical Corporation dated February 18, 1957 and recorded February 20, 1957 in Deed Book 2303 Page 418.

        As to Lot 19, Block 422:

        Deed from Nadel Lumber & Fuel Co., a Partnership consisting of Eugene Sladowsky, Elliott Sladowsky, & Herman Farer, dated September 11, 1981 and recorded September 17, 1981 in Deed Book 3267 Page 146.


(3)     The land referred to in this Report of Title is described in Schedule C.

NOTE:  Liability hereunder for errors and omissions is limited to $1,000.00.

Countersigned:

SELECT TITLE AGENCY, INC.
Agent for Commonwealth Land Title Insurance Company and Old Republic National Title Insurance Company

By:  Fred P. Reimer
President

                            SELECT TITLE AGENCY, INC.

                                 REPORT OF TITLE

FILE NUMBER:      ST-597

                                   SCHEDULE B

                                   EXCEPTIONS

(1) Rights or claims of parties in possession of the land not shown by the public record.

(2)      Easements, or claims of easements, not shown by the public record.

(3) Any liens on your title, arising now or later, for labor and material, not shown by the public record.

(4)      Taxes  Charges  and  Assessments:
         Tax  Search:  See  Copies  Attached.
         Assessment  Search:  See Copies  Attached.
         This property is subject to current year's taxes levied or to be levied, and not yet certified to by the County Board of Taxation in accordance with Chapter 397 Laws of 1941, as amended and supplemented.

(5)      Superior  Court of New Jersey and United States  District Court Search:
         See Search dated January 7, 1997 attached hereto.

(6)      Mortgages of record: (ONE)

         Mortgage made by DOCK RESINS CORPORATION to UNITED JERSEY BANK/CENTRAL, N.A., dated August 10, 1990 and recorded August 10, 1990 in Mortgage Book 4102 Page 270 in the amount of $2,325,000.00.

         See Assignment of Leases dated August 10, 1990 and recorded August 10, 1990 in Mortgage Book 4102 Page 290.

         See First Agreement to Modify Mortgage dated August 27, 1991 and recorded September 10, 1991 in Mortgage Book 4326 Page 133.

         See First Agreement to Modify Assignment of Leases dated August 27, 1991 and recorded September 10, 1991 in Mortgage Book 4326 Page 139.

                                                          EXCEPTIONS (continued)

                            SELECT TITLE AGENCY, INC.

                                 REPORT OF TITLE

FILE NUMBER:      ST-597

                                   SCHEDULE B

                                   EXCEPTIONS
                                   (Continued)

         See Modification and Extension Agreement dated May 31, 1992 and recorded July 31, 1992 in Mortgage Book 4591 Page 3.

         See Second Agreement to Modify Assignment of Leases dated July 31, 1992 and recorded October 27, 1992 in Mortgage Book 4672 Page 49.

         See Second Agreement to Modify Mortgage dated July 31, 1992 and recorded October 27, 1992 in Mortgage Book 4672 Page 55.

         See Third Agreement to Modify Mortgage dated June 30, 1993 and recorded November 17, 1993 in Mortgage Book 5092 Page 201.

         See Third Agreement to Modify Assignment of Leases dated June 30, 1993 and recorded November 17, 1993 in Mortgage Book 5092 Page 206.

         See Fourth Agreement to Modify Mortgage dated August 26, 1994 and recorded October 12, 1994 in Mortgage Book 5473 Page 1.

         See Fourth Agreement to Modify Assignment of Leases dated August 26, 1994 and recorded October 12, 1994 in Mortgage Book 5473 Page 7.

         See Fifth Note and Mortgage Modification Agreement dated October 27, 1995 and recorded October 31, 1995 in Mortgage Book 5753 Page 305.

(7) Financing Statement #3927 filed August 10, 1990 by UNITED JERSEY BANK/CENTRAL, N.A. against DOCK RESINS CORPORATION; and Continuation filed June 23, 1995.

(8) Subject to grant to Elizabethtown Gas Company as set forth in Deed Book 2948 Page 955.

(9) Subject to any facts about the land which a correct survey would disclose, and which are not shown by the public record.

                            SELECT TITLE AGENCY, INC.

                                 REPORT OF TITLE

FILE NUMBER:      ST-597

                                   SCHEDULE C

All that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the City of Linden, County of Union, State of New Jersey:

BEGINNING at a point in the northwesterly sideline of Elizabeth Avenue, said point being distant 128.66 feet along a course of North 47 degrees 36 minutes East from the point formed by the intersection of said northwesterly sideline of Elizabeth Avenue with the northeasterly sideline of Marion Avenue; thence running

1)       North 42 degrees 20 minutes West 422.50 feet to a point; thence

2) North 47 degrees 36 minutes East parallel to Elizabeth Avenue 208.68 feet to a point; thence

3) South 42 degrees 24 minutes East 422.50 feet to a point in the northerly sideline of Elizabeth Avenue; said point also being along said sideline 1890.07 feet southwest of the line formerly dividing Linden Township from Linden Borough; thence

4) along the northerly sideline of Elizabeth Avenue, South 47 degrees 36 minutes West parallel to the second course 209.08 feet to the point and place of BEGINNING.

                                 SCHEDULE 3.14

         (i)

         Doresco(R) resin trademark, registered to Dock Resins Corporation, registered with the United States Patent and Trademark Office, registration number 846,503, registered March 26, 1968, Registration renewed March 26, 1988.

         (ii)

         Agreement dated April 4, 1985 between Dock Resins Corporation and Lawter International, Inc. to use Aqua Hyde 100.

         Agreement dated January 16, 1978 between Dock Resins Corporation and Lawter International, Inc. to use Aqua Hyde 3013, modified by an Agreement dated November 9, 1983.

         (iii)

         Agreement dated April 4, 1985 between Dock Resins Corporation and Lawter International, Inc. to use Aqua Hyde 100.

         Agreement dated January 16, 1978 between Dock Resins Corporation and Lawter International, Inc. to use Aqua Hyde 3013, modified by an Agreement dated November 9, 1983.

                                  SCHEDULE 3.15

Environmental Permits that will expire or become ineffective before the Closing Date.

None.

                                SCHEDULE 3.16(h)

None.

                                  SCHEDULE 3.17

         (i)
         Medical Insurance:

                  Provider: Prudential

                  Benefits: Choice of PPO or traditional indemnity plan (with deductible and coinsurance)

                  Level: Dock pays 100% of premium for employee and dependents.

         Medical Examinations:

                  Dock pays for annual medical examinations for manufacturing and laboratory personnel, and biannual medical examinations for office personnel.

         Dental Insurance:

                  Provider: Blue Cross

                  Benefits: Choice of Dentists

                  Level: Dock pays 100% of premium for employee and dependents.

         Life Insurance/Accidental Death or Disability:

                  Provider: Fortis Benefits Company

                  Benefits: Equal to annual base pay to a maximum of $50,000

                  Level: Dock pays 100% of premium for employee and dependents.

         Long-Term Disability:

                  Provider: Unum Life Insurance

                  Benefits: Available after 180 days of disability

                  Level: Dock pays 100% of premium for employee and dependents

         Employee Assistance Plan:

                  Provider: Healthwise

                  Benefits: Assistance with personal problems for employees and their families

                  Level: Dock pays 100% of premium for employee and dependents.

         Workmans Compensation

                  Provider: New Jersey Manufacturers Insurance

                  Level: Dock pays 100% of premium for employee and dependents.

         Education Tuition Assistance:

                  Tuition for approved courses of study is reimbursed upon successful completion with a grade of at least a C.

         Vacation Benefits:

                  Vacation time begins to accrue upon the date of hire. After four months of service, employees are entitled to 80 hours of vacation. After 10 years of service, employees are entitled to 120 hours of vacation time. After 20 years of service, employees are entitled to 160 hours of vacation time.

         Profit Sharing/401(k) Plan:

                  Eligibility: All employees are eligible from the date of their hire. Vesting is 10%, 10%, 20%, 20%, 20%, 20%.

                  Contributions: Employee may defer a portion of their salary into their deferral account. Dock matches 30% of the first 5% of salary deferral into the employee's employer match account. Dock makes a discretionary contribution at the end of each fiscal year to the employee's profit sharing account.

         (ii)

         Medical Insurance:

                  Provider: Prudential

                  Benefits: Choice of PPO or traditional indemnity plan (with deductible and coinsurance)

                  Level: Dock pays 100% of premium for employee and dependents.

         Medical Examinations:

                  Dock pays for annual medical examinations for manufacturing and laboratory personnel, and biannual medical examinations for office personnel.

         Dental Insurance:

                  Provider: Blue Cross

                  Benefits: Choice of Dentists

                  Level: Dock pays 100% of premium for employee and dependents.

         Life Insurance/Accidental Death or Disability:

                  Provider: Fortis Benefits Company

                  Benefits: Equal to annual base pay to a maximum of $50,000

                  Level: Dock pays 100% of premium for employee and dependents.

         Long-Term Disability:

                  Provider: Unum Life Insurance

                  Benefits: Available after 180 days of disability

                  Level: Dock pays 100% of premium for employee and dependents

         Employee Assistance Plan:

                  Provider: Healthwise

                  Benefits: Assistance with personal problems for employees and their families

                  Level: Dock pays 100% of premium for employee and dependents.

         Workmans Compensation

                  Provider: New Jersey Manufacturers Insurance

                  Level: Dock pays 100% of premium for employee and dependents.

         (iii)

         Profit Sharing/401(k) Plan:

                  Eligibility: All employees are eligible from the date of their hire. Vesting is 10%, 10%, 20%, 20%, 20%, 20%.

                  Contributions: Employee may defer a portion of their salary into their deferral account. Dock matches 30% of the first 5% of salary deferral into the employee's employer match account. Dock makes a discretionary contribution at the end of each fiscal year to the employee's profit sharing account.

         Bonuses:

                  Discretionary bonuses have been paid every year.

         (iv)

                  Five managers, including Shareholder, have the use of vehicles owned by Dock.

                                    Three  managers and one other  employee have
insurance provided on their personally owned vehicles.

                                    Shareholders  expenses  associated  with his
membership in the Chemists Club (in New York City) are provided by Dock.

                                    Shareholder's  expenses associated with life
and disability insurance policies are provided by Dock.

                                    Shareholder's and Philip Barbanel's expenses
for accounting are provided by Dock.

                                    Shareholder's  legal  expenses  are provided
for by Dock.

         (v)

                                    None.

                                  SCHEDULE 3.21

Insurance Policies and Bond:
--------------------------------------------------------------------------------
         See attachment.

Pending Claims under Insurance Policies and Bonds:
--------------------------------------------------------------------------------
         Dock Resins v. Home Indemnity Company and National Union Fire Insurance Company of Pittsburgh, PA, Docket No.: MER-L-1957-96.


------------------------------------------------------------------------------------------------------------------------------------
  #       POLICY TYPE               INSURER            X-DATE        PREMIUM                 POLICY TERMS
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  1        Automobile              Hartford            3/22/98       $24,000      $1,000,000.  Liability
                                                                      approx
------------------------------------------------------------------------------------------------------------------------------------
                                 37 UEN ERO766                                    $1,000,000 Uninsured/Underinsured Motorists
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  $500. Deductible  Comprehensive/$1,000  Deductible
                                                                                  Collision
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  Basic Personal Injury Protection
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  Named  PIP/DOC  Coverage  for  owners of  personal
                                                                                  vehicles
------------------------------------------------------------------------------------------------------------------------------------
  2    Boiler & Machinery       Hartford Steam         3/1/98         $2,289      $10,000,000.  Per Accident Limit/Property  Damage,
                                                                                  BI, EE
------------------------------------------------------------------------------------------------------------------------------------
                                BMIPH8694279-06                                   $5,000.  Ded.  Property Damage/  24  Hour  Waiting
                                                                                  Period BI
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  Comprehensive Plus Form
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  $100,000 Limit Hazardous Substance Cleanup
------------------------------------------------------------------------------------------------------------------------------------
  3     DATA Processing         Hartford Steam         3/1/98         $1,065      $104,000 EDP Equipment; $15,000 Media & Data
------------------------------------------------------------------------------------------------------------------------------------
                                CSIPH8699358-06                                   $25,000 Transit / $25,000 Ex Expense
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  $1,000 Deductible
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  All  Risk  of  Direct  Physical  Damage  Including
                                                                                  Viruses
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
  #       POLICY TYPE               INSURER            X-DATE        PREMIUM                 POLICY TERMS
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  4      Executive Risk              Chubb            10/27/97        $9,261      $2,000,000   Ea   Loss  /  Aggregate  Directors  &
                                                                                  Officers Liability
------------------------------------------------------------------------------------------------------------------------------------
              D&O                 8114-33-02G                                     $50,000.  Deductible - Insured Organization
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  Includes Joseph Barbanel
------------------------------------------------------------------------------------------------------------------------------------
           Fiduciary                                                  $2,663      $1,000,000 Fiduciary Liability
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  $10,000 Deductible
------------------------------------------------------------------------------------------------------------------------------------
             Crime                                                    $2,385      $250,000   Employee   Theft  Coverage  /  $250,000
                                                                                  Depositors Forgery
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  $25,000   Premises   Coverage  /  $25,000  Transit
                                                                                  Coverage
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  $5,000 Deductible
------------------------------------------------------------------------------------------------------------------------------------
             K & R                                                    $1,000      $1,000,000 Kidnap/Ransom/Extortion
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  Covers all  directors,  officers and  employees of
                                                                                  insured
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
  #       POLICY TYPE               INSURER            X-DATE        PREMIUM                 POLICY TERMS
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  5    General Liability          Continental          7/1/97        $45,149      $1  Million  Each  Occurrence / $2 Million General
                                                                                  aggregate
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  $1 Million Products Liability Aggregate
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  $1 Million Personal Injury
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  $50,000 Fire Damage Limit
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  $25,000 Self-Insured Retention Per Occurrence
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  $1    Million    Employee    Benefit     Liability
                                                                                  (Administrative Errors)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  Exception to Pollution  Excl. for "Hostile Fire" &
                                                                                  "Products Pollution"
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  Premium   Auditable  @  $3.91  per  $1,000   gross
                                                                                  receipts
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                 Schedule 7.2(c)


1. Adhesives Research,  Inc. v. American Inks & Coatins Corp., Civil Action No.:
1:CV-95-1975. Industrial Solvents site.

2. Doc Resins v. Home Indemnity Company and National Union Fire Insurance Company of Pittsburgh, PA, Docket No.: MER-L-1957-96.

3. Transtech Industries, Inc. v. A & Z Septic Clean, et al., Civil Action No. 2-90-2578.

                        Landec Corporation Acquisition of
                             Dock Resins Corporation
                               Disclosure Schedule

PLEASE NOTE THAT DEFINED TERMS USED IN THE STOCK PURCHASE AGREEMENT (THE "AGREEMENT") ARE USED IN THIS DISCLOSURE SCHEDULE AND ARE GIVEN THE SAME MEANING AS USED THEREIN.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Disclosure in regard to Section 2.1 - Authority
             None.

Disclosure in regard to Section 2.2 - Execution and Binding Effect
             None.

Disclosure in regard to Section 2.3 - No Violation

             (i)

                      The New  Jersey  Industrial  Site  Recovery  Act  ("ISRA")
             requires that the New Jersey Department of Environmental Protection approve transactions contemplated by the Agreement. Section 5.3 of the Agreement requires that Dock will obtain such approval and consent. Dock has obtained such approval and consent by the execution of a Remediation Agreement.

                      The  permits  listed on Exhibit A,  attached  hereto,  and issued to Dock by Federal, State and local governments will continue in full force and effect, provided that there is no material change in the operations, production levels or products regulated by such permits.

             (ii)

                      Shareholder  shall  participate in any filing that must be made by Shareholder to comply with federal securities laws and regulations promulgated thereunder by the Securities and Exchange Commission as a result of the issuance of stock of Landec to Shareholder.

                      Shareholder  shall  participate in any filing that must be made by Landec to comply with federal securities laws and regulations promulgated thereunder by the Securities and Exchange Commission as a result of the issuance of stock of Landec to Shareholder.

                      The New  Jersey  Industrial  Site  Recovery  Act  ("ISRA")
             requires that the New Jersey Department of Environmental Protection approve transactions contemplated by the Agreement. Section 5.3 of the Agreement requires that Dock will obtain such approval and consent. Dock has obtained such approval and consent by the execution of a Remediation Agreement.

Disclosure in regard to Section 2.4 - Consents and Approvals of Governmental Entities

                      The  permits  listed on Exhibit A,  attached  hereto,  and issued to Dock by Federal, State and local governments will continue in full force and effect, provided that there is no material change in the operations, production levels or products regulated by such permits.

                      Shareholder  shall  participate in any filing that must be made by Shareholder to comply with federal securities laws and regulations promulgated thereunder by the Securities and Exchange Commission as a result of the issuance of stock of Landec to Shareholder.

                      Shareholder  shall  participate in any filing that must be made by Landec to comply with federal securities laws and regulations promulgated thereunder by the Securities and Exchange Commission as a result of the issuance of stock of Landec to Shareholder.

                      Shareholder   shall  file  all   necessary   documents  in
             connection with the 338(h)(10) Election with respect to the purchase and sale of the Dock Stock hereunder. Such action by Shareholder is required in Section 5.14 of the Agreement.

                      The New  Jersey  Industrial  Site  Recovery  Act  ("ISRA")
             requires that the New Jersey Department of Environmental Protection approve transactions contemplated by the Agreement. Section 5.3 of the Agreement requires that Dock will obtain such approval and consent. Dock has obtained such approval and consent by the execution of a Remediation Agreement.

Disclosure in regard to Section 2.5 - Brokers and Finders

             None.

Disclosure in regard to Section 2.6 - Ownership of Dock Stock

             None.

Disclosure in regard to Section 2.7 - Restricted Shares; Rule 144

             None.

Disclosure in regard to Section 2.8 - Experience

             None.

Disclosure in regard to Section 2.9 - Investment

             None.

Disclosure  in regard to  Section  2.10 - Public  Market;  No  Federal  or State
Approval

             None.

Disclosure in regard to Section 2.11 - Access to Data

             None.

                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF DOCK AND SHAREHOLDER

Disclosure in regard to Section 3.1 - Organization

             None.

Disclosure in regard to Section 3.2 - Authority

             None.

Disclosure in regard to Section 3.3 - Capital Structure

             None.

Disclosure in regard to Section 3.4 - Execution and Binding Effect

             None.

Disclosure in regard to Section 3.5 - Consents and Approvals of Government Entities

                      The New  Jersey  Industrial  Site  Recovery  Act  ("ISRA")
             requires that the New Jersey Department of Environmental Protection approve transactions contemplated by the Agreement. Section 5.3 of the Agreement requires that Dock will obtain such approval and consent. Dock has obtained such approval and consent by the execution of a Remediation Agreement.

                      The  permits  listed on Exhibit A,  attached  hereto,  and issued to Dock by Federal, State and local governments will continue in full force and effect, provided that there is no material change in the operations, production levels or products regulated by such permits.

Disclosure in regard to Section 3.6 - No Violation

             (a)

             None.

             (b)

                      The New  Jersey  Industrial  Site  Recovery  Act  ("ISRA")
             requires that the New Jersey Department of Environmental Protection approve transactions contemplated by the Agreement. Section 5.3 of the Agreement requires that Dock will obtain such approval and consent. Dock has obtained such approval and consent by the execution of a Remediation Agreement.

                      The  permits  listed on Exhibit A,  attached  hereto,  and issued to Dock by Federal, State and local governments will continue in full force and effect, provided that there is no material change in the operations, production levels or products regulated by such permits.

             (c)

                      Shareholder  shall  participate in any filing that must be made by Shareholder to comply with federal securities laws and regulations promulgated thereunder by the Securities and Exchange Commission as a result of the issuance of stock of Landec to Shareholder.

                      Shareholder  shall  participate in any filing that must be made by Landec to comply with federal securities laws and regulations promulgated thereunder by the Securities and Exchange Commission as a result of the issuance of stock of Landec to Shareholder.

             (d)

             None.

Disclosure in regard to Section 3.7 - Financial Statements

             None.

Disclosure in regard to Section 3.8(a) - Absence of Certain Changes; Charter Documents

             None.

Disclosure in regard to Section 3.8(b) - Absence of Certain Changes; Charter Documents

             None.

Disclosure in regard to Section 3.8(c) - Absence of Certain Changes; Dividends; Changes in Capital Stock

             None.

Disclosure in regard to Section 3.8(d) - Absence of Certain Changes; Material Contracts

             None.

Disclosure in regard to Section 3.8(e) - Absence of Certain Changes; Issuance of Securities

             None.

Disclosure  in  regard  to  Section   3.8(f)  -  Absence  of  Certain   Changes;
Intellectual Property

             None.

Disclosure  in  regard  to  Section   3.8(g)  -  Absence  of  Certain   Changes;
Dispositions

             None.

Disclosure  in  regard  to  Section   3.8(h)  -  Absence  of  Certain   Changes;
Indebtedness

             None.

Disclosure  in regard to Section  3.8(i) - Absence of  Certain  Changes;  Leases

             None.

Disclosure in regard to Section 3.8(j) - Absence of Certain Changes; Payment of Obligations

             None.

Disclosure in regard to Section 3.8(k) - Absence of Certain Changes; Capital Expenditures

                      Dock has  purchased  two lift trucks on  installment  sale contracts for between $20,000 and $25,000 each.

                      The  following  are  capital  projects  that are either in progress as of February 28, 1997, or that may be underway as of the date of closing:

                      1. DPCC Plan  Implementation.  Dock  Resins' plan has been approved by the New Jersey Department of Environmental Protection. The implementation of this plan will entail certain additional spill prevention and containment upgrades for the facilities, which include various concrete repairs and improvements, rainwater diversion, dike upgrades, etc. These upgrades are currently being implemented.

                      2. 440 Volt Electrical Power Distribution. A second electrical power distribution center is being installed in the water pretreatment control room to ensure sufficient power for equipment enhancements at the site. This project is currently being implemented.

                      3. Maintenance Building Loft. Repairs are being made to the storage loft for safety reasons and to provide additional storage area. This project is currently being implemented.

                      4. Production Building Emergency Exit and Roof Repair. Roof repairs are currently being made and an easier exit from the Kettle 6 platform is currently being installed.

                      5. New R801 Reactor.  The existing  carbon steel  thinning tank is being replaced to provide for increased capacity for certain types of products, larger batch sizes, and operating economies. The design for this project is currently underway and some equipment has been purchased.

                      6. Laboratory Equipment. New equipment, such as a gas chromatography (GC) and GC/Mass Spec will be desirable in the near future.

                      7.  Quality  Control   Equipment.   The  use  of  infrared
             spectroscopy and other means of better checking incoming shipments is under active consideration.

                      8. Vapor  Return to Tank  Trucks.  This  project is in the design stage.

                      9.   Plant   Offices/Laboratory   Improvements.   Building
             renovations to improve functionality, comfort and appearance are underway.

Disclosure in regard to Section 3.8(l) - Absence of Certain  Changes;  Insurance

            None.

Disclosure in regard to Section 3.8(m) - Absence of Certain Changes; Termination or Waiver

            None.

Disclosure in regard to Section 3.8(n) - Absence of Certain Changes; New Hires; Pay Increases

         Dock intends to promote and give raises to certain managers just before or after the closing of the Stock Purchase Agreement, as follows:

             Philip Barbanel - remains President - $3,000 per annum raise

             Joseph Barbanel - promoted to VP of Operations - $10,000 per annum raise

             Albert Warman - promoted to Director of Production - $5,000 per annum raise

             Jeffrey McKeon - promoted to Director of Sales - $5,000 per annum raise

             Edward Budy - promoted to Laboratory Director - $5,000 per annum raise

Disclosure in regard to Section 3.8(o) - Absence of Certain Changes; Severance Agreements

             None.

Disclosure in regard to Section  3.8(p) - Absence of Certain  Changes;  Lawsuits

             None.

Disclosure  in  regard  to  Section   3.8(q)  -  Absence  of  Certain   Changes;
Acquisitions

             None.

Disclosure in regard to Section 3.8(r) - Absence of Certain Changes; Taxes

             None.

Disclosure in regard to Section 3.8(s) - Absence of Certain Changes; Revaluation

             None.

Disclosure in regard to Section 3.8(t) - Absence of Certain Changes; Other

             None.

Disclosure in regard to Section 3.9 - Absence of Undisclosed Liabilities

             None.

Disclosure in regard to Section 3.10 - Litigation

                  Dock  is  currently   named  as  a  party  in  the   following
                           litigation, which has not been resolved:

                  1. Adhesives Research, Inc. v. American Inks & Coatings Corp., Civil Action No: 1:CV-95-1975. Industrial Solvents site. Dock Resins is "Tier I Party". The RI for the ISCC Site in Pennsylvania was submitted in December 1996, and the DEP has made limited comments on water quality issues. The FS is being worked on, and the estimated time of submittal is April 30, 1997. Dock has taken a $400,000 reserve with respect to this matter.

                  2. Dock Resins v. Home Indemnity Company and National Union Fire Insurance Company of Pittsburgh, PA, Docket No.: MER-L-1957-96. In this case, Dock Resins sued two of its insurance carriers for defense and indemnification relating to contamination claims asserted by the Commonwealth of Pennsylvania at the Industrial Solvents Site ("ISCC"). Dock Resins sued its insurance carriers to recover past costs relating to the ISCC Site and for future indemnification at the ISCC Site. The parties are currently engaging in discovery regarding this matter.

                  Dock expects to be named as a party in the following litigation:

                  1. In Re Chemical Control Site - Edison, New Jersey. State action. The State has made a demand for costs it incurred in connection with the Chemical Control Site. The parties are currently negotiating with the State regarding its demand. Although the parties have successfully negotiated with the State to reduce its demand, a settlement has not yet been reached. Dock Resins expected to be de minimis party.

                  Dock has been involved in the following litigation, which has been resolved:

                  1. Transtech Industries, Inc. v. A & Z Septic Clean, et al., Civil Action No. 2-90-2578. This action was brought in the United States District Court for the District of New Jersey against approximately 450 defendants for cost recovery and contribution for costs and expenses incurred and to be incurred in response to the release or threat of release of hazardous substances at or in connection with a facility known as the Kin-Buc Sanitary Landfill located in Edison, New Jersey. Dock Resins settled as a de minimis party on 10/26/93. Pursuant to paragraph 8 of the Consent Decree entitled "Recalculation and Supplementation of Contribution Payment", should new information not available at the time the Consent Decree was entered come to light which reveals by clear and convincing proof determined with a judicial action, that Dock Resins has contributed an additional volume of material which exceeds the current waste-in allocation by 100%, then Dock Resins' contribution is subject to recalculation and additional costs. The Decree does not contain a time limitation. The possibility of this event occurring is remote since four years have passed since the Decree was entered.

Disclosure in regard to Section 3.11 - Restrictions on Business Activities

             None.

Disclosure in regard to Section 3.12 - Governmental Authorization

             (i)

                      The  permits  listed on Exhibit A,  attached  hereto,  and issued to Dock by Federal, State and local governments will continue in full force and effect, provided that there is no material change in the operations, production levels or products regulated by such permits.

             (ii)

                      The  permits  listed on Exhibit A,  attached  hereto,  and issued to Dock by Federal, State and local governments will continue in full force and effect, provided that there is no material change in the operations, production levels or products regulated by such permits.

Disclosure in regard to Section 3.13 - Title to Property

             (i)

             None.

             (ii)

                      The  property  owned  by Dock in the  City  of  Linden  is subject to a right of way that was granted to Elizabethtown Gas Company .

             (iii)

                      The  properties  owned by Dock in the City of  Linden  are subject to a mortgage made by Dock to United Jersey Bank/Central N.A., dated August 10, 1990 and recorded August 10, 1990 in the amount of $2,325,000.00. This mortgage has been modified on five separate occasions, the most recent one being a Fifth Note and Mortgage Modification Agreement dated October 27, 1995 and recorded October 31, 1995. Contemporaneously with the closing of the Stock Purchase Agreement, Shareholder shall satisfy the amounts of outstanding principal and accrued interest remaining on this mortgage.

             ---------------

                      The  following  are  capital  projects  that are either in progress as of February 28, 1997, or that may be underway as of the date of closing:

                      1. DPCC Plan  Implementation.  Dock  Resins' plan has been approved by the New Jersey Department of Environmental Protection. The implementation of this plan will entail certain additional spill prevention and containment upgrades for the facilities, which include various concrete repairs and improvements, rainwater diversion, dike upgrades, etc. These upgrades are currently being implemented.

                      2. 440 Volt Electrical Power Distribution. A second electrical power distribution center is being installed in the water pretreatment control room to ensure sufficient power for equipment enhancements at the site. This project is currently being implemented.

                      3. Maintenance Building Loft. Repairs are being made to the storage loft for safety reasons and to provide additional storage area. This project is currently being implemented.

                      4. Production Building Emergency Exit and Roof Repair. Roof repairs are currently being made and an easier exit from the Kettle 6 platform is currently being installed.

                      5. New R801 Reactor.  The existing  carbon steel  thinning tank is being replaced to provide for increased capacity for certain types of products, larger batch sizes, and operating economies. The design for this project is currently underway.

                      6. Laboratory Equipment. New equipment, such as a gas chromatography (CG) and CG/Mass Spec will be desirable in the near future.

                      7.  Quality  Control   Equipment.   The  use  of  infrared
             spectroscopy and other means of better checking incoming shipments is under active consideration.

                      8. Vapor  Return to Tank  Trucks.  This  project is in the design stage.

                      9.   Plant   Offices/Laboratory   Improvements.   Building
             renovations to improve functionality, comfort and appearance are underway.

Disclosure in regard to Section 3.14(a) - Intellectual Property

                      From time to time, Dock receives confidential  information regarding the intellectual property of its customers to fulfill orders for those customers and no others. Said information is transferred in the ordinary course of business. Said information is not always transferred pursuant to an agreement that would protect the secrecy of the information.

Disclosure in regard to Section 3.14(b) - Intellectual Property

                      From time to time, Dock transfers confidential information regarding its intellectual property to its customers to for their use. Said information is transferred in the ordinary course of business. Said information is not always transferred pursuant to an agreement that would protect the secrecy of the information.

                      From time to time, Dock receives confidential  information regarding the intellectual property of its customers to fulfill orders for those customers and no others. Said information is transferred in the ordinary course of business. Said information is not always transferred pursuant to an agreement that would protect the secrecy of the information.

Disclosure in regard to Section 3.14(c) - Intellectual Property

             None.

Disclosure in regard to Section 3.14(d) - Intellectual Property

             None.

Disclosure in regard to Section 3.14(e) - Intellectual Property

             None.

Disclosure in regard to Section 3.14(f) - Intellectual Property

             None.

Disclosure in regard to Section 3.14(g) - Intellectual Property

                      From time to time, Dock transfers confidential information regarding its intellectual property to its customers to for their use. Said information is transferred in the ordinary course of business. Said information is not always transferred pursuant to an agreement that would protect the secrecy of the information.

                      From time to time, Dock receives confidential  information regarding the intellectual property of its customers to fulfill orders for those customers and no others. Said information is transferred in the ordinary course of business. Said information is not always transferred pursuant to an agreement that would protect the secrecy of the information.

Disclosure in regard to Section 3.15(b)(i) - Environmental Matters; Permits

             None.

Disclosure in regard to Section 3.15(b)(ii) - Environmental Matters; Compliance With Environmental Laws

             See list of reports, attached hereto as Exhibit B.

Disclosure in regard to Section 3.15(b)(iii) - Environmental Matters; Reports, Disclosures and Notifications

             None.

Disclosure in regard to Section 3.15(b)(iv) - Environmental Matters; Notices

             None.

Disclosure in regard to Section 3.15(b)(v) - Environmental Matters; No Reporting or Remediation Obligations

             See list of reports, attached hereto as Exhibit B.

Disclosure in regard to Section 3.15(b)(vi) - Environmental Matters; Liens and Encumbrance

             None.

Disclosure in regard to Section 3.15(b)(vii) - Environmental Matters; Storage Transport or Disposal of Hazardous Materials

             (A)

                      Dock has  disclosed,  in the Camp  Dresser & McKee  report entitled "Plant Evaluation", the DPCC Plan, dated January 28, 1997, and the general site plan produced by Foster Wheeler, dated March 14, 1994, any areas or vessels on the Property used or intended for the treatment, storage or disposal of Hazardous Materials, including, but not limited to, drum storage areas, surface impoundments, incinerators, landfills, tanks, lagoons, ponds, waste piles or deep well injection systems.

             (B)

                      See list  attached  hereto as Exhibit C TSD's  utilized by
             S&W and Safety Kleen.

Disclosure in regard to Section  3.15(b)(viii) - Environmental  Matters;  Future
Laws

             None.

Disclosure  in regard to Section  3.16(b) - Taxes;  Returns Filed and Taxes Paid

             None.

Disclosure in regard to Section 3.16(c) - Taxes; Tax Reserves

             None.

Disclosure in regard to Section 3.16(d) - Taxes; Returns Furnished

             None.

Disclosure in regard to Section 3.16(e) - Taxes; Tax Deficiencies; Audits; Statutes of Limitations

                      Dock  received an IRS audit in 1995 and was notified  that there were no deficiencies.

                      Dock received a New Jersey spill tax audit in 1991 and was notified of a tax assessment of between $5,000 and $6,000. Dock appealed. A second audit was performed and Dock was advised by the auditor that there would not be an assessment.

Disclosure in regard to Section 3.16(f) - Taxes; Tax Sharing Agreements

             None.

Disclosure in regard to Section 3.16(g) - Taxes; Tax Elections and Special Tax Status

             None.

Disclosure in regard to Section  3.16(h) - Taxes;  C  Corporation  Net Operating
Loses

             None.

Disclosure in regard to Section 3.17(a) - Employee Benefit Plans

             None.

Disclosure in regard to Section 3.17(b) - Employee Benefit Plans

             None.

Disclosure in regard to Section 3.17(c) - Employee Benefit Plans

             None.

Disclosure in regard to Section 3.17(d) - Employee Benefit Plans

             None.

Disclosure in regard to Section 3.17(e) - Employee Benefit Plans

             None.

Disclosure in regard to Section 3.17(f) - Employee Benefit Plans

             None.

Disclosure  in  regard to  Section  3.18 - Certain  Agreements  Affected  by the
Purchase

             None.

Disclosure in regard to Section 3.19 - Employment Matters

             None.

Disclosure in regard to Section 3.20 - Interested Party Transactions

             None.

Disclosure in regard to Section 3.21 - Insurance

             None.

Disclosure in regard to Section 3.22 - Compliance With Laws

                      The  permits  listed on Exhibit A,  attached  hereto,  and issued to Dock by Federal, State and local governments will continue in full force and effect, provided that there is no material change in the operations, production levels or products regulated by such permits.

                      Dock  expects  to be  named  as a party  in the  following litigation:

             1. In Re Chemical Control Site - Edison, New Jersey. State action. The State has made a demand for costs it incurred in connection with the Chemical Control Site. The parties are currently negotiating with the State regarding its demand. Although the parties have successfully negotiated with the State to reduce its demand, a settlement has yet to be reached. Dock Resins expected to be de minimis party.

Disclosure in regard to Section 3.23 - Minute Books

             None.

Disclosure in regard to Section 3.24 - Complete Set of Materials

             None.

Disclosure in regard to Section 3.25 - Brokers and Finders

             None.

Disclosure in regard to Section 3.26 - Customers and Suppliers

             None.

Disclosure in regard to Section 3.27 - No Subsidiaries

             None.

Disclosure in regard to Section 3.28 - Representations Complete

             None.

                                    EXHIBIT A

NJDEP AIR PERMITS

         STACK

         Various DEP Batch Plant Permit (Certificate 115486; expiration date 10-17-01)

         25 CLEAVER BROOKS BOILER VCB-1 (Certificate 072928; expiration date 7-19-00)

         37       TEMPORARY PACKAGE BOILER (Certificate 088921;  expiration date
                  1-11-99)

         38-41    WATER PRETREATMENT SYSTEM

         38       WATER STORAGE TANK WTK-4 (Certificate 099309;  expiration date
                  1-31-99)

         39       WATER STORAGE TANK WTK-2 (Certificate 099310;  expiration date
                  1-27-99)

         40       WATER STORAGE TANK WTK-1 (Certificate 099311;  expiration date
                  1/18/99)

         41       AIR STRIPPER  EXHAUST  (Certificate  101281;  expiration  date
                  1-24-00)

OTHER PERMITS, ETC.

         DEPE Water Treatment Works Approval #90-3897-4L; no expiration

         LRSA POTW Industrial Discharge Permit #021; expiration date 8-31-97

         NJ Department of Community Affairs life hazard use registration; annual fee paid through 12-10-97

         NJDEPE stormwater general discharge permit NJ0088315; expires 11/1/97

         City of Linden Fire Prevention Bureau Permit for welding and cutting equipment under the provisions of a Type 1 permit under the State of New Jersey Uniform Fire Code, Section NJAC 5:18-2.7 (expiration date 9/1/97)

         NJDEPE R&D exemption from  Right-To-Know  reporting;  approved 5/15/90;
                  renews annually with annual report

         NJDEPE Oil-water separator permit NJ0068284NS (no expiration date)

         USEPA hazardous waste generator number NJD002177491 (no expiration date)

         USDOT RSPA Hazardous  Material  Certification of Registration  (expires
                  6-30-97)

         DPCC plan (expiration date 6-16-97; renewal application submitted)

         Pollution prevention plan (no expiration)

         Physical Connection Permit, NJDEP #1044; expired 3-31-97; renewal application submitted.

EXHIBIT B


1.       January 30, 1997 report by the Whitman  Companies,  entitled  "Phase II
         Site   Investigation   Results   and   Recommendations   for   Remedial
         Investigation."

2. March 24, 1997 report by the Whitman Companies, entitled "Remedial Investigation Results and Recommendations for Remedial Activities."

3.       July 9, 1996 draft report by the Whitman Companies on ISRA liability.

4.       August 8, 1990 Phase I environmental  report by C. A. Rich Consultants.

         These reports have been provided to Paul Dritsas, Esq. at McCarter & English, counsel for Landec.

                                    EXHIBIT C
                   Treatment, Storage and Disposal Facilities
                     Utilized by S & W Waste for Disposal of
                           Dock Resins Corp. Material


     Facility                                   Address                              Phone Number
     --------                                   -------                              ------------
E.I. Dupont Company                     Rte. 130                                      609-540-2773
Chamber Works                           Deepwater, NJ  07023

Ash Grove Cement Co.- Chanute                                                         316-431-4500

Keystone Portland Cement                Rte. 329                                      610-837-2240
                                        Bath, PA  18014

CWM Chemical Services                   4638 Adams Corner Road                        219-447-5585
                                        Fort Wayne, IN  46806

Laidlaw Environmental Services          7305, boul. Marie-Victorin                    514-923-9999
                                        Blossard, Quebec
                                        J4W 1A6t

Envirosafe Services of Ohio, Inc.       4359 Navarre Avenue                           419-698-3500
                                        Oregon, OH  43616-3518

Giant Cement Company                    P.O. Box 128                                  803-496-7880
                                        Harleyville, SC  29448

NEC-North East Chemical                 3301 Monroe Avenue                            216-961-8618
                                        Cleveland, OH  44113

BFI-Carbon-Limestone Landfill           P.O. Box 5240                                 216-536-8013
                                        Poland, OH  44514

BFI-Ottowa County Landfill              Rte. 358, 520 North Camp Road                 419-635-2367
                                        North Clinton, OH  43452

                                      -17-



                   Treatment, Storage and Disposal Facilities
                    Utilized by Safety Kleen for Disposal of
                           Dock Resins Corp. Material

     Facility                                   Address                              Phone Number
     --------                                   -------                              ------------
Aptus (Rollins)                         Hwy 69N                                       316-251-6360
                                        Coffeyville, KS  67337

Chemical Waste Management               PO Box 2583                                   409-736-2821
                                        Port Arthur, TX  77643                        EPA ID#
                                                                                      TXD000838896

E.I. DuPont de Nemours                  Deepwater, NJ  06023                          609-540-3735
Chamber Works                                                                         EPA ID#
                                                                                      NJD002385730

Ensco                                   American Oil Road                             501-863-7173
                                        El Dorado                                     EPA ID#
                                                                                      OHD045243706

Essroc Cement                           RT 25 S.                                      219-722-1108
                                        Logansport, IN  46947                         EPA ID#
                                                                                      IND0005081542

Giant Cement                            Hwy 453N                                      803-498-5033
                                        Harleyville, SC  29448                        EPA ID#
                                                                                      SCD003351699

Holnam/Artesia                          PO Box 185                                    601-272-6024
                                        8877 Highway 45, Alt. South
                                        Artesia, MS  39736

Keystone Cement                         PO Box A                                      215-837-1881
                                        Bath, PA 18014                                EPA ID#
                                                                                      KYD088438817

Lone Star Cement                        2534 S. Sprigg Street                         314-335-5591
                                        Cape Cirardeau, MO  63701                     EPA ID#
                                                                                      MOD981127319

Norlite Corporation                     628 S. Saratoga Street                        516-235-0401
                                        Cohoas, NY  12047

PORI International                      105 North Point Road                          410-284-1717
                                        Baltimore, MD  21224                          EPA ID# MDD003068707

Rollins                                 2027 Battlegroung Road                        713-830-2445
                                        Deer Park, TX  77536                          EPA ID# TXD055141378

                                      -18-


     Facility                                   Address                              Phone Number
     --------                                   -------                              ------------
S-K Clarksville Recycle                 Highway North                                 573-242-3585
                                        Clarkesville, MO  63336

S-K Holly Hill                          2175 Gardner Boulevard                        803-496-7303
                                        Holly Hill, SC  29059

SK- New Castle                          3700 LaGrange Road                            502-845-2453
                                        Smithfield, KY  40088

TXI                                     245 Ward Road                                 EPA ID#
                                        Midlothian, TX  76004                         TXD007349327

ThermalKem                              2324 Vernsdale Road                           803-324-5310
                                        Rock Hill, SC  29731-2664

Waste Technologies Industries           1250 St. George Street                        218-385-7336
                                        E. Liverpool, OH  43920                       EPA ID#
                                                                                      OHD980613541

                                      -19-

                        Landec Corporation Acquisition of
                             Dock Resins Corporation
                    Disclosure Schedule by Landec Corporation


none

           NOTICE OF NON U.S. REAL PROPERTY HOLDING CORPORATION STATUS
             PURSUANT TO TREASURY REGULATION SECTION 1.897-2(h) AND
                       CERTIFICATION OF NON-FOREIGN STATUS

         In a Stock Purchase Agreement among Landec Corporation ("Landec"), Dock Resins Corporation ("Dock") and A. Wayne Tamarelli (the "Individual"), Landec shall purchase all of the outstanding common stock of Dock from Individual, Dock's sole shareholder.

         Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), provides that a transferee of a U.S. Real Property Interest must withhold tax if the transferor is not a U.S. person. In order to confirm that Landec, as transferee, is not required to withhold tax upon the receipt of Dock's Stock pursuant to the Stock Purchase Agreement, the undersigned, in his capacity as President of Dock, hereby certifies as follows:

         1. The Stock of Dock to be received by Landec pursuant to the Stock Purchase Agreement does not constitute a U.S Real Property Interest as that term is defined in Section 897(c)(1)(A)(ii) of the Code;

         2. The determination in Paragraph 1, above, is based on a determination by Dock that Dock is not and has not been a U.S. Real Property Holding Corporation as that term is defined in Section 897(c)(2) of the Code during the five-year period preceding the date of this Notice, as indicated below;

         3. Dock is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Income Tax Regulations);

         4. Dock's U.S. employer identification number is 22-1454795;

         5. Dock's office address is 1512-1520 West Elizabeth Avenue, Linden, NJ 07036; and

         6. Dock shall file this notice with the Internal Revenue Service within thirty (30) days of the date this notice is delivered to Landec.

         This Notice is made in accordance with the requirements of Treasury Regulation Section 1.897-2(h). Dock understands that any false statement contained herein could be punished by fine, imprisonment or both.

         Under penalties of perjury I declare that I have examined this Notice and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Dock.


                                              DOCK RESINS CORPORATION.




Dated: April 18, 1997                         By: /s/ A. Wayne Tamarelli
                                                 -------------------------------
                                                      A. Wayne Tamarelli

                                              Title: Chairman
                                                    ----------------------------

                     NOTICE TO THE INTERNAL REVENUE SERVICE

         This Notice is being provided by Dock Resins Corporation ("Dock") pursuant to the requirements of Treasury Regulation Section 1.897-2(h)(2).

         Dock is located at 1512-1520 West Elizabeth Avenue, Linden, NJ 07036. Dock's Taxpayer Identification Number is 22-1454795.

         The attached Certificate of Non U.S. Real Property Holding Corporation Status was not requested by a foreign interest holder. Such Certificate was requested by Landec Corporation ("Landec"), the transferee of the stock of Dock. Landec is located at 3603 Haven Avenue, Menlo Park, CA 94025. Landec's Taxpayer Identification Number is 94-3025618.

         The interests in question, shares of Dock stock to be received by Landec pursuant to a Stock Purchase Agreement, are not U.S. Real Property Interests.

         Under penalties of perjury I declare that I have examined this Notice and the attachment hereto and to the best of my knowledge and belief they are true, correct and complete, and I further declare that I have authority to sign this document on behalf of Dock.

                                              DOCK RESINS CORPORATION.




Dated: April 18, 1997                         By: /s/ A. Wayne Tamarelli
                                                 -------------------------------
                                                      A. Wayne Tamarelli

                                              Title:  Chairman
                                                    ----------------------------

                              EMPLOYMENT AGREEMENT


         This Employment Agreement is entered into by and among A. WAYNE TAMARELLI (hereinafter "Executive") and LANDEC CORPORATION, a California Corporation ("Landec") and DOCK RESINS CORPORATION, a New Jersey Corporation ("Dock") (hereinafter Landec and Dock shall be sometimes collectively referred to as "Employer"), to be effective on and as of April 18, 1997.

                                   WITNESSETH:

         WHEREAS, Landec has acquired all of the outstanding shares of stock of Dock pursuant to a Stock Purchase Agreement dated as of April 18, 1997 (the "Stock Agreement");

         WHEREAS, Executive has for many years served as Dock's Chairman and Chief Executive Officer;

         WHEREAS, Employer is interested in employing Executive to serve in the capacity of Senior Vice President of Landec Corporation and to continue to serve as the Chairman and Chief Executive Officer of Dock, and Executive desires to be employed in such capacity;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties hereto agree as follows:

         1. Employment. Employer hereby employs Executive as Senior Vice President of Landec and Chairman and Chief Executive Officer of Dock and Executive hereby accepts such employment upon the terms and conditions hereinafter set forth. Landec covenants and agrees during the Employment Term to maintain a Board of Directors for Dock, and, during the Employment Term, to nominate, or cause to be nominated, Executive to be a member of the Board of Directors, and to take such action with respect to and to vote, or cause to be voted, such shares of stock of Dock as shall be necessary to elect Executive to the said Board of Directors.

         2. Duties. a. Executive shall perform his services as Senior Vice President of Landec and Chairman and Chief Executive Officer of Dock, under the supervision of the Chief Executive Officer of Landec and within the framework of the policies and objectives of Employer. Generally, in such capacity, Executive:
(i) shall exercise general day-to-day supervisory responsibility and operational and management authority over the operations of Dock and Dock's officers and executives (ii) shall provide advice and input to members of Employer's Board of Directors and shall, at their request, attend any meetings of the Board of either entity, and (iii) shall perform such other duties as may be assigned to him from time to time by the Chief Executive Officer of Landec consistent with the typical duties of Executive's position. More particularly, Executive's job duties shall be substantially as set forth on the Initial Job Description attached hereto as Exhibit A, which Initial Job Description shall be reviewed and modified on a mutually agreeable basis between Landec and Executive during the Employment Term.

           b. Executive shall devote his entire business time, attention and energies to the performance of his duties and functions under this Employment Agreement and shall not during the term of his employment hereunder be engaged in any other substantial business activity for gain, profit or other pecuniary advantage which materially interferes with the performance of his duties hereunder. Executive shall faithfully, loyally and diligently perform his assigned duties and functions and shall not engage in any activities whatsoever which conflict with the objectives of Employer's business during the term of his employment hereunder.

           c. Employer shall furnish Executive with such offices and other facilities at Dock's headquarters location in Linden, New Jersey and such support services as are suitable to his position and adequate for the performance of his duties and functions hereunder. It is understood that during the term of this Employment Agreement, Executive's principal work location shall at all times remain in the State of New Jersey and within a twenty-five (25) mile radius of Linden, New Jersey, subject to the provisions of subsection (d) below.

           d. It is understood that in the performance of his duties hereunder, Executive may be required to travel outside of New Jersey from time to time, and particularly to work at Employer's place of business in Menlo Park, California. Employer will provide Executive with a suitable office and adequate support services for his work in California. During the first year of the Employment Term, Employer also agrees that it will pay the reasonable cost (i.e. rent in an amount not to exceed $2,000.00 per month and utilities, if additional) of a suitable furnished apartment, to be selected by Executive, in the vicinity of Menlo Park, California for the exclusive use of Executive and his spouse. Executive and Employer will confer at future dates and agree upon whether there is a need to maintain such an apartment in California for Executive to occupy after the initial year of the Employment Term and will confer from time to time during the initial year of the Employment Term regarding whether said apartment in fact is being used by Executive during such initial year and therefore whether, in the absence of such use, as mutually determined, there remains a need to maintain the apartment during the remainder of such period. Additionally, Employer will provide or pay the rental cost of an automobile to be used by Executive during the periods of time he is working in California. The parties further agree that Executive shall not, without his consent, be required to work more than twenty (20) days per quarter in California or locations other than Linden, New Jersey.

         3. Term. The term of this Employment Agreement shall commence on the effective date hereof and, unless terminated earlier pursuant to paragraph 9 hereof, shall continue for a period of five (5) years, or until April 17, 2002 (the "Employment Term").

         4. Compensation. During the twelve month period commencing on the effective date hereof and ending on the first annual anniversary date of the effective date, Employer shall pay to Executive, as compensation for the services agreed to be rendered by Executive hereunder a salary at the annualized rate of $170,000. Executive's salary for the second twelve month period arising under this Agreement shall be established by Employer prior to April 1, 1998, and shall be no less than $170,000 on an annualized basis. Thereafter, for each successive twelve month period of employment arising hereunder, Executive's salary may, in Employer's sole discretion, be reviewed and adjusted by Employer in light of the then existing circumstances and the services then being rendered by Executive, and Executive's salary shall be increased accordingly to such higher amount as may be determined by Employer (such annual base salary, as in effect from time to time, being referred to herein as the "Base Salary"). For the convenience of the parties, the Base Salary shall be paid by Dock and shall be payable in accordance with Dock's normal payroll schedule, less appropriate deductions for federal, state and local income taxes, FICA contributions and any other deductions required by law or authorized by Executive. The provisions of the preceding sentence notwithstanding, Employer shall be liable to pay to Employer all Base Salary to which he is entitled hereunder, as well as any other payments payable to Executive under the terms hereof, including, without limitation, the payments due to the Executive under Paragraph 9 hereof.

         5. Benefits. a. During the Employment Term, Executive shall be entitled to participate in all group health, major medical, dental, pension, employee assistance and profit sharing, 401(k) and other benefit plans maintained by Dock and provided generally to Dock's executive officers, on the same terms as apply to participation therein by Dock's senior management generally. Further, during the Employment Term, Executive shall be entitled to participate in all of Dock's fringe benefit programs and shall receive all perquisites if and to the extent that they are made available to Dock's management generally, including, but not limited to, employer-paid long-term disability insurance and life insurance coverage. In addition, at the end of the Employment Term, Employer shall, upon the written request of the Executive, cause any life insurance policy owned by the Employer on the individual life of the Executive which may be assigned to the Executive to be assigned to the Executive without charge to the Employer, who shall thereupon be responsible for all premiums and other charges associated therewith.

         6. Expenses. During the Employment Term, Employer shall reimburse Executive for all reasonable travel, entertainment, temporary housing and other business expenses incurred or paid by Executive in performing his duties and functions hereunder. Executive shall be entitled to travel by business class air travel on all business trips outside of the continental United States. For overnight travel, hotel lodging will be of executive class and in all events not less than the level of accommodations customarily obtained by senior officers of Landec for overnight lodging. Subject to the prior approval by Employer's Chief Executive Officer, Employer will pay the reasonable cost necessary for Executive's wife to accompany Executive in attending appropriate meetings or functions (including trips to Employer's Menlo Park, California facility) incident to Executive's responsibilities under this Employment Agreement.

         7. Vacations and other Time-Off. a. In addition to such holidays as are allowed under the policies of Landec to management generally (which holidays, shall be in addition to and not in lieu of nor combined with the vacation and personal days provided hereunder to Executive which are referred to in this sentence following this parenthetical clause or in the third sentence of this
Section 7) Executive shall be entitled during each twelve-month period during the Employment Term to twenty-five (25) five vacation/personal days, with full pay. Such vacation/personal time shall be accrued at a uniform rate during each such twelve-month period and shall, to the extent unused during any such twelve-month period, be carried over to succeeding twelve-month periods; provided, however, that the maximum amount of vacation/personal days that Executive may accrue and carry forward in any twelve-month period is ten (10) days of vacation/personal time. In addition to and not in lieu of the foregoing holidays and twenty-five (25) five vacation/personal days referred to in the first sentence of this Section 7, Executive shall be entitled to an additional twenty-five (25) vacation days during the entire Term of this Agreement, to accrue at a uniform rate of five
(5) days per twelve-month period arising hereunder; provided, however, that Executive may elect to use an aggregate of ten (10) such vacation days, but no more, in any such twelve month period. The duration of all vacation/personal days referenced herein and the time or times when they shall be taken will be determined by Executive in consultation with Employer, and Executive shall, at his option, be permitted to use at least fifteen (15) days of his aggregate vacation/personal time consecutively during each year of the Employment Term. In addition to such other amounts as may be payable pursuant to paragraph 9 below, Executive shall receive, within thirty (30) days after his employment hereunder terminates for any reason a payment (based on Executive's Base Salary in effect at the time of such termination of employment) for all of Executive's then accrued but unused vacation/personal time.

         b. Executive's duties shall also include participation in such community service, public advisory service and business association activities as Executive, in his discretion, deems appropriate, consistent with his past participation is such activities.

         c. Executive will also be permitted to use up to fifteen (15) business days each year to attend professional meetings, conferences and seminars. These days shall be in addition to and not in lieu of nor combined with the holidays, sick leave, personal time off and vacation days referred to in subsection a. above.

           8. Non-Competition and Confidentiality. This Employment Agreement is contingent upon Executive executing a Non-Competition and Confidentiality Agreement with Employer which is to deemed to be part of this Employment Agreement.

           9. Termination.

       a. Automatic Termination Upon Death, In the event of Executive's death during the Employment Term, Executive's employment hereunder shall be automatically terminated upon the date of death. As soon as reasonably practicable following Executive's death, Employer shall pay to Executive's estate: (i) Executive's accrued but unpaid Base Salary, through the last day of the month of this death, and (ii) any amount due hereunder for accrued but unused vacation time as of the date of death.

       b. Termination by Employer. During the Employment Term, the Employer shall be entitled to terminate, without liability, Executive's employment hereunder only upon the establishment of "Cause" or the "Permanent Disability" of Executive (as those terms are defined below) by giving written notice to that effect to Executive.

       For purposes hereof, the term "Cause" means either (1) conduct which constitutes gross neglect or willful malfeasance; (2) Executive's committing fraud or embezzlement or otherwise engaging in conduct that results in Executive being convicted of a felony; (3) Executive's acting in an intentional or reckless manner which is reasonably likely to be materially detrimental or damaging to Employer's reputation, business, operations or relations with its employees, suppliers or customers, without taking reasonable steps to remedy such actions within ten (10) days after receiving written notice thereof from Employer; (4) Executive's habitual abuse of alcohol or prescription drugs or abuse of controlled substances; (5) Executive's failure to report for work on a regular basis or to attend regularly scheduled meetings of the Board of Directors of Dock, and such other meetings of Employer as may be reasonably required of Executive in connection with the performance of his duties hereunder,  without  taking  reasonable  steps to remedy such failure within ten
(10) days after Executive's receipt of written notice from Employer specifically identifying the nature of and circumstances relevant to any such failure; (6) Executive's committing any material breach of this Employment Agreement without taking reasonable steps to cease or remedy such breach within thirty (30) days after Executive's receipt of written notice from Employer specifically identifying the nature of and circumstances relevant to any such claimed material breach by Executive.

       Executive shall be accorded certain due process rights in connection with any termination of this Employment Agreement by Employer for "Cause". Specifically, Executive shall be notified in writing thirty (30) days in advance of any meeting of Landec's Board of Directors at which the subject of termination of Executive's employment for "Cause" is scheduled as an agenda item. Executive shall be informed of the particulars to be discussed and shall be given the opportunity to make an oral presentation at any such meeting, although Executive may be excused during deliberations. This provision shall not preclude any member of the Board of Directors from raising the subject of Executive's termination for "Cause" at any properly scheduled meeting as a non-agenda item of new business, provided, however, that no final action can be taken until Executive is accorded the rights specified hereinabove. Executive shall be promptly informed of any decision with regard to termination of this Employment Agreement and the basis for such decision.

         For purposes hereof, the term "Permanent Disability" means: (i) Executive's failure to devote full normal working time as required herein to his employment hereunder for a period of at least 30 consecutive normal business days (or for at least a majority of the normal business days in any consecutive ninety-day period); and (ii) the existence of an illness or incapacity (either physical or mental) affecting Executive which, in the reasonable opinion of a Qualified Physician, is likely to be of such character or severity that Executive would be unable to resume devoting his full normal working time as required herein to his employment hereunder for a period of at least six consecutive months. The term "Qualified Physician" means an impartial physician competent to diagnose and treat the illness or condition which Executive is believed to be suffering, selected by Employer and reasonably acceptable to Executive (or if Executive is then incapable of acting for himself, Executive's personal representative), who shall have personally examined Executive and shall have personally reviewed Executive's relevant medical records; provided Employer shall bear the costs of such Qualified Physician's services and

Executive agrees to submit to an examination by such Qualified Physician and to the disclosure of Executive's relevant medical records to such Qualified Physician.

        The date upon which any termination effected pursuant to this subparagraph 9(b) shall be effective is set forth in subparagraph 9(d), and the effect of any such termination shall be as described in subparagraphs 9(e) and
(f).

         c. Termination by Executive. During the Employment Term, Executive shall be entitled to terminate, without liability, his employment hereunder (i) upon the establishment of Good Reason by giving notice to that effect to Employer or (ii) for any other reason or for no reason upon three (3) months prior written notice to Employer.

         For purposes hereof, "Good Reason" shall mean Executive's termination of his employment hereunder as a direct result of (i) a reduction in Executive's Base Salary, (ii) a material change in the nature or extent of Executive's responsibilities that is inconsistent with Executive's intended position and status hereunder, (iii) a change in Executive's principal work location, without his consent, to a site that is outside the State of New Jersey and/or is beyond a twenty-five (25) mile radius of Linden, New Jersey, (iv) the material breach by the Employer of any provision of this Agreement which continues without reasonable steps being taken to cure such breach for a period of 30 days after written notice thereof by Executive to Employer; or (v) at any time within the Employment Term and without the express prior written consent of the Executive,
(X) the sale or transfer, whether in one transaction or in a series of transactions, of substantially all of the assets of Dock or (Y) the merger, consolidation or amalgamation of Dock with or into any other entity (including, without limitation, Landec); or (Z) the execution and delivery of an agreement to transact any matter referred to in (X) or (Y).

         The  date  upon  which  any  termination   effected  pursuant  to  this
subparagraph 9(c) shall be effective is set forth in subparagraph 9(d), and the effect of any such termination shall be as described in subparagraphs 9(g).

         d. Termination Date. In the event Executive's employment hereunder is terminated for circumstances constituting Cause, Permanent Disability, or Good Reason, such termination shall take effect upon the termination date set forth in the written notice to that effect given by Executive to Landec or by Landec to Executive, as the case may be, (provided that if either party disputes the propriety of such termination, the effective date of termination shall be as established by final resolution of such dispute, whether by agreement of the parties or award of an arbitrator as contemplated herein, in favor of the propriety of such termination), and in any other case termination of Executive's employment hereunder shall take effect on the date specified in the written notice thereof delivered by Executive to Employer or by Employer to Executive, as the case may be, (the date on which any such termination takes effect being referred to herein as the "Termination Date"). Employer, at its option, may require Executive to continue to perform his duties hereunder until the Termination Date or pay to Executive such amount of compensation and benefits otherwise due hereunder in accordance with Employees then existing salary payment schedule or in one lump sum payment.

         e.  Effect  of  Termination  by  Employer  For  Cause.   In  the  event
Executive's employment is terminated by Employer for Cause at any time during the Employment Term, then Employer shall pay to Executive (i) Executive's accrued but unpaid Base Salary through the Termination Date, and (ii) any amount due hereunder for accrued but unused vacation time as of the Termination.

         f. Effect of Termination Upon Permanent Disability. In the event Executive's employment is terminated at any time during the Employment Term by Employer upon the Permanent Disability of Executive, then:

         (A) Employer shall pay to Executive (I) Executive's accrued but unpaid Base Salary through the Termination Date, (II) an amount equal to 12 months of Executive's then existing Base Salary from the date written notice of the termination of Executive's employment is given by Employer, or the amount that Executive reasonably would have expected to receive as Base Salary in the period from the Termination Date to the expiration of the Employment Term, whichever is lower and (III) any amount due hereunder for accrued but unused vacation time as of the Termination Date; and

         (B) Employer, at its expense, shall make all benefit payments, on behalf of Executive and Executive's dependents, for such benefits Executive otherwise would have been entitled to receive hereunder, for the earlier of 12 months following the date written notice of the termination of Executive's employment is given by Employer or the expiration of the Employment Term.

         g. Effect of Termination By Employee for Good Reason/Termination by Employer Without Reason. In the event Executive's employment is terminated during the Employment Term by Executive in circumstances constituting Good Reason, or by Employer in any circumstances other than those permitted pursuant to subparagraph 9(b), including, without limitation, by Employer pursuant to
Section 9 (h) below, and from and after such Termination Date, Executive shall be entitled to receive the Base Salary which Executive reasonably would have expected to receive in the period from the Termination Date to the expiration of the Employment Term all of which shall become effective and payable upon the Termination Date. Executive acknowledges and agrees that the payments due to him under this Section 9 (g) shall be his sole remedy with respect to any termination cognizable under this Section 9 (g).

         h. Termination by Employer Without Cause. Notwithstanding any provision hereof to the contrary, Employer shall have the right to terminate Executive's employment hereunder for any reason or for no reason upon three (3) months prior written notice to Executive. Termination of Executive's employment under this
Section 9 (h) shall have the consequences for Employer and Executive set forth in Section 9 (g).

         i. Miscellaneous. In the event of any termination or attempted termination hereof (i) no termination of this Employment Agreement shall relieve or release either party from liability hereunder based on any breach of the terms hereof by such party occurring prior to the Termination Date; and (ii) the terms of this Employment Agreement relevant to performance or satisfaction of any obligation hereunder expressly remaining to be performed or satisfied in whole or in part at the Termination Date shall continue in force until such full performance or satisfaction has been accomplished and otherwise neither party hereto shall have any other or further remaining obligations to other party hereunder.

         j. No Set-off, There shall be no right of set off or counterclaim, in respect of any Claims (as defined in the Stock Agreement), or any actual or alleged claim, debt or obligation, against any payments or benefits required to be made or provided to Executive hereunder (including, without limitation, pursuant to subparagraphs 9(f) and (g) above).

         k. Termination of Director. Under all circumstances and reasons for termination set forth herein, whether initiated by Employer or by Executive pursuant to the terms hereof, Executive hereby convenants and agrees to resign as a Director of Dock effective immediately upon such termination.

         10. Injunctive Relief, It is agreed that the services of Executive are unique and that any breach or threatened breach by Executive of any provision of this Employment Agreement cannot be remedied solely by damages. Accordingly, in the event of a breach by Executive of his obligations under this Employment Agreement, Employer shall be entitled to seek and obtain interim restraints and permanent injunctive relief without proving the inadequacy of damages as a remedy, restraining Executive and any business, firm-m, partnership, individual, corporation or entity participating in such breach or attempted breach. Nothing herein, however, shall be construed as prohibiting Employer from pursuing any other. remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the termination of the services of Executive.

         11. Arbitration. Any dispute or controversy arising out of or relating to this Employment Agreement or any claimed breach hereof shall be settled, at the request of either party, by an arbitration proceeding conducted in accordance with the rules of the American Arbitration Association ("AAA"), with the award determined to be appropriate by the arbitrator therein to be final, non-appealable and binding on the parties hereto, and with judgment upon such award as is rendered in any such arbitration proceeding available for entry and enforcement in any court having jurisdiction of the parties hereto. The arbitrator shall be an impartial arbitrator qualified to serve in accordance with the rules of the AAA and shall be reasonably acceptable to each of the Employer and the Executive. If no such acceptable arbitrator is so appointed within 15 days after the initial request for arbitration of such disputed matter, each of the parties promptly shall designate a person qualified to serve as an arbitrator in accordance with the rules of the AAA, and the two persons so designated promptly shall select the arbitrator from among those persons qualified to serve in accordance with the rules of the AAA. The arbitration shall be held in Chicago, Illinois, or in such other place as may be agreed upon at the time by the parties. The expenses of the arbitration proceeding shall be borne equally by Employer and Executive. Each party shall pay for and bear the cost of its or his own and experts, evidence and counsel in such arbitration proceeding.

         12. Amendment and Modification. This Employment Agreement contains the entire agreement between the parties with respect to the subject matter hereof. Subject to applicable law and upon the consent of the Board of Directors of Landec, this Employment Agreement may be amended, modified and supplemented by written agreement of Employer and Executive with respect to any of the terms contained herein.

         13. Waiver of Compliance. Any failure of either party to comply with any obligation, covenant, agreement or condition on its part contained herein may be expressly waived in writing by the other party, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Employment Agreement requires or permits consent by or on behalf of any party, such consent shall be given in writing.

         14. Governing Law, This Employment Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

         15. Notices, All notices, requests, demands and other communications required or permitted to be given pursuant to this Employment Agreement shall be in writing and shall be deemed to be duly given (i) on the day of service personally on the party to whom directed, (ii) seventy-two (72) hours after mailing by first class mail, registered or certified postage prepaid and properly addressed to the party at its address herein set forth, or (iii) the next business day after facsimile transmittal, so long as confirmed by sending the original of same by first-class mail or courier service no later than seventy-two (72) hours thereafter.

If to Executive, to        A. Wayne Tamarelli
                           49 Wexford Way
                           Basking Ridge, N.J. 07920

If to Employer, to:        Landec Corporation
                           3603 Haven Avenue
                           Menlo Park, Ca. 94025
                  Attn:  Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Employment Agreement to be effective on and as of the day and year first above written.


                                                      LANDEC CORPORATION



                                                      By: /s/ Gary T. Steele
                                                          ----------------------
                                                         Gary  Steele, President
                                                         and CEO

                                                      By: /s/ A. Wayne Tamarelli
                                                          ----------------------
                                                          A. WAYNE TAMARELLI

                                    EXHIBIT A
                    INITIAL JOB DESCRIPTION - WAYNE TAMARELLI

Position          Senior Vice President - Landec  Corporation,  Chairman and CEO
                  Dock Resins

                  Reports to CEO of Landec Corporation

Responsibilities:

1        Exercise  General   Supervisory   Responsibility  and  Operational  and
         Management Authority with respect to Dock Resins

         Lead Dock's management team as to all aspects of Dock's day-to-day operations.

         Responsible for the hiring and discharge of all Dock employees.

         Direct and oversee environmental remediation activities in respect of which control is provided to the Executive pursuant to Section 5.3 of the Stock Agreement, and attend meetings with respect to and otherwise monitor any other environmental remediation activities or environmental permitting projects undertaken at Dock's Linden, New Jersey site.


2.       Manage  Dock  Resins  for  market   penetration,   revenue  growth  and
         profitability (subject to review of annual operating and capital budgets by Landec)

         Manage the business to maintain excellent customer relationships and consistent positive cash flow of Dock Resins.

         Grow profitably Dock's core business as its highest priority.

         Identify short term capital needs and implement plan for Dock to upgrade facility and capacity.

         Establish a long term capability and capital plan for Dock's future growth.

         Maintain and build a strong staff. Work with Landec staff to integrate financial and administrative support functions where practicable.

         Identify license/JV opportunities in Europe and Asia-Japan for Dock technology.

3.       Integrate Dock into Landec

         Assist Landec by providing pilot plant and manufacturing support to Landec.

         With other Landec officers, develop a five year manufacturing plan to meet Dock and Landec needs.

         Work closely with Landec's Chief Operating Officer to assure effective two way communications with Landec. Integrate the strengths of each organization into a "common purpose."

         Serve on Landec OPS Group (Landec's officer group)
            - Planning and business development support as requested by the CEO
            - Where needed, assist Landec with its regulatory/environmental issues

4. Lead and Manage a designated Intelimer(R) Programs, such as the Pressure Sensitive Adhesive Program (non-Asia) at Dock

         Transfer R&D support for the Landec PSA program to Linden for US/European markets.

5.       Provide    consultation    help    in    the    Intelimer(R)    Polymer
         Additives/intelimer Functional Polymers

         Corporate partnering opportunities in US/Europe.

         Economic merits of making Functional Polymers for others.

         Synergism of Landec's Intelimer(R) Polymer Additives (catalyst systems) with Dock's business.

6.       Serve   as   a    Landec/Dock    Resins    Industry    Spokesman    for
         Materials/Specialty Chemical Industry

                               Landec Corporation
                               3603 Haven Avenue
                              Menlo Park, CA 94025

                                 April 18, 1997

Wayne Tamarelli
49 Wexford Way
Basking Ridge, NJ 07920

         Employment Agreement

Dear Wayne:

         This letter will confirm our understanding that the twenty-five (25) additional vacation ways referred to in the third sentence of Section 7a of your employment agreement with Landec Corporation are being provided to you in lieu of any days of vacation that you may have accrued while an employee of Dock Resins Corporation and that you hereby waive any right you may have to such accrued days.

         If the foregoing reflects your understanding with respect to any such accrued vacation days please countersign this letter where indicated below and return the countersigned copy to me at your earliest convenience.

                                             Sincerely,

                                             Landec Corporation


                                             /s/ Joy T. Fry
                                             ---------------------
                                             Joy T. Fry, CFO

AGREED AND ACCEPTED


/s/ A. Wayne Tamarelli
-----------------------
A. Wayne Tamarelli

               CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

        THIS AGREEMENT ("Agreement") effective this 18th day of April, 1997 (the "Effective Date") by and between A. WAYNE TAMARELLI (hereinafter "Tamarelli") and LANDEC CORPORATION, a California corporation (hereinafter "Landec").

        WHEREAS, on this date Landec has acquired all of the outstanding shares of stock of Dock Resins Corporation, a New Jersey corporation having its principal place of business in Linden, New Jersey (hereinafter "Dock");

        WHEREAS, on this date, Landec, Dock and Tamarelli will also enter into a certain Employment Agreement ("Employment Agreement") pursuant to which Tamarelli will be employed by the "Employer" therein defined, and will serve in the capacity of Senior Vice President of Landec and also as the Chairman and Chief Executive Officer of Dock;

        WHEREAS, executing this Confidentiality and Non-Competition Agreement is a condition of execution of the aforementioned;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties hereto agree as follows:

        1 Agreement with respect to Confidential and/or Proprietary Information. In exchange for becoming employed (or his employment being continued) by Landec Corporation or its subsidiaries, affiliates, or successor (hereinafter referred to collectively as the "Company"), Tamarelli hereby agrees as follows:

            A. As used in this Section, the term "Inventions" means designs, trademarks, discoveries, formulae, processes, manufacturing techniques, trade secrets, inventions, improvements, ideas or copyrightable works, including all rights to obtain, register, perfect and enforce these proprietary interests.

            B. As used in this agreement, the term "Confidential Information" means information pertaining to any aspects of the Company's business which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company or its customers or suppliers whether of a technical nature or otherwise.

            C. Without further compensation, Tamarelli hereby agrees promptly to disclose to the Company, and hereby assigns and agrees to assign to the Company or its designees, his entire right, title, and interest in and to all Inventions which he may solely or jointly develop or reduce to practice during the period of his employment with the Company (i) which pertain to any line of business activity of the Company, (ii) which are aided by the use of time, material or facilities of the Company, whether or not during working hours, or (iii) which relate to any of his work during the period of his employment with the Company, whether or not during normal working hours.

            D. Tamarelli agrees to perform, during his employment, and upon payment of reasonable compensation therefor after the termination of his employment, all acts deemed necessary or desirable by the Company to permit and assist it, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Inventions assigned to the Company hereunder. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings.

            E. Tamarelli agrees to hold in confidence and not directly or indirectly to use or disclose, either during or after termination of his employment with the Company, any Confidential Information he obtains or creates during working hours, except to the extent authorized by the Company, until such Confidential Information becomes generally known. Except in the ordinary course of business, Tamarelli agrees not to make copies of such Confidential Information unless authorized by the Company. Upon termination of his employment or upon an earlier request of the Company, Tamarelli will destroy, return or deliver to the Company, at the Company's expense, all tangible forms of such Confidential Information in his possession or control, including but not limited to drawings, specifications, documents, records, devices, models of any other material and copies reproductions thereof.

            F. Tamarelli represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information knowledge or data acquired by him in confidence or in trust prior to his employment with the Company, and he will not disclose to the Company, or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others. Tamarelli agrees not to enter into any agreement either written or oral in conflict with the provisions of this Agreement.

            G. The parties acknowledge and agree that this Agreement does not apply to an Invention which qualifies fully under the provisions of Section 2870 of the Labor Code, a copy of which is attached hereto as Exhibit A. Tamarelli agrees to disclose all Inventions made by him in confidence to the Company to permit a determination as to whether or not the Invention should be the property of the Company.

2.      Agreement Not to Compete.

            A. Commencing on the Effective Date and continuing until five (5) years after the Effective Date, except as provided below, Tamarelli agrees that he will not, without Company's permission, as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, stockholder, investor, lender or guarantor of any corporation, partnership or other entity, or in any other capacity directly or indirectly:

                  (1) participate or engage in the design, development, manufacture, production, marketing, sale or servicing of any product, or the provision of any service, that directly relates to the development, production or sales of acrylic polymers and other coating, adhesive, and printing ink polymers (the "Business") in New Jersey, California, and other states of the United States, Canada, Mexico, United Kingdom, France, Germany, Italy, Japan and Australia;

                  (2) induce or attempt to induce any person who at the time of such inducement is an employee or consultant of Landec to perform work or services for any other person or entity other than Landec;

                  (3) solicit, induce, recruit or encourage any of Landec's employees or consultants to terminate their relationship with Landec, or take away such employees or consultants, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of Landec, either for himself or for any other person or entity; or

                  (4) permit his name to be used in connection with a competitive Business. Notwithstanding the foregoing, Tamarelli may own, directly or indirectly, solely as an investment, up to three percent (3%) of any class of "publicly traded securities" of any person or entity which owns a competitive Business. The term "publicly traded securities" shall mean securities that are traded on a national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System.

            B. Further, for a period of five (5) years following termination of his employment with Landec for any reason, with or without cause, Tamarelli shall not solicit any licensor to or customer of Landec or licensee of Landec's products, in each case, that are known to him, with respect to any business, products or services that are competitive to the products or services offered by Landec or under development as of the date of termination of his employment.

            C. Tamarelli will not be prohibited from competing with Landec in the United States or anywhere in the world, if Landec, or any entity deriving title to its good will or shares, ceases to carry on a like Business anywhere in the world.

            D. If any restriction set forth in this non-competition section is found by a court to be unreasonable, then Tamarelli agrees, and hereby submits, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable.

            E. Tamarelli hereby acknowledges that the consideration for his faithful performance of his obligations in this Agreement is included in the purchase price paid by Landec to him for the acquisition of Dock's outstanding stock.

            F. Tamarelli acknowledges that the services that he will provide to Landec under the Employment Agreement are unique and that irreparable harm will be suffered by Landec in the event of the breach by him of any of his obligations under the Employment Agreement or this Agreement, and that Landec will be entitled, in addition to its other rights, to enforce by injunction or decree of specific performance the obligations set forth in this Agreement.

3.       Miscellaneous Agreements.

            A. Except as set forth in Section 2 G. above, this Agreement (i) shall survive Tamarelli's employment by the Company, (ii) does not in any way restrict Tamarelli's right or the right of the Company to terminate Tamarelli's employment, (iii) inures to the benefit of successors and assigns of the Company, and (iv) is binding upon Tamarelli's heirs and legal representatives.

            B. Tamarelli certifies that, to the best of his information and belief, he is not a party to any other agreement which will interfere with his full compliance with this Agreement.

            C. Tamarelli certifies and acknowledges that he has carefully read all of the provisions of the Agreement and he understands and will fully and faithfully comply with such provisions.


         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective on and as the day and year first written above.


                                        LANDEC CORPORATION



                                        By: /s/ Gary T. Steele
                                            --------------------------------
                                            Gary Steele, President and CEO




                                        By: /s/ A. Wayne Tamarelli
                                            --------------------------------
                                            A. WAYNE TAMARELLI

                                  EXHIBIT A TO
                  CONFIDENTIALITY AND NON-COMPETITION AGREEMENT


Section 2870 of the California Labor Code is as follows:

a) Any provisions in any employment agreement which provides an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities or trade secret information except for those inventions that either:

         1 Relate at the time of conception or reduction to practice of the invention to the employer's business or actual or demonstrably anticipated research or development of the employer.

         2)     Result from any work performed by the employee for the employer.

b) To the extent a provision in any employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a) the provision is against the public policy of this state and is unenforceable.

                                ESCROW AGREEMENT

         This Escrow Agreement (the "Agreement") is made as of this 18th day of April, 1997, by and among Chase Trust Co. of California (the "Escrow Agent"), Landec Corporation, a California corporation ("Landec"), and A. Wayne Tamarelli ("Shareholder"), the former sole shareholder of Dock Resins Corporation, a New Jersey corporation ("Dock"). Capitalized terms used herein and not defined herein shall have their defined meanings as set forth in the Stock Purchase Agreement among Landec, Dock and Shareholder of even date herewith (the "Purchase Agreement").

                                    RECITALS

         WHEREAS, The parties have entered into the Purchase Agreement (the "Purchase Agreement") by and among Landec, Dock and Shareholder, which provides for the purchase by Landec, and the sale by Shareholder, of all the issued and outstanding capital stock of Dock.

         WHEREAS, Article VII of the Purchase Agreement provides that at the Closing, Shareholder will deposit in escrow (the entirety of such deposit constituting the "Escrow Fund") $1,500,000 in cash (the "ISRA Fund") and certificates representing 396,039 shares of Landec's Common Stock issuable to the Shareholder immediately prior to the Closing. Such shares (the "Escrow Shares") and the proceeds from any sales of such Escrow Shares (the "Escrow
Stock Proceeds") and any investments of Escrow Stock Proceeds ("Escrow Investments") shall be held as security for Shareholder's indemnification obligations under Article VII of the Purchase Agreement. The Escrow Shares, the Escrow Stock Proceeds and the Escrow Investments shall collectively be known as the "Non-ISRA Fund."

         WHEREAS, The parties to this Agreement desire to establish the terms and conditions pursuant to which the ISRA Fund and the Escrow Shares will be deposited, held in, sold and disbursed from the Escrow Fund, and Escrow Stock Proceeds will be held, invested and disbursed from the Escrow Fund.

         NOW   THEREFORE,   in   consideration   of   the   mutual   agreements,
representations, warranties and covenants hereinafter set forth, the parties hereto agree as follows:

         1. Escrow Fund. The Escrow Agent agrees to: (a) accept delivery of the ISRA Fund and the Escrow Shares; (b) invest the ISRA funds for the benefit of the Shareholder; (c) hold such ISRA Fund and Escrow Shares in escrow as part of the Escrow Fund; (d) sell Escrow Shares in accordance with the provisions of
Section 2(e); (e) hold Escrow Stock Proceeds received upon sale of Escrow Shares or Escrow Investments as part of the Escrow Fund; (f) invest Escrow Stock
Proceeds in Escrow Investments and sell Escrow Investments for Cash in accordance with the provisions of Section 2(f); and (g) release a portion of the Escrow Stock Proceeds to Shareholder as long as the value of the Non-ISRA Fund equals or exceeds $2,000,000 (as determined by the Escrow Agent in its sole discretion and in accordance with the terms of Section 2(d) hereof); all subject to the terms and conditions of this Agreement and Article VII of the Purchase Agreement. The Escrow Shares will include "Additional Escrow Shares" as that term is defined in Section 2(c) of this Agreement.

         2.       Deposit and Maintenance of Funds and Shares.

                  (a) Delivery of Funds and Shares. As soon as practicable after the Closing, the ISRA Fund and the Escrow Shares will be delivered by Landec to the Escrow Agent. The Escrow Shares will be delivered in the form of a duly authorized stock certificate or certificates issued in the name of the Escrow Agent or its nominee. In the event Landec issues any Additional Escrow Shares, such shares will be issued in the name of the Escrow Agent and delivered to the Escrow Agent in the same manner as the Escrow Shares.

                  (b) Shareholder's Account. The Escrow Agent will maintain for Shareholder an accounting record (Shareholder's "Account") specifying the ISRA Fund and the Non-ISRA Fund and other assets held for the record of Shareholder pursuant to the terms of this Agreement.

                  (c) Investment of ISRA Fund. The Escrow Agent shall, at the direction of the Shareholder, invest the ISRA Fund one or more portfolios offered by Vista Fund Distributors, Inc., for which affiliates of Escrow Agent provide investment advisory services for a fee as described in the prospectus for these funds which has been provided to the Shareholder and Landec (the "Vista Funds") mutually acceptable to Landec and the Shareholder . All interest generated from such investment shall be retained by Escrow Agent for the benefit of the Shareholder and shall be referred to herein as the "ISRA Interest."

                  (d) Dividends, Voting and Rights of Ownership. Except for tax-free dividends paid in stock declared with respect to the Escrow Shares ("Additional Escrow Shares") pursuant to Section 305(a) of the Internal Revenue Code of 1986, as amended (the "Code"), there will be distributed promptly to the Shareholder any cash dividends, dividends payable in securities or other distributions of any kind made in respect of the Escrow Shares and, subject to deductions to pay for expenses associated with selling Escrow Shares and holding and investing Escrow Stock Proceeds, earnings on Escrow Stock Proceeds. Shareholder will have voting rights with respect to the Escrow Shares deposited in the Escrow Fund so long as such Escrow Shares are held in escrow, and Landec will take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement and the Purchase Agreement, the Shareholder will retain and will be able to exercise all other incidents of ownership of said Escrow Shares, Escrow Stock Proceeds and Escrow Investments which are not inconsistent with the terms and conditions of this Agreement and the Purchase Agreement.

                  (e) Sales of Shares. Upon the written request and instruction of the Shareholder containing: (i) specification of the number of Escrow Shares allocated to Shareholder's Account that such Shareholder wishes to sell (the "Designated Escrow Shares"); (ii) such other selling instructions as the Shareholder shall specify; (iii) such additional instruments of transfer and other documents reasonably requested by the Escrow Agent; and (iv) such fees, expenses and commissions relating to the sale of Escrow Shares as the Escrow Agent shall reasonably request and as the Shareholder shall reasonably approve at the request of the Escrow Agent; the Escrow Agent shall sell such Designated Escrow Shares at a price equal to the fair market value of the Common Stock on the date of transfer, through such broker as shall be designated by agreement between Landec and Shareholder (the "Broker"), and all Escrow Stock

Proceeds received as proceeds from such sale of Escrow Shares shall be held in the Account of the Shareholder in the Escrow Fund, invested as otherwise provided in Section 2(f), or released as otherwise provided in Section 2(g) of this Agreement.

                  (f) Investment of Escrow Stock Proceeds. The Escrow Agent shall invest the Escrow Stock Proceeds held for the account of Shareholder upon the written instruction (in form reasonably satisfactory to the Escrow Agent) of Shareholder (the investments of Escrow Stock Proceeds so held are referred to "Escrow Investments") and shall sell Escrow Investments and retain the proceeds thereof as Escrow Stock Proceeds in accordance with the written instruction of Shareholder. Escrow Stock Proceeds may be invested in United States Government
Securities, certificates of deposit of Banks with assets in excess of $100,000,000, or other short term, highly liquid, most highly rated Vista Funds mutually acceptable to Landec and the Shareholder, in each case with maturities less than one year, or in Landec Common Stock. All Escrow Investments shall be held in the Escrow Fund in accordance with the terms of this Agreement. The Escrow Agent will promptly notify Shareholder of all transactions pursuant to Sections 2(e) and 2(f) which will also specify in detail the respective amounts of ISRA Fund, Escrow Shares, Escrow Stock Proceeds and Escrow Investments in Shareholder's Account.

                  (g) No Encumbrance. Except as provided in this Agreement, no Escrow Shares or Escrow Investments or any beneficial interest in the Escrow Shares or Escrow Investments may be pledged, sold, assigned or transferred, including by operation of law, by Shareholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of Shareholder, prior to the delivery to Shareholder of the Escrow Shares by the Escrow Agent.

                  (h) Power to Transfer Escrow Shares. The Escrow Agent is granted the power to effect any transfer of Escrow Shares contemplated by this Agreement. Landec will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers.

                  (i) Right to Liquidate. Subject to the provisions of Section 3(b)(iv) hereof, the Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement. The Escrow Agent, in its capacity as escrow agent hereunder shall not have any liability for any loss sustained as a result of any investment liquidated prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrow Fund or any earnings thereon.

         3.       Claims; Withdrawals.

                  (a)  ISRA Fund.

                       (i) Claims. At any time that there is a positive balance in the ISRA Fund, upon receipt by the Escrow Agent of a certificate signed by Shareholder requesting a payment from the ISRA Fund, stating that such funds shall be used in order to satisfy Shareholder's obligations under Section 5.3 of the Purchase Agreement and providing reasonable detail as to the application of the proceeds with respect to the RAW or RA, Escrow Agent shall deliver the requested funds to Shareholder.

                       (ii) Remainder. As soon as practical after the Escrow Agent has been provided sufficient evidence of receipt by Dock of a form of Full Compliance with ISRA from the NJDEP, any funds remaining in the ISRA Fund together with any ISRA Interest shall be immediately delivered to Shareholder.

                  (b)  Non-ISRA Fund.

                       (i) Claims. On or before April 18, 2002, upon receipt by the Escrow Agent of a certificate signed by either (A) both Shareholder and Landec, or (B) the arbitrator determined in accordance with Section 8.16 of the Purchase Agreement (the "Notice"), which (A) certifies that the cumulative amount of all Damages arising under Section 7.2(a) of the Purchase Agreement ((as determined by the Escrow Agent in its sole discretion and in accordance with Section 7.2(c) of the Agreement and excluding the Damages being sought pursuant to such certificate) has exceeded $150,000, and (B) states the amount of Damages owed to Landec pursuant to the indemnification provisions of Section 7.2(a) of the Purchase Agreement, the Escrow Agent shall deliver to Landec out of the Non-ISRA Fund, Landec Common Stock or other assets in the Non-ISRA fund having a value equal to such damages.

                       (ii) Termination Without Claims Pending. On April 18, 2002, provided that Escrow Agent has not received written notice from (x) an arbitrator or (y) Landec, that Claims relating to the indemnification provisions of Section 7.2 of the Purchase Agreement have been made but are not as yet paid or are pending before an arbitrator (the "Pending Claims"), Escrow Agent shall deliver any amounts remaining in the Non-ISRA Fund to Shareholder.

                       (iii) Termination With Claims Pending. If, as of April 18, 2002, any amounts remaining in the Non-ISRA fund are not distributed to Shareholder because of Pending Claims, then upon the resolution of all such Pending Claims, and written notice to the Escrow Agent, any amounts remaining in the Non-ISRA Fund, after settlement of the Pending Claims shall be delivered to the Shareholder.

                       (iv) Payment in Lieu of Liquidation. In the event that a payment for Claims under this Section 3(b) would require the liquidation of any investments held in the Non-ISRA fund, Shareholder may deliver to Escrow Agent an amount of cash sufficient to satisfy the obligations under such Claims which shall be delivered to Landec in satisfaction of such Claims and the investments to have been liquidated shall be delivered to the Shareholder, provided however, that if such transaction would result in a material delay to Landec with respect to compensation for such Claims, Landec may nonetheless required liquidation of such investments and immediate payment.

                  (c)  Withdrawal of the Escrow Stock Proceeds.

                       (i) Withdrawal. At any time prior to the termination of the Agreement, Shareholder may, pursuant to the terms of this Agreement, instruct the Escrow Agent to release a portion of the Escrow Stock Proceeds (the "Withdrawal") to Shareholder provided that the aggregate value of the assets remaining in the Non-ISRA Fund as of such date of

Withdrawal equals or exceeds $2,000,000 (as determined by the Escrow Agent in its sole discretion and in accordance with the terms of Section 2(d) hereof).

                       (ii) Reporting. Beginning on the date thirty (30) days after the first Withdrawal by Shareholder pursuant to Section 4(c) hereof and every thirty (30) days thereafter, or at any such other time as Landec shall reasonably request, the Escrow Agent shall notify Landec and Shareholder of the contents of the Non-ISRA Fund, and the aggregate value of the Non-ISRA Fund as of such date. Each such report date shall be referred to herein as a "Reporting Date."

                       (iii) Replenishment. If, as of any Reporting Date, the aggregate value of assets in the Non-ISRA Fund does not equal or exceed $2,000,000, Shareholder will, within five (5) business days of receiving such report, contribute cash or Landec Common Stock to the Escrow Fund in an amount equal to or greater than the amount necessary to restore the aggregate value of the Non-ISRA Fund as of the date of such contribution to $2,000,000.

                  (d) Valuation of Securities. For purposes of this Section 2, the value of any securities (including Landec Common Stock) as of a particular date shall be the fair market value of such securities as of the close of business on the business date immediately preceding such date.

         4.       Limitation of the Escrow Agent's Liability.

                  (a) The Escrow Agent will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct, bad faith or gross negligence. The Escrow Agent will not be responsible for the validity or sufficiency of the terms of this Agreement. In all questions arising under the terms of this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent will not be liable to anyone. The Escrow Agent will not be required to take any action under the this Agreement involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it.

                  (b) In the event conflicting demands are made or notices are served upon the Escrow Agent with respect to the Escrow Fund, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: resign so a successor can be appointed pursuant to
Section 5 or file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under this Agreement, and Landec will pay the Escrow Agent all costs, expenses and reasonable attorney's fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent's rights under this Section 3.

         5. Expenses. All fees and expenses of the Escrow Agent incurred in the ordinary course of performing its responsibilities hereunder will be paid by Landec upon receipt of a written invoice by the Escrow Agent. All costs associated with a Withdrawal, the sale of Escrow Shares or the purchase or sale of Escrow Investments will be borne by Shareholder.

         6. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity as such, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving resignation to the parties to this Agreement, specifying not less than thirty
(30) days' prior written notice of such a date when such resignation will take effect. Landec will designate a successor Escrow Agent prior to the expiration of such 30-day period by giving written notice to the Escrow Agent and the Shareholder's Agent. Landec may appoint a successor Escrow Agent without the consent of the Shareholder or Shareholder's Agent so long as such successor is a bank with assets of at least $50 million, and may appoint any other successor Escrow Agent with the consent of the Shareholder's Agent, which will not be unreasonably withheld. The Escrow Agent will promptly transfer all assets being held by Escrow Agent pursuant to the terms of this Agreement to such designated successor. In the event no successor Escrow Agent is appointed as described in this Section 5, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent.

         7. Limitation of Responsibility: Notices. The Escrow Agent's duties are limited to those set forth in this Agreement and the Escrow Agent may rely upon the written notices delivered to the Escrow Agent pursuant to the terms of this Agreement.

         8. Sales of Escrow Shares. In the event that at any time any Escrow Shares shall remain in the Escrow Fund the Escrow Agent shall receive a written notice from the Shareholder directing the Escrow Agent to sell in the open market all or any portion of such Escrow Shares, the Escrow Agent shall promptly comply with such direction in the manner set forth in the written notice. All proceeds from any such sale of Escrow Shares shall be deemed to be part of the Escrow Fund.

         9. Agreement to Proceed Against Funds. Landec agrees that to the extent it shall have any claims against the Shareholder for Damages pursuant to the terms of Section 7.2(a) or (b) of the Purchase Agreement it shall first seek to obtain recovery for such Damages from the contents of the Non-ISRA Fund and ISRA Fund, respectively and shall exhaust its remedies against such Funds prior to seeking to obtain recovery for the remainder of such Losses from Shareholder in his personal capacity pursuant to such parties' indemnification obligations contemplated by Section 7.2 of the Purchase Agreement.

         10. Incorporation by Reference of Article VII. The parties agree that the terms of Article VII of the Purchase Agreement shall be deemed to be incorporated by reference in this Agreement as if such Article had been set forth in its entirety herein. The parties acknowledge that the administration of the Escrow Fund by the Escrow Agent will require reference to both the terms of this Agreement as well as the terms of such Article VII.

         11. Notices. Any notice provided for or permitted under this Agreement will be treated as having been given when (i) delivered personally, (ii) sent by confirmed telex, telecopy or facsimile, (iii) sent by commercial overnight courier with written verification of receipt, or (iv) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 10.

         Escrow Agent:                    Chase Trust Co. of California
                                          101 California Street, Suite 2725
                                          San Francisco, CA  94111
                                          Attention: Corporate Trust Department
                                          Facsimile No.: (415) 693-8850

         Shareholder:                     Wayne Tamarelli
                                          49 Wexford Way
                                          Basking Ridge, NJ 07920
                                          Facsimile No.:  (908) 221-9282

         Dock:                            Dock Resins Corporation
                                          1512 W. Elizabeth Avenue
                                          Linden, NJ  07036
                                          Attention:  Chief Executive Officer
                                          Facsimile Number:  (908) 862-4015


         Landec:                          Landec Corporation
                                          3063 Haven Avenue
                                          Menlo Park, CA 94025
                                          Attention:  President
                                          Facsimile No:   (415) 261-3616

         With copy to:                    Venture Law Group
                                          A Professional Corporation
                                          2800 Sand Hill Road
                                          Menlo Park, California  94025
                                          Attention:  Tae Hea Nahm
                                          Facsimile No:   (415) 854-1121


Such notice will be treated as having been received upon actual receipt.

         12.      General.

                  (a) Governing Laws. It is the intention of the parties hereto that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties to this Agreement

                  (b) Binding upon Successor and Assigns. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties to this Agreement.

                  (c) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears on such counterpart and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected in this Agreement as signatories.

                  (d)  Entire  Agreement.  Except as set  forth in the  Purchase
Agreement, this Agreement, the documents referenced in this Agreement and the exhibits to such documents, constitute the entire understanding and agreement of the parties to this Agreement with respect to the subject matter of this
Agreement and of such documents and exhibits and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, expressed or implied, written or oral, between the parties with respect to this Agreement. The express terms of this Agreement control and supersede any course of performance or usage of the trade inconsistent with any of the terms of this Agreement.

                  (e) Waivers. No waiver by any party to this Agreement of any condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained in this Agreement.

                  (f) Amendment. This Agreement may be amended with the written consent of Landec, the Escrow Agent and Shareholder's Agent, provided that if the Escrow Agent does not agree to an amendment agreed upon by Landec and the Shareholder's Agent, Landec will appoint a successor Escrow Agent in accordance with Section 5.

                  (g) Taxpayer Identification Numbers. Each party hereto, except the Escrow Agent, shall provide the Escrow Agent with their Tax Identification Number ("TIN") as assigned by the Internal Revenue Service. All interest or other income earned under the Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

                           [SIGNATURE PAGE TO FOLLOW]

         This Agreement has been duly executed and delivered by Shareholder and the duly authorized officers of Landec and Escrow Agent as of the date first written above.



                                               LANDEC CORPORATION



                                               By: /s/ Gary T. Steele
                                                  ------------------------------
                                                   Gary T. Steele, President



                                               ESCROW AGENT



                                               By: /s/ Paula Oswald
                                                  ------------------------------
                                                  PAULA OSWALD
                                               Title: ASSISTANT VICE PRESIDENT
                                                     ---------------------------



                                               A. WAYNE TAMARELLI (SHAREHOLDER)



                                               /s/ A. Wayne Tamarelli
                                               ---------------------------------





                      [SIGNATURE PAGE TO ESCROW AGREEMENT]

                                     [LOGO]
                                     VENTURE
                                    LAW GROUP
                           A PROFESSIONAL CORPORATION

                                 April 18, 1997



A. Wayne Tamarelli
49 Wexford Way
Basking Ridge, NJ  07920


Mr. Tamarelli:

         We  have  acted  as  counsel  for  Landec  Corporation,   a  California
corporation ("Landec"), in connection with the purchase (the "Acquisition") of all of the outstanding capital stock of Dock Resins Corporation, a California corporation ("Dock") from you, pursuant to the Stock Purchase Agreement by and among Landec, Dock and yourself, dated as of April 18, 1997 (the "Purchase Agreement") and the execution and delivery to you of the Promissory Note by Landec dated April 18, 1997 (the "Note") and the Escrow Agreement among Landec, Chase Trust Company of California and yourself dated April 18, 1997 (the "Escrow Agreement" and collectively with the Note and the Purchase Agreement, the "Agreements"). This opinion is rendered to you pursuant to Section 6.2(b) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the same meaning given to such terms in the Purchase Agreement.

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, including certificates of public officials, and other instruments as we have deemed necessary or advisable for purposes of this opinion, including the Restated Articles of Incorporation and Bylaws of Landec, the records of its Boards of Directors relating to the Acquisition and the Agreements.

         In such examination and review we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies; and that there are no extrinsic agreements or understandings among the parties to the Agreements that would modify or interpret the terms of the Agreements or the respective rights or obligations of the parties thereunder. As to any facts material to the opinions hereinafter expressed which we did not independently establish or verify, we have relied without investigation, upon certificates, statements and representations of representatives of Landec. During the course of our discussion with such officers and representatives and our review of the documents described above in connection with the preparation of these opinions, no facts were disclosed

                              2800 SAND HILL ROAD
                              MENLO PARK, CA 94025
                               PHONE 415.854.4488
                                FAX 415.854.1121

                                     [LOGO]
                                     VENTURE
                                    LAW GROUP
                           A PROFESSIONAL CORPORATION
A. Wayne Tamarelli
Page 2

to us that caused us to conclude that any such certificate, statement or representation is untrue. In making our examination of the documents executed by entities other than Landec, we have assumed that each such other entity had the power to enter into and perform all its obligations thereunder and the due authorization, execution and delivery of, such documents by each such entity.

         The opinions hereinafter expressed are qualified to the extent that (a) the validity or enforceability of any of the agreements, documents or obligations referred to herein may be subject to or affected by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally, and (b) the enforceability of such agreements, documents or obligations may be limited by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and public policy, whether applied by a court of law or equity. We do not express any opinion herein as to the availability of any equitable or other specific remedy upon breach of any of the agreements, documents or obligations referred to herein. We render or imply no opinion with respect to compliance with applicable anti-fraud statutes, rules or regulations of applicable state or Federal law.

         Based upon and subject to the foregoing, and subject to the further assumptions, limitations, qualifications, and exceptions set forth herein, we are of the opinion that:

         1. Landec is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has the corporate power and authority to own, operate and lease its properties and carry on its business as now conducted.

         2. The execution and delivery of the Agreements by Landec, and the carrying out of the transactions contemplated by the Agreements did not and will not conflict with or constitute a violation under the charter documents of Landec.

         3. All corporate action on the part of Landec, its directors and shareholders necessary for the authorization, execution, delivery and performance of the Agreements by Landec and the authorization, sale, issuance and delivery of the Landec Common Stock, has been taken.

         4. To our knowledge, no suit, action or legal, administrative, arbitration or other proceeding or governmental investigation is pending or threatened to which Landec or any of its assets or properties is a party which seeks to prohibit, restrain or enjoin the transactions contemplated by the Agreements.

                                     [LOGO]
                                     VENTURE
                                    LAW GROUP
                           A PROFESSIONAL CORPORATION
A. Wayne Tamarelli
Page 3

         5. There is no consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or other governmental body (either foreign or domestic) required by Landec or with respect to its assets or properties or otherwise for the consummation of the transactions contemplated by the Agreements that has not been obtained, except for such consents, approvals, authorizations, registration or qualifications as may be required under state securities or Blue Sky laws in connection with the offer and sale of Landec Common Stock pursuant to the Acquisition.

         6. Based in part upon your representations of in the Purchase Agreement, the shares of Landec Common Stock to be issued and delivered pursuant to the Purchase Agreement will, when issued, be exempt from registration under
Section 5 of the  Securities  Act of 1933,  as amended  (the "Act")  pursuant to
Section 4(2) of the Act.

         Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based upon our knowledge, such expression means that in the course of our representation of Landec in connection with the Acquisition nothing has come to our attention that would give us actual knowledge of the existence or absence of such facts. We have undertaken no independent factual investigation to determine the existence or absence of such facts.

         This opinion relates solely to the laws of the State of California and applicable Federal laws of the United States, and we express no opinion with respect to the effect or applicability of the laws of other jurisdictions.

         The opinions expressed herein are solely for your benefit in connection with the above transactions and may not be relied upon in any manner or for any purpose by any other person.

                                                     Sincerely,


                                                     VENTURE LAW GROUP
                                                     A Professional Corporation

                                                     /s/ Venture Law Group

THN

                            REED SMITH SHAW & McCLAY
MAILING ADDRESS:
P.O. BOX 7839             PRINCETON FORRESTAL VILLAGE
PRINCETON, NJ 08543-7839
                           136 MAIN STREET, SUITE 250
J. FERD CONVERY III,                                              HARRISBURG, PA
RESIDENT PARTNER           PRINCETON, NEW JERSEY 08540                McLEAN, VA
                                                                    NEW YORK, NY
WRITER'S DIRECT NUMBERS:           609-987-0050                       NEWARK, NJ
PHONE 609-514-5940                                              PHILADELPHIA, PA
FAX 609-520-1172                 FAX 609-951-0824                 PITTSBURGH, PA
INTERNET jfconver@rssm.com                                        WASHINGTON, DC

                                 April 18, 1997

Landec Corporation
3603 Haven Avenue
Menlo Park, CA  94025


Ladies and Gentlemen:

         We have acted as counsel for Dock Resins Corporation, a New Jersey corporation ("Dock") and A. Wayne Tamarelli ("Shareholder"), in connection with the purchase by Landec Corporation, a California corporation ("Landec") of all of the outstanding capital stock of Dock from Shareholder and Landec, pursuant to the terms of that certain Stock Purchase Agreement dated April 17, 1997 (the "Purchase Agreement"). This opinion is rendered to you pursuant to Section 6.3(b) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the same meaning give to such terms in the Purchase Agreement.

         In connection with this opinion we have examined originals or copies certified to our satisfaction of all records of Dock, and other certificates of public officials and of officers or representatives of Dock as we have deemed necessary. In such examination we have assumed the authenticity of all documents submitted to us as originals, the conformity with authentic originals of all documents submitted to us as certified or photostatic copies and the accuracy of the statements contained in certificates. We have further assumed that Landec has all requisite power to enter into and perform all its obligations thereunder, that such party (to the extent required by applicable law) has duly authorized the execution and delivery of the Purchase Agreement (and all other agreements and instruments contemplated thereunder) and that such Purchase Agreement (and all other agreements and instruments contemplated thereunder) has been duly executed and delivered by such party.

         As to questions of fact material to the opinions hereinafter expressed, we have, when relevant facts were not independently established by us, relied upon the representations set forth in the Purchase Agreement. Further, with respect to the opinion set forth in Paragraph 11 hereof, we have assumed that the use by Dock of its present facility located in Linden, New Jersey constitutes a nonconforming use of such facility, that there has been no expansion of such

REED SMITH SHAW & McCLAY

Landec Corporation
April 18, 1997
Page 2

use by Dock since the inception of the nonconforming use, and that, as of the Closing Date, Dock is not so expanding such nonconforming use.

         Based upon, and subject to the foregoing and to the qualifications, limitations and reliances hereinafter set forth, and having due regard for legal considerations we deem relevant, we are of the opinion that:

         1. Shareholder has full power and authority to execute and deliver the Purchase Agreement (and all other agreements and instruments contemplated thereunder) and perform his obligations thereunder.

         2. The Purchase Agreement has been duly and validly executed and delivered by Shareholder and Dock.

         3. Dock is a corporation duly formed and validly existing under the laws of New Jersey and has full corporate power and authority and legal right to own and operate its assets and to carry on its business as presently conducted, to execute and deliver the Purchase Agreement and all of the other agreements and instruments to be executed and delivered by it, and to consummate the transactions contemplated thereby. Dock is qualified to do business and is in good standing in each jurisdiction in which it is required to be qualified, except in jurisdictions in which the failure to qualify, in the aggregate, would not have a Material Adverse Effect.

         4. The execution and delivery of the Purchase Agreement (and all other agreements and instruments contemplated thereunder) by Dock and the performance by Dock of its obligations thereunder have been duly authorized by all necessary action by the Board of Directors and Shareholder of Dock, and no other act or proceeding on the part of or on behalf of Dock or its Shareholder is necessary to approve the execution and delivery of the Purchase Agreement and all of the other agreements and instruments to be executed and delivered by Dock pursuant thereto, to consummate the transactions thereby contemplated and to take all other actions required to be taken by Dock pursuant to the provisions thereof.

         5. Neither the execution, delivery and performance of the Purchase Agreement and all of the other agreements and instruments to be executed and delivered pursuant hereto, nor the consummation of the transactions contemplated hereby or thereby, will with or without the passage of time or the delivery of notice or both, (a) conflict with, violate or result in any breach of the terms, conditions or provisions of the articles of incorporation or bylaws of Dock, (b) to our knowledge conflict with or result in a violation or breach of, or constitute a default or require

REED SMITH SHAW & McCLAY

Landec Corporation
April 18, 1997
Page 3

consent of any person or entity (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any notice, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which Dock is a party or by which Dock or any of the properties or assets of Dock may be bound, (c) violate any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any Governmental Entity applicable to Dock or by which any properties or assets of Dock may be bound, (d) result in any cancellation of, or obligation to repay, any grant, loan or other financial assistance received by Dock from any Governmental Entity, (e) conflict with or result in a violation or breach of, or constitute a default or require consent of any third party (or give rise to any right of termination, cancellation or acceleration ) under, any of the terms, conditions or provisions of any notice, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which Shareholder is a party or by which the Dock Stock may be bound, or (f) violate any statute, ordinance or law or any rule, regulation, or, to our knowledge, order, writ, injunction or decree of any Governmental Entity applicable to Shareholder or by which the Dock Stock is to be bound. No "bulk sales" legislation applies to the transactions contemplated by the Purchase Agreement.

         6. There is no requirement applicable to Dock or Shareholder to make any filing, declaration or registration with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity as a condition to the lawful consummation by Dock and Shareholder of the transactions contemplated by the Purchase Agreement and the other agreements and instruments to be executed and delivered by Dock and Shareholder pursuant thereto or the consummation by Dock and Shareholder of the transactions contemplated therein except for such permit, authorization, consent or approval as may be contemplated under the Purchase Agreement and such other permit, authorization, consent or approval which, if not obtained or made, would not have a material Adverse Effect and would not prevent, or materially alter or delay any of the transactions contemplated by the Purchase Agreement.

         7. The Authorized capital stock of Dock consists of 2,500 shares of Common Stock, no par value of which there were issued and outstanding as of the close of business on the Closing Date, 225 shares. There are no other
outstanding  shares  of  capital  stock  or  securities   convertible  into,  or
subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities of Dock. All outstanding shares of Dock capital stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of

REED SMITH SHAW & McCLAY

Landec Corporation
April 18, 1997
Page 4

Incorporation of Bylaws of Dock or any agreement to which Dock is a party or by which it is bound. Shareholder is the sole shareholder of Dock. There are no other outstanding shares of capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities.

         8. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Dock or Shareholder, threatened against Dock or any of its properties or any of its officers or directors (in their capacities as such), that could prevent, enjoin, alter or materially delay any of the transactions contemplated by the Purchase Agreement, or that could reasonably be expected to have a Material Adverse Effect.

         9. To our knowledge, there is no material agreement, judgment, injunction, order or decree binding upon Dock other than as set forth on the Disclosure Schedule which has or could be expected to have the effect of prohibiting or impairing any current or future business practice of Shareholder or Dock, any acquisition of property by Dock or the conduct of business by Dock as currently conducted or as proposed to be conducted by Dock except where such consequence would not have a Material Adverse Effect.

         10. Dock has made a valid and timely election to be treated as an S corporation under Section 1362 of the Code (and corresponding provisions of applicable state law) for its taxable year commencing December 1, 1986 and has continued to be an S corporation at all times since December 1, 1986.

         11. As of the Closing Date, the sale of the Dock Stock to Landec will not result in the forfeiture by Dock of the nonconforming use status of Dock's use of its present facility located in Linden, New Jersey.

         The opinions expressed hereinabove with respect to Dock and the Shareholder are subject to the following assumptions and limitations. Our examination of law relevant to matters herein is limited to the law of the State of New Jersey and of the United States of America. We have not made an independent review of the laws of any state other than as stated hereinabove. Accordingly, we express no opinion as to matters governed by the laws of any other state of jurisdiction, including the laws of the State of California which are stated to govern the Purchase Agreement and all other agreements and instruments contemplated thereunder.

REED SMITH SHAW & McCLAY

Landec Corporation
April 18, 1997
Page 5

         The opinions hereinabove expressed are for your benefit only and may under no circumstances whatsoever be relied upon by any other person without our express prior written consent.

         The opinion is given to you as of the date set forth above and should not be construed to give any opinion as relating to or dependent upon any future event; we further undertake no obligation to update this opinion.

                                                    Very truly yours,

                                                    REED SMITH SHAW & McCLAY


                                                    /s/ Reed Smith Shaw & McClay

JFC
CEE
HRK

                              PICCO HERBERT KENNEDY
                           A PROFESSIONAL CORPORATION
                                COUNSELORS AT LAW
                        50 WEST STATE STREET, SUITE 1000
                                  P.O. BOX 1388
                         TRENTON, NEW JERSEY 08607-1388
M. PAIGE BERRY ***                ------------       DIANE A. BETTINO *
MAEVE E. CANNON *                                    THOMAS J. BURNS *
KAREN L. CAYCI *                 (609) 393-2400      STACY C. COHEN
MARY LOU DELAHANTY                 TELECOPIER        MICHAEL W. HERBERT *
SUSAN C. GIESER ****             (609) 393-2475
JAMES P. MANAHAN *
  LICENSED PATENT ATTORNEY                           JAMES E. McGUIRE ***
STEVEN P. GOODELL *                                  DEMERY JOHNSON ROBERTS *
MICHAEL J. HERBERT **
  CERTIFIED CIVIL TRIAL ATTORNEY
DAVID B. HIMELMAN *                                     * Member NJ & PA Bar
PATRICK D. KENNEDY                                     ** Member NJ & DC Bar
STEVEN J. PICCO                                       *** Member NJ, PA & DC Bar
                                                     **** Member NJ, PA, NY,
STANLEY C. VAN NESS                                       GA & DC Bar
OF COUNSEL
                                 April 17, 1997


Landec Corporation
3603 Haven Avenue
Menlo Park, California  94025

To Whom It May Concern:

         We have acted as special environmental counsel for Dock Resins Corportion, a New Jersey corporation (Dock) and A. Wayne Tamarelli (Shareholder) in connection with the purchase by Landec Corporation, a California corporation (Landec) of all of the outstanding capital stock of Dock from Shareholder pursuant to a Stock Purchase Agreement by and among Dock, Shareholder and Landec, dated as of April 17, 1997 (Purchase Agreement). This opinion is rendered to you pursuant to Section 6.3(c) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the same meaning given to such terms in the Purchase Agreement.

         To the best of our knowledge, and except as specifically disclosed in the Disclosure Schedules accompanying the Purchase Agreement, we are of the opinion that:

         1. Dock possesses all Environmental Permits necessary in order to conduct Dock's business as it is now being conducted. Each Environmental Permit issued to Dock is in full force and effect. Dock is in compliance with all requirements, terms and provisions of the Environmental Permits issued to Dock and has filed on a timely basis (and updated as required) all reports, notices, applications or other documents required to be filed pursuant to the Environmental Permits.

         2. Dock's business is, and at all times has been, in compliance with all Environmental permits and Environmental Laws applicable to Dock's business, the Former Facilities or the Property.

                             PICCO HERBERT KENNEDY

Landec Corporation
April 17, 1997
Page 2


         3. Dock has filed on a timely basis (and updated as required) all reports, disclosures, notifications, applications, pollution prevention, stormwater prevention or discharge prevention or response plans or other emergency or contingency plans required to be filed under Environmental Laws, including without limitation, the New Jersey Worker and Community Right to Know Act, N.J.S.A. 34:5A-1 et seq., and Title III of the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss. 11001 et seq. Schedule 3.15 lists all such reports, disclosures, notifications, applications and plans filed by Dock under Environmental Laws. All such reports, disclosures, notifications, applications and plans are true, accurate and complete.

         4. Dock has not received any notice that Dock, the Property or any of the Former Facilities: (i) is in violation of the requirements of any Environmental Permit or Environmental Laws; (ii) is the subject of any suit, claim, proceeding, demand, order, investigation or request or demand for information arising under any Environmental Permit or Environmental Laws; or
(iii) has actual or potential liability under any Environmental Laws, including without limitation CERCLA, RCRA, the Spill Act or any comparable state or local Environmental Law.

         5. There are no Environmental Conditions or other facts, circumstances or activities arising out of or relating to Dock's business, or the use, operation or occupancy by Dock of the Property or, to the knowledge of the Shareholder of Dock after diligent inquiry, the Former Facilities that result or reasonable could be expected to result in (a) any obligation of Dock to file any report of notice, to conduct any investigation, sampling or monitoring or to effect any environmental cleanup or remediation, whether onsite or offsite; or (b) liability, either to governmental agencies or third parties, for damages (whether to person, property or natural resources), cleanup costs or remedial costs of any kind or nature whatsoever.

         6. No federal, state, local or municipal governmental agency or authority has obtained or asserted an encumbrance or lien upon the Property or any other property of Dock or, to the knowledge of the Shareholder or Dock after diligent inquiry, any of the Former Facilities as a result of any Release, use or cleanup of any Hazardous Material for which Dock is legally responsible, nor has any such Release, use or cleanup occurred which could result in the assertion or creation of such a lien or encumbrance.

         7. There is not now nor has there ever been located on the Property any areas or vessels used or intended for the treatment, storage or disposal of Hazardous Materials, including, but not limited to, drum storage areas, surface impoundments, incinerators, landfills, tanks, lagoons, ponds, waste piles or deep well injunction systems. Dock has not transported for storage, treatment or disposal, by contract, agreement or otherwise, or arrange for the transportation, storage, treatment or disposal of any Hazardous Material at or to any location

                             PICCO HERBERT KENNEDY

Landec Corporation
April 17, 1997
Page 3

including, without limitation, any location used for the treatment, storage or disposal of Hazardous Materials.

         8. There are no Environmental Laws currently enacted or promulgated, but as to which compliance is not yet required, that would require Dock or Landec to take any action at the Property within three (3) years from the effective date of this Agreement in order to bring Dock's business or the operations as currently conducted at the Property into compliance with such Environmental Laws.

         This opinion relates solely to the laws of the State of New Jersey and applicable Federal laws of the United States, and we express no opinion with respect tot he effect or applicability of laws of other jurisdictions.

         The opinions expressed herein are solely for your benefit in connection with the above transactions and may not be relied upon in any manner or for any purpose by any other person.


                                                     Sincerely,

                                                     /s/ Steven J. Picco

                                                     Steven J. Picco

SJP/amd

                    CONFIDENTIALITY STATEMENT, CLIENT, #B251

         Owner is willing to disclose to Client certain information which Owner considers confidential relating to Client's considering the acquisition of Owner.

         Such information (which may be in oral, written or physical form) may include technical information and/or information relating to Owner's financial or other business affairs, including information concerning the existence of Owner's interest in the above subject. Client agrees not to contact owners, employees or customers without prior written consent of owner.

         Owner wishes to safeguard such confidential information and to be assured that it will be maintained in confidence. Therefore, in consideration of Owner's disclosure of information, Client hereby agrees to the following terms:

         1. Confidential information shall not be disclosed to any third party (except Landec, who also has a Confidentiality Statement with owner) nor used or reproduced by Client for its sole benefit without the prior written consent of Owner. Information shall not be considered confidential per subject to this Agreement if it can be demonstrated:

             A. To have been rightfully in the possession of Client prior to the date of the disclosure of such information to Client by Owner;

             B. To have been in the public domain prior to the date of the disclosure of such information to Client by Owner;

             C. To have become part of the public domain by publication or by any other means except an unauthorized act of omission on the part of Client; or

             D. To have been supplied to Client without restriction by a third party who is under no obligation to Owner to maintain such information in confidence.

             The obligations imposed by this Paragraph 1 shall cease three (3) years from the date of this letter agreement.

         2. Client shall limit access to confidential information to those of its employees who have a need to know in order to effectuate this Agreement.

         3. Confidential information shall not be deemed to be generally available to the public or in Client' possession merely because it may be embraced by a more general disclosure, or merely because it may be derived form combinations of disclosures generally available to the public or in Client' possession.

         4. At any time, upon Owner's written request, Client shall return to Owner any and all written or physical embodiments (including all copies) of information disclosed to Client by Owner which is then in Client' possession.

         5. Information shall only be considered confidential and subject to this Agreement if it is disclosed:

             A.  In writing and marked "Confidential";

             B.  In physical form and labeled "Confidential";

             C. Orally and such information is reduced to writing and a copy of such writing marked "Confidential" is provided to Client within one (1) month from the date of oral disclosure.

         6. Neither this Agreement nor Owner's disclosure of confidential information shall be deemed by implication or otherwise to vest in Client any rights in any patents, trade secrets, know-how, or other property of Owners.



Accepted on this date:  9/23/96
                      ---------------------------------

Name of Client:   Landec Corporation


By:                    /s/ David Taft
                      ----------------------------------------
                           David Taft, Chief Operating Officer

Name of Owner:        /s/  A. Wayne Tamarelli
                      ----------------------------------------
                           Wayne Tamarelli
                           Owner of Dock Resins Corporation

                               LANDEC CORPORATION
                            CONFIDENTIALITY AGREEMENT

Recent discussions between Landec Corporation (hereafter referred to as "Landec") and Dock Resins Corporation (hereafter "Dock Resins") have indicated that Landec possesses proprietary information relating to its temperature sensitive polymer technology and applications thereof ("Landec Information").
Landec is willing to disclose to Dock Resins certain details regarding its information for the sole purpose of determining the desirability of entering into a business relationship with Dock Resins.

It is understood that Dock Resins is willing to receive and consider information (which may include samples) for the above stated purpose and that either party will be obligated to enter into any further agreement except as in its sole judgment shall be deemed to be desirable, and that no license or immunity is granted by this agreement by Landec to Dock Resins as to the Landec Information.

In consideration for Landec to disclose its information to Dock Resins whether orally, in writing, or by inspection, Dock Resins agrees that it will not, except to the extent authorized by Landec in writing, use such information for any purpose other than the evaluation and determination contemplated hereby. In addition, Dock Resins shall, for a period of five (5) years from the date of receipt of the information, treat the information so disclosed as confidential and will use best efforts to prevent the disclosure of such information to others (except to its employees who reasonably require the same for the purpose hereof and who are bound by a like obligation of confidentiality); provided, however, that the foregoing restrictions on use and disclosure shall not apply to any such information which:

     1. at the time of disclosure can be shown to be already known to Dock Resins as indicated by its prior written records;

     2. at the time of disclosure or subsequent thereto is generally available to the public other than by an act or omission on the part of the party charged with the non-disclosure obligation; or,

     3. subsequent to the disclosure shall be made available by a third party having the lawful right to do so.

Dock Resins further agrees that upon request by Landec, it will promptly return to Landec the original and all copies of the information furnished by Landec and destroy all notes and copies thereof.

This agreement outlines the complete understanding of the parties with respect to the information disclosed. This agreement may not be modified except in writing signed by both parties. This agreement shall be governed by the laws of the State of California. All proceedings to resolve disputes relating to this agreement shall be brought in the County of San Mateo, State of California.

LANDEC CORPORATION                          DOCK RESINS CORPORATION
3603 Haven Avenue                           1512 W. Elizabeth Avenue
Menlo Park, CA  94025                       Linden, NJ  07036

By:      /s/ David Taft                     By:      /s/  A. Wayne Tamarelli
        -----------------------------             -----------------------------
Title:       Chief Operating Officer        Title:        Chairman
        -----------------------------             -----------------------------
Date:        12/4/96                        Date:         12/4/96
        -----------------------------             -----------------------------

                                    EXHIBIT H

                             Insurance Requirements


        TYPE OF INSURANCE                                                LIMITS
======================================= ============================= ==========
General Liability                       General Aggregate             $2,000,000
                                        Products Com/PO AGG            2,000,000
                                        Personal & Adv Injury          1,000,000
                                        Each Occurrence                1,000,000
                                        Fire Damage (Any one fire)       100,000
                                        Med. Expense (Any one person)      5,000
--------------------------------------- ----------------------------- ----------
Automobile Liability                    Combined Single Limit          1,000,000
                                        Bodily Injury (per person)
                                        Bodily Injury (per accident)
                                        Property Damage
--------------------------------------- ----------------------------- ----------
                                                                       Statutory

Worker's Compensation and               Each Accident                    500,000
Employer's Liability                    Disease - Policy Limit         1,000,000
                                        Disease - Each Employee          400,000
--------------------------------------- ----------------------------- ----------
Excess Liability Umbrella Form          Each Occurrence                3,000,000
                                        Aggregate                      3,000,000
--------------------------------------- ----------------------------- ----------
Professional Liability                  Aggregate                      3,000,000
======================================= ============================= ==========

                                 PROMISSORY NOTE


$8,500,000.00                                                     April 18, 1997


         LANDEC CORPORATION, a California corporation (the "Maker"), for value received, hereby promises to pay A. WAYNE TAMARELLI (the "Holder"), the principal amount of EIGHT MILLION FIVE HUNDRED THOUSAND DOLLARS ($8,500,000.00), payable on January 2, 1998, in lawful money of the United States of America, in immediately available funds, together with accrued and unpaid interest thereon, at an interest rate equal to FIVE AND ONE/HALF PERCENT (5 1/2%) per annum.

         This Note is the "Note" referenced in, and is subject to and is entitled to the benefits of the Stock Purchase Agreement, bearing even date herewith, by and among the Maker, the Holder, and Dock Resins Corporation. Capitalized terms in this Note shall have the meanings ascribed in the said Stock Purchase Agreement.

         Interest on the unpaid principal amount hereof, at the rate described hereinabove, shall accrue from the date of this Note until the principal amount is paid in full.

         The principal amount, together with the accrued but unpaid interest thereon, at the rate set forth hereinabove, shall be paid in full on January 2, 1998 (the "maturity date"). The Maker shall not have a right to prepay this Note.

         The occurrence of either of the following shall constitute an "Event of Default" hereunder: Maker's failure to make payment of accrued but unpaid interest on the maturity date hereof; or Maker's failure to pay the principal amount on the maturity date hereof.

         Maker hereby waives presentment for payment, demand, protest, notice of protest, and of dishonor and nonpayment of this Note.

         The sole security for the payment of the principal amount hereof, together with accrued and unpaid interest thereon at the rate of interest stated above, is the Letter of Credit which the Maker has caused to be delivered to the Holder. Upon the occurrence of an Event of Default hereunder, Holder shall have the irrevocable right to draw under the Letter of Credit to pay the principal amount hereof and accrued interest thereon.

         If an Event of Default exists, the Holder may exercise any right, power or remedy permitted by law or as set forth herein or in the Letter of Credit, including, without limitation, the right to declare the entire unpaid principal amount hereof and all unpaid interest accrued hereon, to be, and such principal and interest shall thereupon become, forthwith due and payable.

         The waiver by Holder or failure to enforce any covenant or condition of this Note, or to declare any Event of Default thereunder or hereunder, shall not operate as a waiver of any subsequent Event of Default or affect the right of Holder to exercise any right or remedy not expressly waived in writing.

         Notwithstanding any provision contained in this Note, Maker's liability for payment of interest shall not exceed the limits imposed by applicable usury law. If any provision contained herein requires interest payments for any period in excess of the then legally permitted maximum rate, such provision shall automatically be deemed to require interest payments for such period at the then legally permitted maximum rate.

         Maker represents and warrants that the principal sum evidenced by this Note relates solely to the purpose of Maker's carrying on a business or commercial transaction and in no way represents a personal or consumer obligation of the Maker.

         The unenforceability or invalidity of any one or more of the provisions, clauses, sentences and/or paragraphs hereof shall not render any other provisions, clauses, sentences and/or paragraphs herein contained unenforceable or invalid.

         This obligation shall bind Maker and Maker's successors and assigns, and the benefit hereof shall inure to Holder and his estate, executors, heirs and beneficiaries.

         The parties intend that this Note shall be construed in accordance with and governed by the laws, including the conflict of law rules, of the State of California.

         This Note is not negotiable and is not transferable.

         TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE MAKER AND THE HOLDER HEREBY IRREVOCABLY WAIVE ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR THE STOCK PURCHASE AGREEMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.


                                            LANDEC CORPORATION

                                            /s/ Gary T. Steele
                                            ------------------------------------
                                            By: Gary T. Steele
                                            Title: President & CEO

                              ASSIGNMENT OF ACTION

         AGREEMENT, dated this 18th day of April, 1997, by and between Dock Resins Corporation, a New Jersey Corporation ("Assignor"), and A. Wayne Tamarelli, residing at 49 Wexford Way, Basking Ridge, New Jersey ("Assignee").

                                    RECITALS

         WHEREAS, Assignor filed a lawsuit on April 8, 1996 in the United States District Court for the District of New Jersey, Docket 96-1593 (JUB), encaptioned Dock Resins Corporation v. Reliance Insurance Corporation (the "Action").

         WHEREAS, pursuant to a section 6.2(a) of a certain Stock Purchase Agreement, between Assignor, Assignee, and Landec Corporation, dated April 18, 1997 (the "Stock Purchase Agreement"), Assignor has agreed to transfer to Assignee all rights in and obligations under the Action with respect to any property and business interruption losses sustained prior to the closing of the Stock Purchase Agreement.

         NOW, THEREFORE, in consideration of the promises herein, the parties agree as follows:
                                    AGREEMENT

         1. Assignor hereby assigns to Assignee all rights in and obligations under the Action with respect to any property and business interruption losses sustained prior to the closing of the Stock Purchase Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and the year as first written above.
                                            DOCK RESINS CORPORATION

                                            /s/ A. Wayne Tamarelli
                                            -------------------------------
                                            By:

                                            /s/ A. Wayne Tamarelli
                                            -------------------------------
                                            A. Wayne Tamarelli


The undersigned hereby consents and agrees to the foregoing assignment.

LANDEC CORPORATION


By: /s/ Gary T. Steele
   ----------------------------
Name:   Gary T. Steele
Title:  President